As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALERE INC.

See Table of Additional Registrants Below

(Exact name of registrant as specified in its charter)

Delaware	2835	04-3565120
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ron Zwanziger

Chairman, Chief Executive Officer and President

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

John D. Patterson, Jr., Esq. John D. Hancock, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000	Jay McNamara, Esq. Senior Counsel, Corporate & Finance Alere Inc. 51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.500% Senior Subordinated Notes due 2020	$425,000,000	100%	$425,000,000	$57,970
Guarantees of 6.500% Senior Subordinated Notes due 2020	(2)	(2)	(2)	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The direct and indirect wholly owned domestic subsidiaries of Alere Inc. listed in the table below are expected to guarantee the debt securities issued pursuant to this registration statement. The address, including zip code, and telephone number, including area code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, (781) 647-3900.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Alere Accountable Care Solutions, LLC	Delaware	45-4003108
Alere Health, LLC	Delaware	26-2564744
Alere Health Improvement Company	Delaware	22-3493126
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Home Monitoring, Inc.	Delaware	20-0391730
Alere Informatics, Inc.	Virginia	54-1708417
Alere International Holding Corp.	Delaware	20-0963463
Alere North America, LLC	Delaware	26-1444559
Alere of New York, Inc.	New York	58-1873062
Alere San Diego, Inc.	Delaware	33-0288606
Alere Scarborough, Inc.	Delaware	20-2507302
Alere Toxicology Services, Inc.	Louisiana	72-0846066
Alere US Holdings, LLC	Delaware	26-0349667
Alere Wellbeing, Inc.	Delaware	20-0231080
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
ATS Laboratories, Inc.	Delaware	45-3168051
Avee Laboratories, Inc.	Florida	26-3693303
Binax, Inc.	Delaware	36-4668096
Biosite Incorporated	Delaware	27-2104785
eScreen, Inc.	Delaware	95-4810460
First Check Diagnostics, LLC	Delaware	20-8329751
Global Analytical Development LLC	Florida	27-2047994
Innovacon, Inc.	Delaware	20-1100264
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Ionian Technologies, Inc.	Delaware	91-2089242
Laboratory Specialists of America, Inc.	Oklahoma	73-1451065
Pembrooke Occupational Health, Inc.	Virginia	54-1522061
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RTL Holdings, Inc.	Delaware	20-4371685
Screen Tox, Inc.	Florida	26-3247189
Selfcare Technology, Inc.	Delaware	04-3383533
Standing Stone, Inc.	Delaware	06-1575899
ZyCare, Inc.	North Carolina	56-1398496

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2013

Prospectus

ALERE INC.

OFFER TO EXCHANGE

ALL $425,000,000 AGGREGATE PRINCIPAL AMOUNT OF

UNREGISTERED 6.500% SENIOR SUBORDINATED NOTES DUE 2020

ISSUED ON MAY 24, 2013

FOR

UP TO $425,000,000 AGGREGATE PRINCIPAL AMOUNT OF

6.500% SENIOR SUBORDINATED NOTES DUE 2020

THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

This exchange offer and withdrawal rights will expire at 5:00 p.m.,

New York City time, on                     , 2013, unless extended.

We are offering to exchange any and all of our outstanding unregistered 6.500% Senior Subordinated Notes due 2020 that we issued on May 24, 2013, referred to in this prospectus as the old notes, for up to $425.0 million aggregate principal amount of our new 6.500% Senior Subordinated Notes due 2020 that have been registered under the Securities Act of 1933, which we refer to in this prospectus as the new notes and, collectively with the old notes, the 2013 senior subordinated notes. We issued the old notes in a transaction not requiring registration under the Securities Act. We are offering you new notes, with terms substantially identical to those of the old notes, in exchange for old notes in order to satisfy our obligations under a registration rights agreement into which we entered in connection with the offering and sale of the old notes.

Certain Material Terms of the Exchange Offer

•

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes.

•

The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, subject to certain exceptions, by all of our domestic subsidiaries that guarantee certain of our other indebtedness.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, which we refer to as the expiration time and the expiration date, respectively, unless extended by us.

•	Subject to the terms of this exchange offer, we will exchange all of the old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

•	If you do not properly tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

•	The exchange of old notes for new notes generally will not be a taxable event for U.S. federal income tax purposes.

•	We do not intend to list the new notes on any national securities exchange or seek approval for quotation through any automated trading system.

•	We will not receive any proceeds from this exchange offer.

•	All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act.

See the section entitled “Risk Factors” that begins on page 12 for a discussion of the risks that you should carefully consider before tendering your old notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, if requested by such a broker-dealer, for a period of 45 days, subject to extension under certain circumstances, after the date of effectiveness of the registration statement of which this prospectus forms a part (or such earlier date on which such broker-dealers no longer hold any old notes), we will make this prospectus, as amended and supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” The letter of transmittal delivered with this prospectus states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

We have not authorized any broker, dealer or other person to give any information other than that contained or incorporated by reference in this prospectus. You must not rely upon any information not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may add, update or change any information contained in this prospectus through a prospectus supplement or another document incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information,” before you make any investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to exchange old notes for new notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any actual exchange of old notes for new notes.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Alere Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement, as amended, or the exhibits and schedules filed with the registration statement. For further information with respect to us and the new notes offered hereby, please see the registration statement, as amended, and the exhibits and schedules filed with the registration statement. Each statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement, as amended, and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

This prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. You may request a copy of this information and the filings we mention above, at no cost, by writing or calling us at Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, telephone (781) 647-3900, Attention: Secretary.

To obtain timely delivery of any copies of filings requested, please write or call us no later than                     , 2013, five days prior to the expiration of the exchange offer.

ii

SUMMARY

This summary highlights the information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all the information that may be important to you or that you should consider before exchanging your old notes for new notes. You should carefully read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference in the prospectus and should consult with your own legal and tax advisors to understand fully the terms of the exchange offer and the new notes.

OUR COMPANY

General

Alere Inc. enables individuals to take greater control of their health at home, under the supervision of their healthcare providers, by combining near-patient diagnostics, health monitoring capabilities, and information technology solutions. A leading global provider of point-of-care diagnostics and services, we have developed a strong commercial presence in cardiology, infectious disease, toxicology, and diabetes. Our products and services help healthcare practitioners make earlier, more effective treatment decisions and improve outcomes for individuals living with chronic disease. Our portfolio also includes a broad array of health information solutions that increase access to critical health data, provide clinical decision support, and facilitate more comprehensive performance reporting and analysis. We believe that the integration of these solutions with our novel diagnostics and monitoring services positions us to enable customers to reduce the healthcare costs associated with managing chronic disease considerably, addressing what may be the greatest burden faced by most health systems around the world today.

Alere Inc. is a Delaware corporation. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900. Our website is www.alere.com. The information found on our website is not part of this prospectus.

Additional Information

For a more complete description of our business, you should refer to our annual report on Form 10-K for our fiscal year ended December 31, 2012 and to our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2013.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On May 24, 2013, we completed the private offering of $425.0 million aggregate principal amount of old notes. As part of that offering, we entered into a registration rights agreement with Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers of the old notes, in which we agreed, among other things, to deliver this prospectus to you and to conduct an exchange offer for the old notes. Below is a summary of the exchange offer.

Old Notes	6.500% Senior Subordinated Notes due 2020 that were issued on May 24, 2013.

New Notes	Up to $425.0 million aggregate principal amount of our 6.500% Senior Subordinated Notes due 2020. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes. After payment of the unpaid additional interest that has accrued on the old notes, if any, the additional interest provisions relating to the old notes will not apply. The new notes will be issued under and governed by the indenture dated as of May 12, 2009, between Alere Inc., as issuer, and U.S. Bank National Association as trustee, as supplemented by a sixteenth supplemental indenture dated as May 24, 2013, among Alere Inc., as issuer, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee, and as may be further supplemented from time to time, under which we issued the old notes, which we refer to in this prospectus as the indenture. The new notes and the old notes will be treated as a single class of notes under the indenture.

The Exchange Offer	We are offering to exchange our old notes for a like amount of new notes in minimum denominations of $2,000 and integral multiples of $1,000. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $425.0 million aggregate principal amount of old notes outstanding. We will issue new notes promptly after the expiration of the exchange offer.

Expiration Date and Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013 unless we extend the exchange offer. If for any reason, including an extension by us, the exchange offer is not consummated on or before February 18, 2014, we may be required to pay additional interest on the old notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer” for information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	The old notes were issued as global securities. Beneficial interests that are held by direct or indirect participants in The Depository Trust Company, or DTC, are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of old notes held in book-entry form and you wish to tender your old notes pursuant to the exchange offer, you must transmit to the exchange agent, before the expiration time either:

•	a written or facsimile copy of an executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

•

a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

The exchange agent must also receive before the expiration time a timely confirmation of the book-entry transfer of your old notes into the exchange agent’s account at DTC, in accordance with the procedures described for book-entry transfer in this prospectus under the heading “The Exchange Offer — Procedures for Tendering Old Notes.”

By tendering your old notes, you will represent to us in writing that, among other things:

•

you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any subsidiary guarantor of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you will receive the new notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, which we refer to as a participating broker-dealer, you will deliver a prospectus in connection with any resale of such new notes.

If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests in outstanding notes and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

If you are a beneficial owner who wishes to tender on the registered holder’s behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer but the required documentation cannot be completed by the expiration time or the procedures for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions on transfer of the old notes.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited after the exchange offer. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may be more difficult for you to sell or transfer your unexchanged old notes.

Furthermore, you will not generally be able to require us to register your old notes under the Securities Act and you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Broker-Dealers

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, if requested by such a broker-dealer prior to the expiration of the exchange offer, for a period ending upon the earlier of the 45th day after the date of effectiveness of the registration statement of which this prospectus forms a part or such earlier time as such broker-dealers no longer own any old notes, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” The letter of transmittal delivered with this prospectus states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Any broker-dealer who acquired old notes directly from us may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the old notes or the new notes.

Withdrawal Rights	You may withdraw your tender of old notes at any time before the expiration time. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under “The Exchange Offer — Exchange Agent” before the expiration time. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but that were not accepted for exchange or that you tendered and withdrew prior to the expiration time.

Interest Payments on the New Notes	The new notes will bear interest from the later of May 24, 2013 (the date on which the old notes were originally issued) or the most recent date through which interest has been paid on the old notes (if any). If your old notes are accepted for exchange, then you will receive interest on the new notes (including any accrued but unpaid additional interest on the old notes) and not on the old notes.

Registration Rights Agreement

In connection with the offering of the old notes, we and the guarantor subsidiaries and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers in the offering, entered into a registration rights agreement that granted the holders of the old notes issued in the offering certain exchange and registration rights. Specifically, in the registration rights agreement, we agreed to file, on or before October 21, 2013, the registration statement of which this prospectus forms a part with respect to a registered offer to exchange the old notes for the new notes. We also agreed to use our commercially reasonable efforts to have this registration statement declared effective by the SEC on or before January 19, 2014. We also agreed to use our commercially reasonable efforts to consummate the exchange offer on or before February 18, 2014. If we fail to fulfill any of these obligations under the registration rights agreement, additional interest will accrue on the old notes at a rate of 0.25% per annum for the first 90-day period immediately following failure to meet any of the deadlines listed above. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any of the deadlines listed above were not met to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all of the old notes otherwise become freely transferable by holders other than affiliates of us or any guarantor subsidiary without further registration under the Securities Act.

Tax Consequences	Your exchange of old notes for new notes will not be treated as a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Accounting Treatment	The new notes will be recorded at the same carrying value as the old notes, and we will not recognize any gain or loss from the exchange offer for accounting purposes. See “The Exchange Offer — Accounting Treatment.”

Acceptance of Old Notes and Delivery of New Notes	Subject to the conditions stated in “The Exchange Offer — Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered and not withdrawn in the exchange offer at or before the expiration time. The new notes issued pursuant to this exchange offer will be delivered promptly following the expiration time. See “The Exchange Offer — Procedures for Tendering Old Notes.”

Exchange Agent	We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: U.S. Bank National Association, 60 Livingston Ave., St. Paul, MN 55107, 651-466-7372. See “The Exchange Offer — Exchange Agent.”

Fees and Expenses	We will pay all expenses related to this exchange offer. See “The Exchange Offer — Fees and Expenses.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

Risk Factors

You should carefully consider all information in this prospectus and the documents incorporated by reference herein. In particular, you should evaluate the specific risk factors set forth in the section entitled “Risk Factors” in this prospectus for a discussion of risks relating to our business and an investment in the new notes.

SUMMARY OF TERMS OF THE NEW NOTES

The following summary describes the principal terms of the new notes. The following description is subject to important limitations and exceptions. The “Description of New Notes” section of this prospectus contains a more detailed description of the new notes than this summary section.

Issuer	Alere Inc., a Delaware corporation.

Notes Offered	Up to $425.0 million aggregate principal amount of our 6.500% Senior Subordinated Notes due 2020. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear different CUSIP and ISIN numbers than the old notes. After payment of the unpaid additional interest that has accrued on the old notes, if any, the additional interest provisions relating to the old notes will not apply. The new notes will be issued under and governed by the indenture dated as of May 12, 2009, between Alere Inc., as issuer, and U.S. Bank National Association, as trustee, as supplemented by a sixteenth supplemental indenture dated as of May 24, 2013, among Alere Inc., as issuer, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee, and as may be further supplemented from time to time, under which we issued the old notes, which we refer to in this prospectus as the indenture. The new notes and the old notes will be treated as a single class of notes under the indenture.

Maturity Date	June 15, 2020

Interest	6.500% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2013. Interest will accrue from the later of May 24, 2013 (the date on which the old notes were originally issued) or the most recent date through which interest has been paid on the old notes (if any).

Optional Redemption	We may, at our option, redeem the 2013 senior subordinated notes, in whole or part, at any time on or after June 15, 2016, at the redemption prices described in “Description of New Notes — Redemption — Optional Redemption” plus accrued and unpaid interest to (but excluding) the redemption date.

10% Redemption at 103%	At any time prior to May 24, 2015, we may redeem up to 10% of the aggregate principal amount of the 2013 senior subordinated notes in each twelve-month period at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the redemption date. See “Description of New Notes — Redemption — Optional Redemption Prior to May 24, 2015”.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) until June 15, 2016, we can choose to redeem up to 35% of the 2013 senior subordinated notes, including any “additional notes” that may be issued under the indenture, with money that we raise in certain equity offerings, so long as:

•	we pay 106.500% of the face amount of the applicable 2013 senior subordinated notes, plus accrued and unpaid interest to (but excluding) the redemption date;

•	we redeem the applicable 2013 senior subordinated notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the 2013 senior subordinated notes (including any “additional notes” that may be issued under the indenture) remains outstanding afterwards.

See “Description of New Notes — Redemption — Redemption with Proceeds from Equity Offerings.”

Make-Whole Redemption	Prior to June 15, 2016, we may redeem some or all of the 2013 senior subordinated notes by the payment of a make-whole premium described under “Description of New Notes — Redemption — Make-whole Redemption,” plus accrued and unpaid interest to (but excluding) the redemption date.

Change of Control	If a change of control occurs, subject to certain conditions, we must give holders of the 2013 senior subordinated notes an opportunity to sell the 2013 senior subordinated notes to us at a purchase price of 101% of the principal amount of the 2013 senior subordinated notes, plus accrued and unpaid interest to (but excluding) the date of the purchase. See “Description of New Notes — Change of Control.”

Guarantees	The payment of the principal, premium and interest on the 2013 senior subordinated notes is or will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by, subject to certain exceptions, all of our current and future domestic subsidiaries that guarantee certain other of our indebtedness. A guarantee may be released if we dispose of the guarantor subsidiary, if the guarantor subsidiary ceases to guarantee certain other indebtedness of ours or any of our other subsidiaries, or if it is designated as an unrestricted subsidiary. See “Description of New Notes — Guarantees of the Notes.”

Ranking	The new notes will be our general senior subordinated unsecured obligations and will be:

•

junior in right of payment to all of our existing and future senior indebtedness, including indebtedness arising under our secured credit facility and our 7.250% senior notes due 2018, which we refer to as our senior notes;

•

pari passu in right of payment with all of our existing and future senior subordinated indebtedness, including indebtedness arising under our old notes, our 8.625% senior subordinated notes due 2018 (which we refer to as our 8.625% senior subordinated notes) and our 3.00% convertible senior subordinated notes due 2016 (which we refer to as our 3% convertible senior subordinated notes);

•	senior in right of payment to all of our existing and future indebtedness that is, by its terms, subordinated in right of payment to the new notes

•	unconditionally guaranteed by the guarantor subsidiaries; see “Description of New Notes — Guarantees of the Notes;”

•

effectively subordinated to all of our existing and future secured indebtedness, including indebtedness arising under our secured credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each of our subsidiaries that do not guarantee the new notes.

See “Description of New Notes — Ranking of the Notes and the Guarantees.”

The guarantees will be general senior unsecured obligations of the guarantor subsidiaries and will be:

•

junior in right of payment to all existing and future senior indebtedness of the guarantor subsidiaries, including indebtedness arising under the guarantor subsidiaries’ guarantees of our secured credit facility and our senior notes;

•

pari passu in right of payment with all existing and future senior subordinated indebtedness of the guarantor subsidiaries, including indebtedness arising under the guarantor subsidiaries’ guarantees of our 8.625% senior subordinated notes;

•	senior in right of payment to all existing and future indebtedness of the guarantor subsidiaries that is, but its terms, subordinated in right of payment to the guarantees;

•

effectively subordinated to all existing and future secured indebtedness of the guarantor subsidiaries, including indebtedness arising under our secured credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each of our subsidiaries that do not guarantee the new notes.

See “Description of New Notes — Ranking of the Notes and the Guarantees.”

As of March 31, 2013, we had approximately $2.9 billion in aggregate principal amount of senior indebtedness outstanding and approximately $2.4 billion in aggregate principal amount of secured indebtedness outstanding, substantially all of which was outstanding under our secured credit facility.

Asset Sale Proceeds	If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, repay senior indebtedness or make an offer to purchase a principal amount of the 2013 senior subordinated notes (including any “additional notes” issued under the indenture) equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the 2013 senior subordinated notes will be 100% of their principal amount, plus accrued and unpaid interest. See “Description of New Notes — Certain Covenants — Limitations on Asset Sales.”

Certain Covenants	The indenture governing the 2013 senior subordinated notes contains covenants that limit our ability and our restricted subsidiaries’ ability to, among other things:

•	incur additional debt;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

•	make certain investments;

•	create liens on our assets;

•	transfer or sell assets;

•	engage in transactions with our affiliates;

•	create restrictions on the ability of our subsidiaries to pay dividends or make loans, asset transfers or other payments to us;

•	issue capital stock of our subsidiaries;

•	engage in any business, other than our existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the caption “Description of New Notes — Certain Covenants.”

Covenant Suspension	At any time that the 2013 senior subordinated notes are rated investment grade, and subject to certain conditions, certain covenants contained in the indenture will be suspended. See “Description of New Notes — Certain Covenants — Suspension of Covenants.”

Book-Entry Form	Initially, the new notes will be represented by one or more global notes in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Illiquid Market	There can be no assurance as to the development or liquidity of any market for the new notes. At the time of the private offering of the old notes, the initial purchasers of the old notes advised us that they intended to make a market for the old notes. However, they are not obligated to do so with respect to the new notes and may discontinue any such market-making activities at any time without notice.

Transfer Restrictions	The old notes have not been registered under the Securities Act or any state securities laws and are subject to restrictions on transfer. The new notes have been registered under the Securities Act and are not subject to those restrictions.

RISK FACTORS

You should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus before deciding to tender your outstanding old notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. This prospectus contains or incorporates statements that constitute forward-looking statements regarding, among other matters, our intentions, beliefs or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions, as further described in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to Tendering Old Notes for New Notes

There may be a limited or no trading market for the new notes, and you may not be able to sell them quickly or at the price that you paid.

The new notes are a new issue of securities and there is no established trading market for the new notes. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. At the time of the private offering of the old notes, the initial purchasers advised us that they intended to make a market for the old notes. However, the initial purchasers are not obligated to do so with respect to the new notes and may discontinue any such market-making activities at any time without notice. In addition, the liquidity of the trading market in the new notes, if any, and any market price quoted for the new notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the financial performance or prospects for companies in our industry generally. In addition, such market-making activities, if any, will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, there may be a limited or no active trading market for the new notes, which could negatively impact your ability to sell the new notes. In addition, if there is a limited or no active trading market for the new notes, the prices that you receive when you sell may not be favorable. Future trading prices of the new notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the old notes for the new notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

If you do not carefully follow the required procedures in order to exchange your old notes, you will continue to hold old notes subject to transfer restrictions, which will make it difficult for you to sell or otherwise transfer such old notes.

If the required procedures for the exchange of the old notes are not followed, you will continue to hold old notes, which are subject to transfer restrictions. The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of a properly completed and executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of old notes for exchange. Any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

In certain instances, failure of participants in the exchange offer to deliver a prospectus in connection with transfers of the new notes could result in liability under the Securities Act.

Based on no-action letters issued by the staff of the SEC, we believe that certain holders may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “The Exchange Offer,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Relating to Continued Ownership of Old Notes

If you do not exchange old notes for new notes, transfer restrictions will continue and trading of the old notes may be difficult, which could result in a decrease in the value of the old notes.

The old notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Old notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions on transfer. We do not expect to register the old notes under the Securities Act. You may not offer or sell the old notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable securities laws. These continued transfer restrictions may make it difficult for you to sell or otherwise transfer old notes. See “The Exchange Offer — Consequences of Failure to Exchange.”

The trading market for old notes could be limited, which could make it difficult for you to sell or otherwise transfer old notes and thereby result in a decrease in the value of the old notes.

There is a risk that an active trading market in the old notes will not exist, develop or be maintained following the consummation of the exchange offer. The trading market for old notes could become significantly more limited after the exchange offer as a result of the anticipated reduction in the amount of old notes outstanding upon consummation of the exchange offer. Therefore, if your old notes are not exchanged for new notes in the exchange offer, it may become more difficult for you to sell or otherwise transfer your old notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the old notes.

Risks Relating to Our Debt, Including the New Notes

Our business has substantial indebtedness.

We currently have, and will likely continue to have, a substantial amount of indebtedness. Our indebtedness could, among other things, make it more difficult for us to satisfy our debt obligations, require us to use a large portion of our cash flow from operations to repay and service our debt or otherwise create liquidity problems, limit our flexibility to adjust to market conditions, place us at a competitive disadvantage and expose us to interest rate fluctuations. As of March 31, 2013, we had total debt outstanding of approximately $3.8 billion, which included approximately $2.4 billion in aggregate principal amount of indebtedness outstanding under our secured credit facility, consisting of “A” term loans (including “Delayed Draw” term loans) in the aggregate principal amount of $866.9 million, “B” term loans in the aggregate principal amount of $911.1 million,

“Incremental B-1” term loans in the aggregate principal amount of $246.9 million, “Incremental B-2” term loans in the aggregate principal amount of $196.3 million and revolving credit loans in the aggregate principal amount of $192.5 million. Our secured credit facility has various final maturity dates occurring in 2016 and 2017, but if any of our existing 3% convertible senior subordinated notes remain outstanding as of November 15, 2015, our secured credit facility will mature on that date. At March 31, 2013, we also had $450.0 million in aggregate principal amount of indebtedness outstanding under the senior notes (which mature in 2018), approximately $400.0 million in aggregate principal amount of indebtedness outstanding under our 9.00% senior subordinated notes due 2016 (which we refer to as our 9% senior subordinated notes), $400.0 million in aggregate principal amount of indebtedness outstanding under our 8.625% senior subordinated notes (which mature in 2018), and $150.0 million in aggregate principal amount of indebtedness outstanding under our 3% convertible senior subordinated notes (which mature in 2016). The foregoing does not reflect our issuance on May 24, 2013 of $425.0 million in aggregate principal amount of our 2013 senior subordinated notes, which mature in 2020, or our repurchase on that date of $190.6 million in aggregate principal amount of our 9% senior subordinated notes, or our redemption on June 24, 2013 of all of our remaining 9% senior subordinated notes then outstanding at a redemption price equal to 104.5% of the principal amount of such 9% senior subordinated notes plus accrued and unpaid interest from May 15, 2013 to (but excluding) June 24, 2013.

We expect to obtain the money to pay our expenses and pay the principal and interest on our indebtedness, including the new notes, from cash flow from our operations and potentially from other debt or equity offerings. Accordingly, our ability to meet our obligations depends on our future performance and capital raising activities, which will be affected by financial, business, economic and other factors, many of which are beyond our control. If our cash flow and capital resources prove inadequate to allow us to pay the principal and interest on our debt, including the new notes, and meet our other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance our debt, including the new notes, which we may be unable to do on acceptable terms, and forego attractive business opportunities. In addition, the terms of our existing or future debt agreements may restrict us from pursuing any of these alternatives.

Despite our current indebtedness levels, we may incur substantially more indebtedness. This could further increase the risks associated with our leverage.

We may incur substantial additional indebtedness in the future. The agreements governing our indebtedness, including the credit agreement governing our secured credit facility and the indentures governing the senior notes, the 2013 senior subordinated notes, the 8.625% senior subordinated notes and the 3% convertible senior subordinated notes, permit us, subject to certain limitations, to incur additional indebtedness, which may be substantial. If new indebtedness is added to our current levels of indebtedness, the related risks that we now face could intensify.

The agreements governing our indebtedness subject us to various restrictions that may limit our ability to pursue business opportunities.

The agreements governing our indebtedness subject us to various restrictions on our ability to engage in certain activities, including, among other things, our ability to:

•	acquire other businesses or make investments;

•	raise additional capital;

•	incur additional debt or create liens on our assets;

•	pay dividends or make distributions or repurchase or redeem our stock or senior or subordinated debt;

•	prepay indebtedness; and

•	consolidate, merge or sell all or substantially all of our assets.

These restrictions may limit or restrict our cash flow and our ability to pursue business opportunities or strategies that we would otherwise consider to be in our best interests.

Our secured credit facility contains certain financial and other restrictive covenants that we may not satisfy, and that, if not satisfied, could result in the acceleration of the amounts due under our secured credit facility and the limitation of our ability to borrow additional funds in the future.

The agreements governing our secured credit facility subject us to various financial and other restrictive covenants with which we must comply on an ongoing or periodic basis. These include covenants pertaining to maximum consolidated secured leverage ratios, minimum consolidated interest coverage ratios and limits on capital expenditures. If we violate any of these covenants, we may suffer a material adverse effect. Most notably, our outstanding debt under our secured credit facility could become immediately due and payable, our lenders could proceed against any collateral securing such indebtedness, and our ability to borrow additional funds in the future could be limited or terminated. Alternatively, we could be forced to refinance or renegotiate the terms and conditions of our secured credit facility, including the interest rates, financial and restrictive covenants and security requirements of the secured credit facility, on terms that may be significantly less favorable to us.

A default under any of the agreements governing our indebtedness could result in a default and acceleration of indebtedness under other agreements.

The agreements governing our indebtedness contain cross-default provisions whereby a default under one agreement could result in a default and acceleration of our repayment obligations under other agreements. If a cross-default were to occur, we may not be able to pay our debts or borrow sufficient funds to refinance them. Even if new financing were available, it may not be available on acceptable terms. If some or all of our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected.

We may not be able to satisfy our debt obligations upon a change of control or fundamental change, which could limit our opportunity to enter into a change of control or fundamental change transaction.

If we undergo a change of control, as provided in our secured credit facility, the senior notes, the 8.625% senior subordinated notes or the 2013 senior subordinated notes, or a fundamental change or termination of trading, as provided in the 3% convertible senior subordinated notes, we may be required to repay or repurchase some or all of such indebtedness. We may not have sufficient financial resources to satisfy all of our repayment and repurchase obligations. Our failure to purchase notes as required under the senior notes, the 8.625% senior subordinated notes, the 2013 senior subordinated notes or the 3% convertible senior subordinated notes would constitute a default under the relevant indentures and under our secured credit facility and could have material adverse consequences for us and our stakeholders.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including a default under our secured credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our secured credit facility and the indentures governing the senior notes, the 2013 senior subordinated notes and the 8.625% senior subordinated notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may need to obtain waivers from the required lenders under our secured credit facility to avoid being in default. If we breach our covenants under our secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The new notes and the related guarantees are not secured by our assets or those of our guarantor subsidiaries.

The new notes and the related guarantees are our and our guarantor subsidiaries’ general unsecured obligations and are effectively subordinated in right of payment to all of our and our guarantor subsidiaries’ secured indebtedness and obligations, including secured obligations that are otherwise subordinated. Accordingly, our secured indebtedness and obligations, including secured obligations that are otherwise subordinated, would effectively be senior to the new notes to the extent of the value of the collateral securing that indebtedness.

As of March 31, 2013, we had approximately $2.4 billion in aggregate principal amount of secured indebtedness outstanding, substantially all of which was outstanding under our secured credit facility. Any additional borrowings pursuant to our existing or future credit facilities would also be secured indebtedness if incurred. Although the indenture governing the new notes contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be secured indebtedness. See “Description of New Notes — Certain Covenants — Limitations on Additional Indebtedness.”

Your right to receive payments on the new notes and the related guarantees is subordinated to our and our guarantor subsidiaries’ senior debt.

The indebtedness evidenced by the new notes and the related guarantees are our senior subordinated obligations and those of our guarantor subsidiaries. The payment of the principal of, premium on, if any, and interest on the new notes and the payment of the related subsidiary guarantees are each subordinate in right of payment, as set forth in the indenture governing the new notes, to the prior payment in full of all of our senior indebtedness and obligations or the senior indebtedness and obligations of our subsidiary guarantors, as the case may be, including our obligations under, and the guarantee obligations of our guarantor subsidiaries with respect to, our secured credit facility and our senior notes. Any future subsidiary guarantee of the notes will be similarly subordinated to the senior indebtedness and obligations of such guarantor subsidiary.

As of March 31, 2013, we had approximately $2.9 billion of senior debt outstanding, including approximately $2.4 billion in aggregate principal amount of indebtedness outstanding under our secured credit facility and $450.0 million in aggregate principal amount of indebtedness outstanding under our senior notes. Any additional borrowings pursuant to our existing or future credit facilities would also be senior indebtedness if incurred. Although the indenture governing the new notes contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be senior indebtedness. See “Description of New Notes — Certain Covenants — Limitations on Additional Indebtedness.”

Because the new notes are unsecured and because of the subordination provisions of the new notes, in the event of our bankruptcy, liquidation or dissolution, or that of any subsidiary guarantor, our assets and the assets of the subsidiary guarantors would be available to pay obligations under the new notes only after all payments had been made on our and the subsidiary guarantors’ senior indebtedness, including under our secured credit facility and our senior notes. We cannot assure you that, after all these payments have been made, sufficient assets will remain to make any payments on the new notes, including payments of interest when due. These subordination provisions may cause you to recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the new notes and the related guarantees will be prohibited in the event of a payment default on certain senior indebtedness as designated under the indenture governing the new notes, including our secured credit facility, and may be prohibited for up to 180 days in the event of non-payment defaults on certain of our senior indebtedness, including our secured credit facility. See “Description of New Notes — Ranking of the Notes and the Guarantees” and “Description of New Notes — Subordination of the New Notes.”

Your right to receive payment on the new notes will be structurally subordinated to the obligations of our non-guarantor subsidiaries.

Some of our existing and future domestic subsidiaries will guarantee our obligations under the new notes. However, our foreign subsidiaries and our other domestic subsidiaries will not be required by the indenture to guarantee the new notes. Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the new notes or the guarantees of the new notes or to provide us or the guarantor subsidiaries with funds for our payment obligations. Our cash flow and our ability to service our debt, including the new notes, depend in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. For the fiscal year ended December 31, 2012, our non-guarantor subsidiaries had net revenues of approximately $1.3 billion, or approximately 45% of our consolidated 2012 revenues, and operating income of approximately $14.2 million, or approximately 13% of our consolidated 2012 operating income. As of December 31, 2012, our non-guarantor subsidiaries had assets of approximately $3.1 billion, or approximately 43% of our consolidated assets. For the three months ended March 31, 2013, our non-guarantor subsidiaries had net revenues of approximately $345.2 million, or approximately 47% of our consolidated net revenues for that period, and operating income of approximately $10.5 million, or approximately 34% of our consolidated operating income for that period. As of March 31, 2013, our non-guarantor subsidiaries had assets of approximately $3.3 billion, or approximately 46% of our consolidated assets. The foregoing information for the year ended December 31, 2012, and as of and for the three months ended March 31, 2013, does not give pro forma effect to any acquisition we have made since such dates. Payments to us or a guarantor subsidiary by these non-guarantor subsidiaries will be contingent upon their earnings and their business considerations.

The new notes will be structurally subordinated to all current and future liabilities, including trade payables, of our subsidiaries that do not guarantee the new notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us or our guarantor subsidiaries. As of March 31, 2013, the non-guarantor subsidiaries had approximately $547.0 million of total indebtedness and other liabilities, including trade payables but excluding intercompany liabilities.

The lenders under our secured credit facility will have the discretion to release the guarantors under the secured credit facility in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the new notes.

While any obligations under our secured credit facility remain outstanding, any guarantee of the new notes may be released without action by, or consent of, any holder of the new notes or the trustee under the indenture governing the new notes if the relevant guarantor is no longer a guarantor of obligations under the secured credit facility or certain other indebtedness. See “Description of New Notes — Guarantees of the Notes.” The lenders under the secured credit facility or such other indebtedness will have the discretion to release the guarantees under the secured credit facility in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the new notes.

If we undergo a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the 2013 senior subordinated notes, which would violate the terms of the 2013 senior subordinated notes and could limit our opportunity to enter into a change of control or fundamental change transaction.

Upon the occurrence of a change of control, as defined in the indenture governing the 2013 senior subordinated notes, holders of the 2013 senior subordinated notes will have the right to require us to purchase all or any part of such holders’ notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase. The events that constitute a change of control under the indenture may also constitute:

•

a default under our secured credit facility, which prohibits the purchase of the 2013 senior subordinated notes by us in the event of certain changes of control, unless and until our indebtedness under our secured credit facility is repaid in full;

•

a change of control under the indentures governing our senior notes and our 8.625% senior subordinated notes, which would give the holders of the senior notes and the 8.625% senior subordinated notes the right to require us to purchase all or any part of such notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any to (but excluding) the date of purchase; and

•

a fundamental change under the indenture governing our 3% convertible senior subordinated notes, which would give the holders of the 3% convertible senior subordinated notes the right to require us to purchase all or any part of such notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase.

There can be no assurance that either we or our guarantor subsidiaries would have sufficient financial resources available to satisfy all of our or their obligations under the 2013 senior subordinated notes or the related guarantees, our secured credit facility, our senior notes, our 8.625% senior subordinated notes or our 3% convertible senior subordinated notes in the event of a change of control. Our failure to purchase the 2013 senior subordinated notes as required under the indenture governing the 2013 senior subordinated notes would result in a default under that indenture and under our secured credit facility and could result in a default under the indentures governing the senior notes, the 8.625% senior subordinated notes and the 3% convertible senior subordinated notes, each of which could have material adverse consequences for us and the holders of the notes. See “Description of New Notes — Change of Control.”

The trading prices of the new notes will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets.

The trading prices of the new notes in the secondary market will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the new notes or the trading market for the new notes, to the extent a trading market for the new notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. federal bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.

The new notes will be guaranteed by some of our domestic subsidiaries that are guarantors or borrowers under our secured credit facility. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or another similar case or lawsuit is commenced by or on behalf of our or a guarantor subsidiary’s unpaid creditors or another authorized party. Under these laws, if a court were to find that, at the time any guarantor subsidiary issued a guarantee of the new notes, either it issued the guarantee to delay, hinder or defraud present or future creditors, or it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee;

•	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business;

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or

•	it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied,

then the court could void the obligations under the guarantee, subordinate the guarantee of the new notes to other debt or take other action detrimental to holders of the new notes.

We cannot be sure as to the standard that a court would use to determine whether a guarantor subsidiary was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or that the guarantees would not be subordinated to other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor subsidiary, the obligations of the applicable guarantor subsidiary were incurred for less than fair consideration. A court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor subsidiary’s other debt or take other action detrimental to holders of the new notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor subsidiary. Sufficient funds to repay the new notes may not be available from other sources, including the remaining guarantor subsidiaries, if any. In addition, the court might direct you to repay any amounts that you already received from or are attributable to the guarantor subsidiary.

Each subsidiary guarantee contains a provision intended to limit the guarantor subsidiary’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Interest on the 2013 senior subordinated notes may not be deductible by us for United States federal income tax purposes.

The deductibility of interest is subject to many limitations under the Internal Revenue Code. We may not be able to deduct, in whole or in part, the interest on the 2013 senior subordinated notes. The availability of an interest deduction with respect to the interest on the 2013 senior subordinated notes was not determinative in our issuance of such notes.

Certain covenants contained in the indenture will not be applicable during any period in which the new notes are rated investment grade.

The indenture governing the new notes will provide that certain covenants will not apply to us during any period in which the new notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has otherwise occurred and is continuing under the indenture. The covenants that would be suspended include, among others, limitations on our and our restricted subsidiaries’ ability to pay dividends, incur additional indebtedness, sell certain assets and enter into certain other transactions. Any actions that we take while these covenants are not in force will be permitted even if the new notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated. There can be no assurance that the new notes will ever be rated investment grade, or that if they are rated investment grade, the new notes will maintain such ratings. See “Description of New Notes — Certain Covenants — Suspension of Covenants.”

Risks Relating to Our Business

We face intense competition and our failure to compete effectively may negatively affect sales of our products and services.

The markets in which we operate, including the markets for medical diagnostic products and health information solutions, are rapidly evolving, and developments are expected to continue at a rapid pace. Competition in these markets is intense and expected to increase as new products, services and technologies become available and new competitors enter the market. Our competitors in the United States and abroad are numerous and include, among others, diagnostic testing and medical products companies, universities and other research institutions, health information solutions providers, healthcare providers and health insurers. Many of our existing or potential competitors have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources than we do. Our sales and results of operations may be adversely affected by:

•	customers’ perceptions of the comparative quality of our competitors’ products or services;

•	our ability to manufacture, in a cost-effective way, sufficient quantities of our products to meet customer demand;

•	the ability of our competitors to develop products, services and technologies that are more effective than ours or that render ours obsolete;

•	our competitors’ ability to obtain patent protection or other intellectual property rights that would prevent us from offering competing products or services;

•	the ability of our competitors to obtain regulatory approval for the commercialization of products or services more rapidly or effectively than we do; and

•	competitive pricing by our competitors, particularly in emerging markets.

In addition, as markets for our novel products become saturated with competing products, such as for our meter-based Alere Triage BNP test, the growth rates of sales unit volume and average selling prices for those products may decline, which may adversely impact our product sales, gross margins and overall financial results. This may occur even if we are able to successfully introduce new products in these markets, and achieve market acceptance of those products, in a timely manner.

We face risks and uncertainties relating to the FDA warning letter and OIG subpoena.

On October 9, 2012, we received a warning letter from the FDA referencing inspectional observations set forth in an FDA Form 483 that we received in June 2012. The observations were the result of an inspection of our San Diego facility conducted earlier during 2012 relating to our Alere Triage products, which resulted in two recalls of certain Alere Triage products and revised release specifications for our Alere Triage meter-based products. On October 30, 2012, we responded to the warning letter and submitted evidence of our completion of most of the actions previously detailed in our July 2012 response to the FDA Form 483. Since then we have worked diligently in an effort to fully address each of the issues the FDA has identified, and we plan to continue to do so.

In May 2012, Alere San Diego, Inc. received a subpoena from the Office of Inspector General of the Department of Health and Human Services, or the OIG, seeking documents relating primarily to the quality control testing and performance characteristics of our Alere Triage cardiac marker devices and the Triage TOX Drug Screen manufactured at Alere San Diego. We are in the process of responding to the OIG subpoena and the investigation is ongoing.

We cannot assure you that the government will find our efforts to resolve the FDA warning letter or the investigation initiated by the OIG subpoena to be satisfactory. We may be unable to implement corrective actions within a timeframe or in a manner satisfactory to the FDA. Failure to do so can result in enforcement proceedings by the government, which may include potential civil or criminal fines and penalties, including disgorgement of amounts earned on any legally-adulterated products; injunctive relief, which could limit, modify or constrain our ability to manufacture, market and sell our products; and exclusion from participation in government healthcare programs, such as Medicare and Medicaid. We have received inquiries from regulatory authorities outside the United States regarding the Alere Triage recalls in the United States and, in at least one case, remedial or corrective action was required. We cannot predict whether other governments’ regulatory authorities will require additional remedial or corrective actions in the future. The investigation initiated by the OIG subpoena can result in civil or criminal fines or penalties, increased supervision of our business operations by the OIG, or exclusion from participation in government healthcare programs, such as Medicare and Medicaid. We are unable to predict when these matters will be resolved or what action, if any, the government will take in connection with these matters. The issues arising out of the FDA inspection and OIG subpoena may be expanded to cover other matters. We can also face product liability, third-party payer, shareholder, or other litigation. Any of these risks and uncertainties can adversely affect our revenues, results of operations, cash flows and financial condition.

Also, except for increases in manufacturing costs and decreased profitability for our Alere Triage products, we are unable to predict what impact these matters or ensuing proceedings, if any, will have on our results of operations, cash flows or financial condition. Our related efforts to improve our production and quality control processes in accordance with the revised release specifications for the Alere Triage meter-based products and to increase production to offset lower yields have increased our manufacturing costs, and we expect that our costs will continue to increase as we continue to implement the final release specifications or other similar changes to enhance our quality control processes that we or the FDA may deem necessary. Because our efforts to improve our manufacturing processes at our San Diego facility are ongoing and because we are continuing to seek to implement the remaining changes in accordance with the timelines set forth in our response to the FDA, we cannot predict the continuing impact of the final quality control release specifications on our manufacturing yields. We cannot guarantee that we will be able to manufacture all of the impacted products at cost-effective yield rates under the final release specifications, in which case, we may be required to, or we may opt to, cease production and sale of the impacted products. In any case, we expect that our ability to supply certain Alere Triage products will continue to be limited, which we expect to adversely affect revenues from sales of these products. We are unable to predict the scope or the duration of any product shortage. Our revenues and market share could continue to be adversely affected by customer decisions to switch to competing products due to product shortages or damage to our reputation resulting from these matters.

We may experience difficulties that delay or prevent our development, introduction or marketing of new or enhanced products or services.

Our success depends on our ability to effectively introduce new and competitive products and services. The development of new or enhanced products or services is a complex, costly and uncertain process and is becoming increasingly complex and uncertain in the United States. Furthermore, developing and manufacturing new products and services require us to anticipate customers’ and patients’ needs and emerging technology trends accurately. We may experience research and development, manufacturing, regulatory, marketing and other difficulties that could delay or prevent our introduction of new or enhanced products and services. The research and development process in the healthcare industry generally takes a significant amount of time from design stage to product launch. This process is conducted in various stages, and each stage presents the risk that we will not achieve our goals. We may have to abandon a product in which we have invested substantial resources. We cannot be certain that:

•	any of our products or services under development will prove to be safe and effective in clinical trials;

•	we will be able to obtain, in a timely manner or at all, necessary regulatory approvals;

•	the products and services we develop can be manufactured or provided at acceptable cost and with appropriate quality; or

•	these products and services, if and when approved, can be successfully marketed.

These factors, as well as manufacturing or distribution problems or other factors beyond our control, could delay the launch of new products or services. Any delay in the development, approval, production, marketing or distribution of a new product or service could materially and adversely affect our competitive position, our branding and our results of operations.

Our financial condition and results of operations may be adversely affected by international business risks.

We generate a significant percentage of our net revenue from outside the United States, and a significant number of our employees, including manufacturing, sales, support, and research and development personnel, are located in foreign countries, including Australia, Brazil, China, Germany, India, Israel, Japan, Norway, South Korea, and the United Kingdom. Conducting business outside the United States subjects us to numerous risks, including:

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lost revenues as a result of macroeconomic developments, such as the current European budgetary issues, debt crisis and related European financial restructuring efforts, which may cause European governments to reduce spending and cause the value of the Euro to deteriorate, thus reducing the purchasing power of European customers;

•	decreased liquidity resulting from longer accounts receivable collection cycles typical of foreign countries;

•	lower productivity resulting from difficulties we encounter in staffing and managing sales, support, and research and development operations across many countries;

•	lost revenues or unexpected expenses resulting from difficulties associated with enforcing agreements and collecting receivables through foreign legal systems;

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lost revenues or unexpected expenses resulting from disputes with third-party distributors of our products or from third parties claiming distribution rights to our products under foreign laws or legal systems;

•	lost revenues or unexpected expenses resulting from the imposition by foreign governments of trade barriers such as tariffs, quotas, preferential bidding, and import restrictions;

•	higher cost of sales resulting from import or export licensing requirements;

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lost revenues or other adverse effects resulting from acts of war, terrorism, theft or other lawless conduct or otherwise resulting from economic, social or political instability in or affecting foreign countries in which we sell our products or operate;

•	lost revenues or other adverse effects resulting from international sanctions regimes;

•	adverse effects resulting from changes in foreign regulatory or other laws affecting sales of our products or our foreign operations;

•	greater tax liability resulting from international tax laws, including U.S. taxes on foreign subsidiaries;

•	increased financial accounting and reporting burdens and complexities;

•	increased costs to comply with changes in legislative or regulatory requirements;

•	lost revenues or increased expenses resulting from the failure of laws to protect our intellectual property rights; and

•	lost revenues resulting from delays in obtaining import or export licenses, transportation difficulties and delays resulting from inadequate local infrastructure.

Our international operations subject us to varied and complex domestic, foreign and international laws and regulations. Compliance with these laws and regulations often involves significant costs or requires changes in our business practices that may reduce revenues and profitability. We could incur additional legal compliance costs associated with our global operations and could become subject to legal penalties if we do not comply with certain regulations. For example, we are subject to the United States Foreign Corrupt Practices Act which, among other restrictions, prohibits U.S. companies and their intermediaries from making payments to foreign officials for the purpose of obtaining or retaining business or otherwise obtaining favorable treatment, as well as anti-bribery and anti-corruption laws of other jurisdictions. In addition, our international activities are subject to compliance with United States economic and trade sanctions, which restrict or otherwise limit our ability to do business in certain designated countries. Our training and compliance program and our other internal control policies and procedures may not always protect us from acts committed by our employees or agents.

Because our business relies heavily on foreign operations and revenues, changes in foreign currency exchange rates and our need to convert currencies may negatively affect our financial condition and results of operations.

Our business relies heavily on our foreign operations. Six of our eight largest manufacturing operations are located in China, Japan, Norway, South Korea and the United Kingdom, and we also have manufacturing operations in Australia, Germany, India, Israel, South Africa and Spain. We have significant research and development operations in Germany and the United Kingdom, and we conduct additional research and development activities in China, Israel, Japan and South Korea. In addition, for the year ended December 31, 2012, approximately 39% of our net revenue was derived from sales outside the United States and for the three months ended March 31, 2013, approximately 38% of our net revenue was derived from sales outside the United States. Because of the scope of our foreign operations and foreign sales, we face significant exposure to movements in foreign currency exchange rates. Our primary exposures are related to the operations of our European and Asia Pacific subsidiaries and our manufacturing facilities in China, Japan and South Korea. These exposures may change over time as our business practices evolve and could result in increased costs or reduced revenue and could affect our actual cash flow. Changes in the relative values of currencies occur regularly and, in some instances, may have a significant impact on our operating results. We cannot predict with any certainty changes in foreign currency exchange rates or the degree to which we can cost-effectively mitigate these risks.

Healthcare reform legislation could adversely affect our revenue and financial condition.

The Patient Protection and Affordable Care Act of 2010 (as amended by the Health Care and Education Reconciliation Act of 2010), or the ACA, makes comprehensive reforms at the federal and state level affecting the coverage and payment for healthcare services in the United States. In particular, the ACA significantly alters Medicare Advantage reimbursements by setting the federal benchmark payment closer to the payments in the traditional fee-for-service Medicare program. This change could reduce our revenues from the Medicare Advantage plans for which we perform services, although the precise effect on any particular plan, much less the impact on us, is impossible to predict. Effective January 1, 2013, the ACA includes a 2.3% excise tax on the sale of certain medical devices, which will adversely affect our results of operations. Legislative provisions impose federal reporting requirements regarding payments or relationships between manufacturers of covered drugs, devices or biological or medical supplies, and physicians, among others.

The ACA requires that providers of health insurance plans maintain specified minimum medical loss ratios. We believe that the majority of our health information solutions would qualify as “quality improving activities”, but there have been no regulations specifically classifying our services in such a manner. If our health information solutions are not classified as “quality improving activities” under the ACA, health insurance providers will not be permitted to count expenditures on those services toward the calculation of their medical loss ratios, which may have a material adverse effect on demand for our health information solutions and the results of operations of our health information solutions business.

Additionally, revenues associated with our recently-acquired diabetes business will be impacted by the Durable Medical Equipment, Prosthetics, Orthotics and Supplies, or the DMEPOS, Competitive Bidding Program. Under this program, Medicare will no longer reimburse suppliers for certain products and services, including mail-order diabetes testing supplies, based on the Medicare fee schedule amount. Instead the Centers for Medicare and Medicaid Services, or CMS, will provide reimbursement for those products and services based on a competitive bidding process. Our Arriva business has been selected through the bidding process and offered a contract to have its products reimbursed by Medicare. However, the DMEPOS Competitive Bidding Program will require us to sell diabetes supplies subject to Medicare reimbursement at significantly lower prices, which will have a material adverse effect on the profitability of these products.

Legislative and regulatory bodies are likely to continue to pursue healthcare reform initiatives and may continue to reduce the funding of the Medicare and Medicaid programs, including Medicare Advantage, in an effort to reduce overall healthcare spending. The ultimate impact of all of the reforms in the ACA, and its impact on us, is impossible to predict. If all of the reforms in the legislation are implemented, or if other reforms in the United States or elsewhere are adopted, those reforms may have a material adverse effect on our financial condition and results of operations.

If the results of clinical studies required to gain regulatory approval to sell our products are not available when expected, or do not demonstrate the safety and effectiveness of those products, we may be unable to sell those products.

Before we can sell certain of our products, we must conduct clinical studies intended to demonstrate that those products are safe and effective and perform as expected. The results of these clinical studies are used to obtain regulatory approval from government authorities such as the FDA. Clinical studies are experiments involving human patients having the diseases or medical conditions that the product is trying to evaluate or diagnose. Conducting clinical studies is a complex, time-consuming and expensive process. In some cases, we may spend several years completing the necessary clinical studies.

If we fail to adequately manage our clinical studies, those clinical studies and corresponding regulatory approvals may be delayed or we may fail to gain approval for our products altogether. Even if we successfully manage our clinical studies, we may not obtain favorable results and may not obtain regulatory approval. If we are unable to market and sell our new products or are unable to obtain approvals in the timeframe needed to execute our product strategies, our business and results of operations would be materially and adversely affected.

If we are unable to obtain required clearances or approvals for the commercialization of our products in the United States, we would not be able to sell those products in the United States.

Our future performance depends on, among other matters, the timely receipt of necessary regulatory approvals for new products. Regulatory approval can be a lengthy, expensive and uncertain process. In addition, regulatory processes are subject to change, and new or changed regulations can result in increased costs and unanticipated delays.

In the United States, clearance or approval to commercially distribute new medical devices is received from the FDA through clearance of a Premarket Notification 510(k), or 510(k), or through a Premarket Approval, or PMA. The FDA may deny 510(k) clearance because, among other reasons, it determines that our product is not substantially equivalent to another U.S. legally marketed device. The FDA may deny a PMA because, among other reasons, it determines that our product is not sufficiently safe or effective. As part of the clearance or approval process, if we intend to sell certain diagnostic tests for home use or for use by laboratories holding a CLIA Certificate of Waiver, including most physician office laboratories, we must generally provide data, demonstrating to the FDA’s satisfaction, that the criteria for our tests are simple with a low risk of error. Failure to obtain FDA clearance or approval would preclude commercialization in the U.S. and failure to obtain or maintain CLIA-waived status for any product would preclude us from selling that product for home use or to CLIA-waived laboratories, which could materially and adversely affect our future results of operations.

Modifications or enhancements that could significantly affect safety or effectiveness, or that constitute a major change in the intended use of the device, require new 510(k) or PMA submissions. We have made modifications to some of our products since receipt of initial 510(k) clearance or PMA. With respect to several of these modifications, we filed new 510(k)s describing the modifications and received FDA 510(k) clearance. We have made other modifications to some of our products that we believe do not require the submission of new 510(k)s or PMAs. The FDA may not agree with any of our determinations not to submit a new 510(k) or PMA for any of these modifications made to our products. If the FDA requires us to submit a new 510(k) or PMA for any device modification, we may be prohibited from marketing the modified products until the new submission is cleared or approved by the FDA. As long as our San Diego facility remains subject to the FDA Warning Letter that we received in October 2012, that facility will be ineligible to receive PMA approvals. While no PMA submissions are currently pending for that facility and we do not plan any new submissions for that facility in 2013, if we are unable to resolve the Warning Letter in a timely manner, our ability to gain approval for new or enhanced products could be adversely impacted.

We are subject to regulatory approval requirements of the foreign countries in which we sell our products, and these requirements may prevent or delay us from marketing our products in those countries.

We are subject to the regulatory approval requirements for each foreign country in which we sell our products. The process for complying with these approval requirements can be lengthy and expensive. Any changes in foreign approval requirements and processes may cause us to incur additional costs or lengthen review times of our products. We may not be able to obtain foreign regulatory approvals on a timely basis, if at all, and any failure to do so may cause us to incur additional costs or prevent us from marketing our products in foreign countries, which may have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to substantial regulatory oversight and our failure to comply with applicable regulations may result in significant costs or, in certain circumstances, the suspension or withdrawal of previously obtained clearances or approvals.

Our businesses are extensively regulated by the FDA and other federal, state and foreign regulatory agencies. These regulations impact many aspects of our operations, including development, manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, physician interaction and record-keeping.

The FDA and foreign regulatory agencies may require post-market testing and surveillance to monitor the performance of approved products or may place conditions on any product approvals that could restrict the commercial applications of those products. The discovery of problems with a product may result in restrictions on the product, including withdrawal of the product from the market. In addition, in some cases we may sell products or provide services which are reliant on the use or commercial availability of products of third parties, including medical devices, equipment or pharmaceuticals, and regulatory restrictions placed upon any such third-party products could have a material adverse impact on the sales or commercial viability of our related products or services.

We are subject to routine inspection by the FDA and other agencies for compliance with the Quality System Regulation and Medical Device Reporting requirements in the United States and other applicable regulations worldwide. Our manufacturing facilities and those of our suppliers and distributors also are, or can be, subject to periodic regulatory inspections.

Under CLIA, some of our drug testing laboratories in the United States are required to be certified to meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections. Our laboratories that perform drug testing on employees of federal government contractors and some other entities are regulated by the United States SAMHSA, which has established detailed performance and quality standards that laboratories must meet in order to perform this work.

Portions of our health information solutions business are subject to unique licensing or permit requirements. For example, we may be required to obtain certification to participate in governmental payment programs, such as state or federal Medicaid/Medicare programs. We may need an operating license in some states, and some states have established Certificate of Need programs regulating the expansion of healthcare operations. In addition, we believe that some of the health improvement programs offered by our health information solutions are educational in nature, do not constitute the practice of medicine or provision of healthcare and, thus, do not require that we maintain federal or state licenses to provide these services. However, it is possible that federal or state laws regarding the provision of “virtual” or telephonic medicine could be revised or interpreted to include our services, or that other laws may be enacted which require licensure or otherwise relate to our health information solutions. In that event, we may incur significant costs to comply with such laws and regulations.

We are also subject to laws relating to matters such as privacy, safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances.

We may incur significant costs to comply with these laws and regulations. If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products or injunctions against our distribution of products, termination of our service agreements by our customers, disgorgement of money, operating restrictions and criminal prosecution. Changes in applicable laws, changes in the interpretation or application of such laws, or any failure to comply with existing or future laws, regulations or standards which could have a material adverse effect on our results of operations, financial condition, business and prospects. Moreover, new laws may be enacted, or regulatory agencies may impose new or enhanced standards, that would increase our costs, as well as expose us to risks associated with non-compliance.

We are subject to healthcare fraud and abuse regulations that could result in significant liability, require us to change our business practices and restrict our operations in the future.

We are subject to laws regulating fraud and abuse in the healthcare industry, including anti-kickback and false claims laws. The Federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. Many states have also adopted laws similar to the Anti-Kickback Statute. Some of these state prohibitions apply to the referral of patients for healthcare items or services reimbursed by any payer, not only the Medicare, Medicaid and Veterans Administration programs. These laws constrain the sales, marketing and other promotional activities of manufacturers of medical devices by limiting the kinds of financial arrangements, including sales programs, with hospitals, physicians, laboratories and other potential purchasers of medical devices and related services.

Other laws generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent, or are for items or services that were not provided as claimed. These laws may also be triggered by failure to return identified overpayments to a payer. Anti-kickback and false claims laws prescribe civil and/or criminal penalties for noncompliance that can be substantial including, in some instances, fines, imprisonment and, within the United States, exclusion from participation in government healthcare programs. Furthermore, since we are reimbursed directly by federal healthcare programs for certain goods and services and, given that many of our customers rely on reimbursement from Medicare, Medicaid and other governmental programs to cover a substantial portion of their expenditures, our exclusion from such programs as a result of a violation of these laws could have a material adverse effect on our business, results of operations, financial condition and cash flows. The interpretation and enforcement of these laws and regulations are uncertain and subject to rapid change.

Billing and payment for healthcare services are highly regulated, and the failure to comply with applicable laws and regulations can result in civil or criminal sanctions, including exclusion from federal and state healthcare programs.

A portion of our healthcare products and services are paid for by private and governmental third-party payers, such as Medicare and Medicaid. These third-party payers typically have different and complex billing and documentation requirements that we must satisfy in order to receive payment, and they carefully audit and monitor our compliance with these requirements. We must also comply with numerous other laws applicable to billing and payment for healthcare services, including privacy laws. Failure to comply with these requirements may result in non-payment, refunds, exclusion from government healthcare programs, and civil or criminal liabilities, any of which may have a material adverse effect on our revenues and earnings. In addition, failure by third-party payers to properly process our payment claims in a timely manner could delay our receipt of payment for our products and services, which may have a material adverse effect on our cash flows.

The market for health information solutions is rapidly and continually evolving, and any such changes may impact our health information solutions business.

The market for health information solutions is rapidly and continually evolving due to factors such as changes in federal and state regulations and cost reduction pressures. We cannot predict with certainty the future growth rate or the ultimate size of the market. Our failure to manage any changes in this market may adversely affect the revenues and results of operations of our health information solutions business. The success of our health information solutions business, including our health improvement programs, depends on a number of factors. These factors include:

•	our ability to differentiate our health information solutions from those of competitors;

•	the extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed-care offerings;

•	the effectiveness of our sales and marketing efforts with customers and their participants, employees or constituents;

•	our ability to devise new and additional products and services beneficial to health plans, employers and states and their respective participants, employees or constituents;

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our ability to obtain and retain all necessary licenses, permits and regulatory clearances and approvals related to our services and any products used as part of our services, and to deliver effective, reliable and safe services to our customers and their participants, employees or constituents;

•	our ability to achieve, measure and effectively communicate cost savings for our customers through the use of our services; and

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our ability to obtain, retain and renew contracts with customers and potential customers with favorable pricing as competition increases and to the extent that customers attempt to provide health information solutions themselves.

Increasing health insurance premiums and co-payments or high deductible health plans may cause individuals to forgo health insurance and avoid medical attention, either of which may reduce demand for our products and services.

Health insurance premiums, co-payments and deductibles have generally increased in recent years. These increases may cause individuals to forgo health insurance, as well as medical attention. This behavior may reduce demand for our point-of-care diagnostic products and also reduce the number of lives managed by our health information solutions, including our health improvement programs.

Continued high unemployment may negatively impact the collectability of uninsured accounts and patient due accounts and/or reduce total health plan populations.

Some of the contracts for our health information solutions provide reimbursement to us based on total relevant populations managed by health plans. If unemployment rates rise, our revenues under these contracts may be reduced as managed lives may decrease. One of the primary collection risks of our health information solutions business’ accounts receivable relates to uninsured patient accounts and patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable insurance policy, but patient responsibility amounts (deductibles and co-payments) remain outstanding. If unemployment rates rise, these uninsured and patient due accounts could increase as a percentage of the health information solutions business’ accounts receivable. Deterioration in the collectability of these accounts could adversely affect the health information solutions business’ collection of accounts receivable, cash flows and results of operations. These financial pressures could have an adverse impact on our business.

A portion of our health information solutions fees are contingent upon performance.

Some of our existing health information solutions agreements contain savings or other guarantees, which provide that our revenues, or a portion of them, are contingent upon projected cost savings or other quality performance measures related to our health information solutions programs. There is no guarantee that we will accurately forecast cost savings and clinical outcome improvements under our health information solutions agreements or meet the performance criteria necessary to recognize potential revenues under the agreements. Additionally, untimely, incomplete or inaccurate data from our customers, or flawed analysis of such data, could have a material adverse impact on our ability to recognize revenues.

If our costs of providing health information solutions increase, we may not be able to pass these cost increases on to our customers.

Many of our health information solutions are provided pursuant to long-term contracts that we may be unable to re-negotiate. If our costs increase, we may be unable to increase our prices, which would adversely affect our overall profit margin and net income.

Demands of third-party payers, cost reduction pressures among our customers and restrictive reimbursement practices may adversely affect our revenues.

Our ability to negotiate favorable contracts with non-governmental payers, including managed-care plans, significantly affects the revenues and operating results of our health information solutions business. Our customers continue to face cost reduction pressures that may cause them to curtail their use of, or reimbursement for, health information solutions, to negotiate reduced fees or other concessions or to delay payment. Furthermore, the increasing leverage of organized buying groups among non-governmental payers may reduce market prices for our products and services, thereby reducing our profitability. Reductions in price increases or the amounts received from current customers or lower pricing for our services to new customers could have a material adverse effect on the financial position, cash flows and results of operations of our health information solutions business.

In addition, the ability of our customers to obtain appropriate reimbursement for products and services from third-party payers is critical to the success of our business because it affects which products customers purchase and the prices they are willing to pay. If we develop a new product but the product is not approved for reimbursement by private and governmental third-party payers, the product may not be successful. Domestic and foreign healthcare reforms may further reduce reimbursement levels and adversely affect demand for and profitability of our products and services. These reforms, along with other cost-containment initiatives, could have a material adverse effect on our business, results of operations and financing condition.

Future reductions in state spending on preventative care programs could reduce our net revenues, net income and cash flows.

Due to budgetary shortfalls, many states are considering, or have enacted, cuts to existing preventative care programs. These cuts have included, or may include, elimination or reduction of coverage for some or all of our preventative care programs. For example, in 2012, nearly half of Alere Wellbeing’s state clients partially, or substantially, reduced their funding of smoking cessation programs we provided. During 2012, approximately 62% of the net revenue of our Alere Wellbeing business was derived from sales to state governments. Continued state budgetary pressures could lead to further reductions in funding for our services which, in turn, could have a material adverse effect on our financial position and operating results.

In addition, some states may reduce current spending on preventative care programs in order to conserve funds for use in anticipated future programs, which may or may not occur. For example, the Centers for Disease Control and Prevention, or CDC, conducted a successful anti-smoking campaign in 2012. The CDC has announced that it is planning to implement another such campaign in 2013. We believe that, in anticipation of that campaign, many states are reducing spending on tobacco cessation programs so that they will have funds available to spend in conjunction with the CDC’s expected campaign. If the CDC cancels, delays or substantially modifies its 2013 campaign, if states do not spend the expected funds in conjunction with that campaign, or if tobacco users are reluctant to respond to the campaign, funding for our services could be negatively impacted, which could have a material adverse effect on our financial position and operating results.

Our data management and information technology systems are critical to maintaining and growing our business.

Our business, particularly our health information solutions business, is dependent on the effective use of information technology and, consequently, technology failure or obsolescence may negatively impact our business. In addition, data acquisition, data quality control, data privacy, data security and data analysis, which are a cornerstone of our health information solutions programs, are intense and complex processes subject to error. Untimely, incomplete or inaccurate data, flawed analysis of data or our inability to properly integrate, implement, protect and update systems could have a material adverse impact on our business and results of operations. In particular, we are relying on our integrated care management system, our health information exchange and our clinical decision-support software to provide the framework and supporting infrastructure for significantly enhanced future health information solutions programs and to provide a competitive advantage. These systems and software are relatively new and may not provide these expected benefits or meet our needs or the needs of our customers or program participants.

We expect that we will need to continue to improve and further integrate our information technology systems on an ongoing basis in order to effectively run our business. If we fail to successfully manage our information technology systems, our business and operating results could be adversely affected.

Our ability to protect our information systems and electronic transmissions of sensitive data from data corruption, cyber-based attacks, security breaches or privacy violations is critical to the success of our business.

We are highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store electronic information, including personal information of our customers.

Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, a security breach or privacy violation that leads to disclosure of consumer information (including personally identifiable information or protected health information) could harm our reputation, compel us to comply with disparate state breach notification laws and otherwise subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, or we may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive consumer data.

In addition, the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, this could result in government-imposed fines or orders requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Poor economic conditions may negatively impact our toxicology business.

The high rates of unemployment currently affecting the United States and other countries negatively impact the demand for pre-employment drug testing. Additionally, reduced government funding for drug screening programs negatively impacts the market for our toxicology tests. Finally, a portion of our domestic laboratory testing services is reimbursed by Medicare and private payers and is subject to continued downward price pressure. If any, or all, of these trends continue or accelerate, they may have a material adverse impact on the results of our toxicology business operations.

If we deliver products with defects, we may be subject to product recalls or negative publicity, our credibility may be harmed, market acceptance of our products may decrease and we may be exposed to liability.

The manufacturing and marketing of professional and consumer diagnostics involve an inherent risk of product liability claims. For example, a defect in one of our diagnostic products could lead to a false positive or false negative result, affecting the eventual diagnosis. Our product development and production are extremely complex and could expose our products to defects. Manufacturing and design defects could lead to recalls (either voluntary or required by the FDA or other government authorities) and could result in the removal of a product from the market. Defects in our products could also harm our reputation, lead to negative publicity and decrease sales of our products.

In addition, our marketing of monitoring services may cause us to be subjected to various product liability or other claims, including, among others, claims that inaccurate monitoring results lead to injury or death, or, in the case of our toxicology monitoring services, the imposition of criminal sanctions. Any product liability or other claim brought against us, regardless of merit, could be costly to defend and could result in an increase to our insurance premiums. If we are held liable for a claim, that claim could materially damage our business and financial condition.

We may experience manufacturing problems or delays due to, among other reasons, our volume and specialized processes, which could result in decreased revenue or increased costs.

The global supply of our products depends on the uninterrupted efficient operation of our manufacturing facilities. Many of our manufacturing processes are complex and involve sensitive scientific processes, including unique and often proprietary antibodies which cannot be replicated or acquired through alternative sources without undue delay or expense. Other processes present difficult technical challenges to obtain the manufacturing yields necessary to operate profitably. In addition, our manufacturing processes may require complex and specialized equipment which can be expensive to repair or replace with required lead times of up to a year.

The manufacturing of certain of our products is concentrated in one or more of our plants, with limited alternate facilities. Any event that negatively impacts our manufacturing facilities, our manufacturing systems or equipment, or our contract manufacturers or suppliers could delay or suspend shipments of products or the release of new products or could result in the delivery of inferior products. Our revenues from the affected products would decline and we could incur losses until such time as we or our contract manufacturers are able to restore our or their production processes or we are able to put in place alternative contract manufacturers or suppliers.

We rely on suppliers for raw materials and other products and services, and fluctuations in the availability and price of such products and services may adversely affect our business or results of operations.

We rely on numerous third parties to supply raw materials and other components for our manufacturing processes. In some cases, these raw materials and components are available only from a sole supplier. We also rely on a number of significant third-party manufacturers to produce some of our professional diagnostics products. Stringent requirements of the FDA and other regulatory authorities regarding the manufacture of our products may prevent us from quickly establishing additional or replacement sources for the raw materials, components or manufacturing services that we use or from doing so without excessive cost. As a result, a reduction or interruption in supply or an inability to secure alternative sources of raw materials, components or manufacturing services could have a material adverse effect on our business, result of operations, financial condition and cash flows.

Compliance with the SEC’s new conflict minerals rules will increase our costs and adversely affect our results of operations.

We are subject to the SEC’s new disclosure requirements for public companies that manufacture, or contract to manufacture, products for which certain minerals and their derivatives, namely tin, tantalum, tungsten and gold, known as “conflict minerals,” are necessary to the functionality or production of those products. These regulations will require us to determine which of our products contain conflict minerals and, if so, to perform an extensive inquiry into our supply chain, in an effort to determine whether or not such conflict minerals originate from the Democratic Republic of Congo, or DRC, or an adjoining country. We expect to incur additional costs to comply with these disclosure requirements, including costs related to determining the source of any of the relevant minerals used in our products, which will adversely affect our results of operations. Because our supply chain is complex, the due diligence procedures that we implement may not enable us to ascertain the origins of any conflict minerals that we use or determine that these minerals did not originate from the DRC or an adjoining country, which may harm our reputation. We may also face difficulties in satisfying customers who may require that our products be certified as DRC conflict-free, which could harm our relationships with these customers and lead to a loss of revenue. These new requirements could also have the effect of limiting the pool of suppliers from which we source these minerals, and we may be unable to obtain conflict-free minerals at competitive prices, which could increase our costs and adversely affect our manufacturing operations and our profitability.

We could suffer monetary damages, incur substantial costs or be prevented from using technologies important to our products as a result of pending legal proceedings.

We are involved in various legal proceedings arising out of our business. Because of the nature of our business, we may be subject at any particular time to commercial disputes, product liability claims, negligence claims or various other lawsuits arising in the ordinary course of our business, including infringement and other licensing and intellectual property claims, distributor disputes, employment matters or investor matters. The lawsuits we face generally seek damages, sometimes in substantial amounts, for commercial or personal injuries allegedly suffered and can include claims for punitive or other special damages. An adverse ruling or rulings in one or more such lawsuits could, individually or in the aggregate, substantially harm our sales, operations or financial performance.

The rights we rely upon to protect the intellectual property underlying our products may not be adequate to prevent third parties from using our technology, which would reduce a competitive advantage provided by our proprietary technology.

Our success depends in part on our ability to develop or acquire commercially valuable intellectual property rights and to enforce those rights. The degree of present and future protection for our intellectual property is uncertain and may change. The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•	pending patent applications we have filed, or to which we have exclusive rights, may not result in issued patents or may take longer than we expect to result in issued patents;

•	patents licensed or issued to us or our customers may not provide a competitive advantage;

•	other parties may challenge patents or patent applications licensed or issued to us or our customers;

•	other companies may design around technologies we have patented, licensed or developed; and

•

all patents have a limited life, meaning at some point valuable patents will expire and we will lose the competitive advantage they provide. For example, certain patents related to our lateral flow technology expire in 2014 and 2015.

In addition to patents, we rely on a combination of trade secrets, non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. If these measures do not protect our rights, third parties could access our technology and our competitive advantage in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may decide not to file for patent, copyright or trademark protection or prosecute potential infringements of our patents. Our trade secrets may also become known through other means not currently foreseen by us. Despite our efforts to protect our intellectual property, our competitors or customers may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing any of our intellectual property rights, or design around our proprietary technologies.

Claims by others that our products infringe their proprietary rights could adversely affect our ability to sell our products and services and could increase our costs.

Substantial litigation over intellectual property rights exists in the professional and consumer diagnostics industries and in the health information solutions marketplace. We expect that our products and services could be increasingly subject to third-party infringement claims as the number and functionality of our products grow and as we enter new and different industries and markets. Third parties may have or obtain patents which our products and services or technology may actually or allegedly infringe. Any of these third parties might assert infringement claims against us. Any litigation could result in the expenditure of significant financial resources and the diversion of management’s time and resources. In addition, litigation in which we are accused of infringement may result in negative publicity, have an impact on prospective customers, cause product delays, or require us to develop alternative technologies, make substantial payments to third parties or enter into royalty or license agreements, which may not be available on acceptable terms, or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license rights to the infringed or similar technology on a timely and cost-effective basis, we may be forced to stop selling current products or abandon new products under development and we could be exposed to legal actions by our customers.

We may need to initiate lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would reduce our ability to compete.

In order to protect or enforce our patent and other intellectual property rights, we may initiate litigation or other proceedings against, or enter into negotiations or settlement discussions with, third parties. Litigation may be necessary to:

•	assert claims of infringement;

•	enforce licensing terms and conditions;

•	protect our trade secrets or know-how; or

•	determine the enforceability, scope and validity of the proprietary rights of ourselves or others.

We have initiated a number of lawsuits against competitors whom we believe to be selling products that infringe our proprietary rights. These lawsuits and any other lawsuits that we initiate in the future could be expensive, take significant time and divert management’s attention from other business concerns. Litigation can also put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert claims against us.

Intellectual property law relating to the fields in which we operate is still evolving and, consequently, patent and other intellectual property positions in our industry are subject to change and often uncertain. We may not prevail in any of these suits or other efforts to protect our technology, and the damages or other remedies awarded, if any, may not be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, the trading prices of our securities may decline.

Our future business prospects may be limited if our acquisition strategy is not successful.

As part of our business strategy, we seek to acquire or invest in businesses that offer products, services or technologies complementary to ours. If we are unable to identify and consummate acquisition opportunities, we may not achieve our growth targets. We may lose acquisition opportunities to competitors who offer a higher purchase price or who reach agreement with the target company earlier than we do. We may fail to complete acquisitions for many reasons, including failure to obtain antitrust or other regulatory clearances, failure to obtain requisite shareholder approval and failure to obtain necessary financing, and we may incur significant expenses, including potentially the expense of litigation, pursuing acquisitions, whether or not consummated.

Our business could be materially and adversely affected as a result of the risks associated with our acquisition strategy.

Since our inception, we have acquired numerous businesses, including Axis-Shield in 2011 and eScreen in 2012. The ultimate success of our acquisitions depends, in part, on our ability to realize the anticipated synergies, cost savings and growth opportunities from integrating newly-acquired businesses or assets into our existing businesses. However, the acquisition and successful integration of independent businesses or assets is a complex, costly and time-consuming process, and the benefits we realize may not exceed the costs of the acquisition. The risk and difficulties associated with acquiring and integrating companies and other assets include, among others:

•	the impact of the acquisition on our financial and strategic position and reputation;

•	consolidating manufacturing, research and development operations and health information or other technology platforms, where appropriate;

•	integrating newly-acquired businesses or product lines into a uniform financial reporting system;

•	coordinating sales, distribution and marketing functions and strategies, including the integration of our current health information solutions products and services;

•

establishing or expanding manufacturing, sales, distribution and marketing functions in order to accommodate newly-acquired businesses or product lines or rationalizing these functions to take advantage of synergies;

•	preserving the important licensing, research and development, manufacturing and supply, distribution, marketing, customer and other relationships of acquired businesses;

•	minimizing the diversion of management’s attention from ongoing business concerns;

•	the potential loss of key employees of the acquired business;

•	coordinating geographically separate operations; and

•	regulatory and legal issues relating to the integration of legacy and newly-acquired businesses.

These factors could have a material adverse effect on our business, results of operations or financial condition, and managing multiple acquisitions or investments at the same time could exacerbate these risks. To the extent that we issue equity securities in connection with any acquisition or investment, existing shareholders may experience dilution. Additionally, regardless of the form of consideration we pay, acquisitions and investments could negatively impact our net income and earnings per share.

If goodwill or other intangible assets that we have recorded in connection with our acquisitions of other businesses become impaired, we could have to take significant charges against earnings.

As a result of our acquisitions, we have recorded, and may continue to record, a significant amount of goodwill and other intangible assets. Under current accounting guidelines, we must assess, at least annually and potentially more frequently, whether the value of goodwill and other intangible assets has been impaired. For example, during the fourth quarters of 2011 and 2010, we determined that our goodwill related to our health information solutions business was impaired, resulting in non-cash impairment charges in the amount of approximately $383.6 million and $1.0 billion, respectively. Any further reduction or impairment of the value of goodwill or other intangible assets will result in additional charges against earnings, which could materially reduce our reported results of operations in future periods.

We do not have complete control over the operations of SPD, our 50/50 joint venture with P&G.

Because SPD is a 50/50 joint venture, we do not have complete control over its operations, including business decisions, which may impact SPD’s profitability.

Additionally, certain subsidiaries of P&G have the right, at any time upon certain material breaches by us or our subsidiaries of our obligations under the joint venture documents, to acquire all of our interest in SPD at fair market value less any applicable damages.

Our operating results may fluctuate for various reasons and, as a result, period-to-period comparisons of our results of operations will not necessarily be meaningful.

Many factors relating to our business, such as those described elsewhere in this section, make our future operating results uncertain and may cause them to fluctuate from period to period. Because our revenue and operating results are difficult to predict, we believe that period-to-period comparisons of our results of operations are not a good indicator of our future performance. If revenue declines in a quarter, our results of operations will be harmed because many of our expenses are relatively fixed. In particular, research and development, sales and marketing and general and administrative expenses are not significantly affected by variations in revenue. If our quarterly operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly.

Our effective tax rate may fluctuate, and we may incur obligations in tax jurisdictions in excess of amounts that have been accrued.

We are subject to income taxes in both the United States and various foreign jurisdictions, and we may take certain income tax positions on our tax returns that tax authorities may disagree with. We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions. However, the calculation of our tax liabilities involves the application of complex tax regulations to our global operations in many jurisdictions. Therefore, a dispute with a tax authority may result in a payment that is materially different from our current estimate of the tax liabilities associated with our returns.

Changes in tax laws or tax rulings could materially impact our effective tax rate. There are several proposals to reform U.S. tax rules being considered by U.S. law makers, including proposals that may reduce or eliminate the deferral of U.S. income tax on our unrepatriated earnings, potentially requiring those earnings to be taxed at the U.S. federal income tax rate, reduce or eliminate our ability to claim foreign tax credits, and eliminate various tax deductions until foreign earnings are repatriated to the U.S. Our future reported financial results may be adversely affected by tax rule changes which restrict or eliminate our ability to claim foreign tax credits or deduct expenses attributable to foreign earnings, or otherwise affect the treatment of our unrepatriated earnings.

We may incur losses in excess of our insurance coverage.

Our insurance coverage includes product liability, property, healthcare professional and business interruption policies. Our insurance coverage contains policy limits, specifications and exclusions. We believe that our insurance coverage is consistent with general practices within our industry. Nonetheless, we may incur losses of a type for which we are not covered by insurance or which exceed the limits of liability of our insurance policies. In that event, we could experience a significant loss which could have a material negative impact on our financial condition.

Our future success depends on our ability to recruit and retain key personnel.

Our future success depends on our continued ability to attract, hire and retain highly qualified personnel, including our executive officers and scientific, technical, sales and marketing employees, and their ability to manage growth successfully. Experienced personnel in our industry are in high demand and competition for their talents is intense. If we are unable to attract and retain key personnel, our business may be harmed. In addition, the loss of any of our key personnel, particularly key research and development personnel, could harm our business and prospects and could impede the achievement of our research and development, operation or strategic objectives.

The terms of the Series B Preferred Stock may limit our ability to raise additional capital through subsequent issuances of preferred stock.

For so long as any shares of Series B Preferred Stock remain outstanding, we are not permitted, without the affirmative vote or written consent of the holders of at least two-thirds of the Series B Preferred Stock then outstanding, to authorize or designate any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series B Preferred Stock. This restriction could limit our ability to plan for or react to market conditions or meet extraordinary capital needs, which could have a material adverse impact on our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are unable to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus. These differences may be the result of various factors, including the factors identified in the section entitled “Risk Factors” in this prospectus, the factors identified in the sections entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and other factors identified from time to time in our periodic filings with the SEC. Some important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:

•

our inability to predict the effects of the recent national and worldwide financial and economic crisis, including disruptions in the capital and credit markets, and recent and potential legislative and regulatory responses to the crisis, including the Dodd-Frank Act;

•

our inability to accurately predict the impact of the Patient Protection and Affordable Care Act of 2010 (as amended by the Health Care and Education Reconciliation Act of 2010), and other healthcare or health insurance reform initiatives which may be implemented in the United States and in other countries;

•	economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•	the effects of the disruptions in the capital and credit markets, either in the United States or in other countries, and potential legislative and regulatory responses to such disruptions;

•	competitive factors, including technological advances achieved and patents obtained by competitors and general competition;

•

domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment, and laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•

laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and environmental protection;

•

manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•

difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad and the possibility of encountering infringement claims with respect to patent or other intellectual property rights, which can preclude or delay commercialization of a product;

•	significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims;

•	product efficacy or safety concerns resulting in product recalls or declining sales;

•	the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•	our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•	our ability to effectively manage the integration of our acquisitions into our operations;

•	our ability to obtain required financing on terms that are acceptable to us; and

•

the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC or the impact of any pending unresolved SEC comments.

The foregoing list provides many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statement. Readers should not place undue reliance on our forward-looking statements. Before you invest in the new notes, you should be aware that the occurrence of the events described above and elsewhere in this prospectus could seriously harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statement as a result of future events or developments.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The following tables provide our selected consolidated financial data as of the dates and for the periods shown. Our selected consolidated statement of operations data for the years ended December 31, 2010, 2011 and 2012 and our selected consolidated balance sheet data as of December 31, 2011 and 2012 have been derived from our consolidated financial statements incorporated by reference in this prospectus, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as indicated in their report attached thereto. Our selected consolidated balance sheet data as of December 31, 2010 have been derived from our consolidated financial statements not incorporated by reference in this prospectus, which have been audited by PricewaterhouseCoopers LLP. Our selected consolidated statement of operations data for the years ended December 31, 2008 and 2009 and our selected consolidated balance sheet data as of December 31, 2008 and 2009 are derived from our consolidated financial statements not incorporated by reference in this prospectus, which have been audited by BDO USA, LLP, our former independent registered public accounting firm. Our selected consolidated financial data presented below as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 have been prepared on the same basis as our audited consolidated financial statements, are derived from our unaudited consolidated financial statements incorporated by reference herein and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation thereof. Interim results are not necessarily indicative of our results for the entire year or any future period.

The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our audited and unaudited consolidated financial statements, including the related notes thereto, incorporated by reference herein, or, in the case of our selected consolidated statement of operations data for the years ended December 31, 2008 and 2009 and our selected consolidated balance sheet data as of December 31, 2008, 2009 and 2010, not incorporated by reference herein but included in our annual reports on Form 10-K for such periods and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the periods incorporated by reference herein, or, in the case of the years ended December 31, 2008 and 2009, not incorporated by reference herein but included in our annual reports on Form 10-K for such periods.

On January 15, 2010, we completed the sale of our vitamins and nutritional supplements business. The sale included our entire private label and branded nutritionals businesses and represents the complete divestiture of our entire vitamins and nutritional supplements business segment. The results of the vitamins and nutritional supplements business are included in income (loss) from discontinued operations, net of tax, for all periods presented in the statement of operations data below. The assets and liabilities associated with the vitamins and nutritional supplements business have been reclassified to current classifications as assets held for sale and liabilities related to assets held for sale and, as such, have impacted working capital amounts, which are reflected in the balance sheet data section below, for all balance sheet dates presented.

We have also engaged in a number of acquisitions in recent years, which makes it difficult to analyze our results and to compare them from period to period. Significant acquisitions since the beginning of 2008 include our acquisitions of Matria in May 2008, the ACON second territory business in April 2009, and Standard Diagnostics in February 2010. Period-to-period comparisons of our results of operations may not be meaningful due to these transactions and are not indications of our future performance. Any future acquisitions or dispositions will also make our results difficult to compare from period to period.

For a discussion of certain factors that materially affect the comparability of the selected consolidated financial data or cause the data reflected herein not to be indicative of our future results of operations or financial condition, see the section entitled “Risk Factors” in this prospectus and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 2(v) and 4 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and Item 2 “Management’s Discussion and Analysis or Financial Condition and Results of Operations” and Notes 8 and 18

of our Consolidated Financial Statement included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In thousands, except per share data)					(Unaudited)
Statement of Operations Data:
Net product sales	$1,151,265	$1,365,079	$1,472,403	$1,683,132	$1,913,731	$475,787	$508,276
Services revenue	405,462	528,487	662,185	679,922	876,518	192,434	226,909
Net product sales and services revenue	1,556,727	1,893,566	2,134,588	2,363,054	2,790,249	668,221	735,185
License and royalty revenue	25,826	29,075	20,759	23,473	28,576	2,908	4,064

Net revenue	1,582,553	1,922,641	2,155,347	2,386,527	2,818,825	671,129	739,249
Cost of net product sales	543,317	619,503	688,325	795,424	932,150	225,554	253,078
Cost of services revenue	177,098	240,026	325,286	338,232	450,999	90,860	120,158
Cost of net product sales and services revenue	720,415	859,529	1,013,611	1,133,656	1,383,149	316,414	373,236
Cost of license and royalty revenue	8,620	8,890	7,149	7,036	7,354	1,644	1,756
Cost of net revenue	729,035	868,419	1,020,760	1,140,692	1,390,503	318,058	374,992

Gross profit	853,518	1,054,222	1,134,587	1,245,835	1,428,322	353,071	364,257
Operating expenses:
Research and development	111,828	112,848	133,278	150,165	183,001	39,000	41,454
Sales and marketing	381,939	441,646	499,124	565,583	643,423	158,578	156,456
General and administrative	295,059	357,033	446,917	399,330	492,766	120,435	135,858
Goodwill impairment charge	—	—	1,006,357	383,612	—	—	—
Gain on dispositions, net	—	(3,355)	—	—	—	—	—

Operating income (loss)	64,692	146,050	(951,089)	(252,855)	109,132	35,058	30,489
Interest expense, including amortization of original issue discounts and write-off of deferred financing costs and other income (expense), net	(102,939)	(105,802)	(116,697)	86,808	(230,603)	(38,896)	(57,869)

Income (loss) from continuing operations before provision (benefit) for income taxes	(38,247)	40,248	(1,067,786)	(166,047)	(121,471)	(3,838)	(27,380)
Provision (benefit) for income taxes	(16,644)	15,627	(29,931)	(24,214)	(30,319)	(1,455)	(36,871)

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(21,603)	24,621	(1,037,855)	(141,833)	(91,152)	(2,383)	9,491
Equity earnings of unconsolidated entities, net of tax	1,050	7,626	10,566	8,524	13,245	3,412	2,934

Income (loss) from continuing operations	(20,553)	32,247	(1,027,289)	(133,309)	(77,907)	1,029	12,425
Income (loss) from discontinued operations, net of tax	(1,048)	1,934	11,397	—	—	—	—

Net income (loss)	(21,601)	34,181	(1,015,892)	(133,309)	(77,907)	1,029	12,425
Less: Net income (loss) attributable to non-controlling interests	167	465	1,418	233	275	(185)	(25)

Net income (loss) attributable to Alere Inc. and Subsidiaries	(21,768)	33,716	(1,017,310)	(133,542)	(78,182)	1,214	12,450
Preferred stock dividends	(13,989)	(22,972)	(24,235)	(22,049)	(21,293)	(5,309)	(5,250)
Preferred stock repurchase	—	—	—	23,936	—	—	—

Net income (loss) available to common stockholders(1)	$(35,757)	$10,744	$(1,041,545)	$(131,655)	$(99,475)	$(4,095)	$7,200

Basic and diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries
Income (loss) per common share from continuing operations	$(0.45)	$0.11	$(12.47)	$(1.58)	$(1.23)	$(0.05)	$0.09
Income (loss) per common share from discontinued operations	$(0.01)	$0.02	$0.14	$—	$—	$—	$—

Net income (loss) per common share(1)	$(0.46)	$0.13	$(12.33)	$(1.58)	$(1.23)	$(0.05)	$0.09

Other financial data:
Ratio of earnings to fixed charges(2)(3)	0.7x	1.4x	—	0.2x	0.5x	0.9x	0.5x
Ratio of earnings to fixed charges and preference dividends(2)(4)	0.5x	1.0x	—	0.2x	0.5x	0.8x	0.4x

(1)	Net income (loss) available to common stockholders and basic and diluted net income (loss) per common share are computed consistent with annual per share calculations described in notes 2(o) and 12 of our annual consolidated financial statements incorporated by reference in this prospectus.
(2)	For the purpose of computing our ratio of earnings to fixed charges, “earnings” consist of pre-tax income before adjustment for income from equity investees plus fixed charges (excluding capitalized interest). “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. This ratio is adjusted to include preference dividends in the ratio of earnings to combined fixed charges and preference dividends. “Preference dividends” equal the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.
(3)	For the years ended December 31, 2008, 2010, 2011 and 2012 and the three months ended March 31, 2012 and 2013, our earnings were insufficient to fully cover our fixed charges. The amount of the coverage deficiency in such periods was $37.0 million, $1.1 billion, $164.3 million, $109.0 million, $2.9 million and $32.3 million, respectively.
(4)	For the years ended December 31, 2008, 2010, 2011 and 2012 and the three months ended March 31, 2012 and 2013, our earnings were insufficient to fully cover our combined fixed charges and preference dividends. The amount of the coverage deficiency in such periods was $60.4 million, $1.1 billion, $201.0 million, $144.5 million, $11.7 million and $41.0 million, respectively.

	December 31,					March 31, 2013
	2008	2009	2010	2011	2012
						(Unaudited)
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$141,324	$492,773	$401,306	$299,173	$328,346	$327,233
Working capital	$470,349	$828,944	$411,399	$669,275	$757,928	$771,890
Total assets	$5,955,360	$6,943,992	$6,330,374	$6,672,701	$7,067,928	$7,248,475
Total debt	$1,520,534	$2,149,324	$2,398,985	$3,353,495	$3,708,508	$3,858,813
Other long-term obligations	$809,254	$847,634	$589,822	$534,098	$594,823	$627,828
Total stockholders’ equity	$3,278,838	$3,527,555	$2,575,038	$2,229,234	$2,180,422	$2,122,646

THE EXCHANGE OFFER

As a condition to the initial sale of the old notes, we and certain of our domestic subsidiaries entered into a registration rights agreement with Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers of the old notes. In that agreement, we agreed, at our cost, to file with the SEC, on or before October 21, 2013, the registration statement of which this prospectus forms a part, which we refer to in this prospectus as the registration statement, with respect to a registered offer to exchange the old notes for the new notes. In addition, we agreed to use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before January 19, 2014 and to consummate the exchange offer on or before February 18, 2014. If we fail to meet the filing, effectiveness or completion deadlines set forth in the registration rights agreement, we will be required to pay the holders of old notes additional interest at a rate of 0.25% per annum for the first 90-day period immediately following failure to meet any of the filing, effectiveness or completion deadlines, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum from and including the date on which any of the deadlines listed above were not met to, but excluding, the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all of the old notes otherwise become freely transferable by holders other than affiliates of us or any guarantor subsidiary without further registration under the Securities Act. Under certain circumstances we and our guarantor subsidiaries may delay the filing or the effectiveness of the registration statement for a period of up to 90 days. Any delay period will not alter our obligations to pay additional interest. This summary of the terms of the registration rights agreement does not contain all of the information that you may wish to consider, and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement and copies of which are available as indicated under the heading “Where You Can Find More Information.”

The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a “holder” with respect to the exchange offer if your old notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by DTC.

Upon the effectiveness of the registration statement, we must offer the new notes in exchange for surrender of the old notes. We must keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Under existing SEC interpretations, the new notes and the related guarantees will be freely transferable by holders other than affiliates of us or any guarantor subsidiary after the exchange offer without further registration under the Securities Act, except as described below.

If you do not tender your old notes, or if your old notes are tendered but not accepted, you generally will have to rely on exemptions from the registration requirements of the securities laws, including the Securities Act, if you wish to sell your old notes.

Under existing SEC interpretations, we believe the new notes and the related guarantees will generally be freely transferable by holders other than affiliates of us or any guarantor subsidiary after the exchange offer without further registration under the Securities Act. If you wish to exchange your old notes for new notes, you will be required to represent that, among other things:

•

you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any guarantor subsidiary of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you will receive the new notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, which we refer to in this prospectus as a participating broker-dealer, you will deliver a prospectus in connection with any resale of such new notes.

Under existing SEC interpretations, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus, as it may be amended or supplemented from time to time. Under the registration rights agreement, if timely requested by a participating broker-dealer, we and our guarantor subsidiaries are required to use our commercially reasonable efforts to keep the registration statement continuously effective for a period of up to 45 days (or such earlier date on which such broker-dealers no longer hold any old notes), subject to extension under certain circumstances involving a suspension of the effectiveness of the registration statement, after the date on which it is declared effective in order to enable them to satisfy their prospectus delivery requirements.

The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the laws of that jurisdiction or would otherwise not be in compliance with any provision of any applicable securities laws.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered prior to the expiration time. You should read “— Expiration Date and Time; Extensions; Termination; Amendments” below for an explanation of how the expiration time may be extended. We will issue up to $450.0 million aggregate principal amount of new notes in exchange for a like principal amount of outstanding old notes that are validly tendered and accepted in the exchange offer. Subject to the conditions of the exchange offer described below, we will accept any and all old notes that are validly tendered.

You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000. The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of old notes.

The form and terms of the new notes will be the same in all material respects as the form and terms of the old notes tendered in exchange for such new notes, except that the new notes will be registered under the Securities Act, will not bear legends restricting their transfer, will generally not be entitled to registration rights under the registration rights agreement and will not contain the terms with respect to additional interest that relate to the old notes. The new notes will not represent additional indebtedness of ours and will be entitled to the benefits of the same indenture under which the old notes were issued. Old notes that are accepted for exchange will be canceled and retired.

Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

You do not have any appraisal rights or dissenters’ rights in connection with the exchange offer. If you do not tender your old notes for exchange or if your tender is not accepted, your old notes will remain outstanding and you will be entitled to the benefits of the indenture governing the old notes, but generally will not be entitled to any registration rights under the registration rights agreement.

In connection with the exchange offer, there are no federal or state regulatory requirements that must be complied with or approval that must be obtained, except for the declaration by the SEC of the effectiveness of the registration statement.

We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice (if oral to be promptly confirmed in writing) of acceptance to the exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. See “— Acceptance of Old Notes for Exchange” below.

If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the certificates (if any) for the unaccepted old notes to the tendering holders of those notes, without expense, as promptly as practicable after the expiration time.

Holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described in “— Transfer Taxes” or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of new notes shall pay all discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such notes.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decisions regarding whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Expiration Date and Time; Extensions; Termination; Amendments

The exchange offer will expire at the expiration time unless extended by us. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice (if oral to be promptly confirmed in writing) to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration time. During any extension of the exchange offer, all old notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

•

delay accepting for exchange any old notes for new notes or extend or terminate the exchange offer and not accept for exchange any old notes for new notes if any of the events set forth under “— Conditions to the Exchange Offer” occurs and we do not waive the condition by giving oral or written notice (if oral to be promptly confirmed in writing) of the waiver to the exchange agent; or

•	amend any of the terms of the exchange offer.

Any delay in acceptance for exchange, extension or amendment will be followed promptly by a public announcement of the delay, extension or amendment. If we amend the exchange offer in a manner that we determine constitutes a material change, we will disseminate additional exchange offer materials and we will extend the exchange offer to the extent required by law. Any amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. If we terminate the exchange offer, we will give immediate oral or written notice (if oral to be promptly confirmed in writing) to the exchange agent, and all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders. The rights we have reserved in this paragraph are in addition to our rights set forth under “— Conditions to the Exchange Offer.”

If the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of old notes that have tendered their old notes.

Acceptance of Old Notes for Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn before the expiration time of the exchange offer. We will not accept old notes for exchange after the expiration time of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to a minimum denomination of $2,000 and integral multiples of $1,000.

If for any reason we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under “— Expiration Date and Time; Extensions; Termination; Amendments” and “— Withdrawal of Tenders,” subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

If any tendered old notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more old notes than those that are properly tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at a book-entry transfer facility under the procedure set forth under “— Procedures for Tendering Old Notes — Book-Entry Transfer,” such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise required by such holder under “Special Delivery Instructions” in the letter of transmittal, promptly following the expiration time or the termination of the exchange offer.

Procedures for Tendering Old Notes

Only a holder of old notes may tender them in the exchange offer. To validly tender in the exchange offer, you must deliver an agent’s message (as described below) or a completed and signed letter of transmittal (or facsimile), together with any required signature guarantees and other required documents, to the exchange agent before the expiration time, and the old notes must be tendered pursuant to the procedures for book-entry transfer set forth below.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner’s behalf. If you are a beneficial owner who wishes to tender on a registered holder’s behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

If you tender an old note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Tender of Old Notes Held Through DTC. The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s automated tender offer program procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means, with respect to any tendered old notes, a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant to the effect that, with respect to those old notes, the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the tendering participant to the effect that, with respect to those old notes, it has received and agrees to be bound by the notice of guaranteed delivery. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer in lieu of execution and delivery of a letter of transmittal by the participant identified in the agent’s message.

Tender of Old Notes Held in Physical Form. For a holder to validly tender old notes held in physical form:

•

the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

•

the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent before the expiration time of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

Letters of transmittal and old notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. If delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration time. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you. No alternative, conditional or contingent tenders of old notes will be accepted.

Signature Guarantees. Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless:

•

the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing that lists it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant’s account at the book-entry transfer facility, and neither the “Special Issuance Instructions” nor the “Special Delivery Instructions” box on the letter of transmittal has been completed; or

•	the old notes are tendered for the account of an eligible institution.

An eligible institution is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless we waive it, evidence satisfactory to us of the person’s authority to act must be submitted with the letter of transmittal.

Book-Entry Transfer. The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing that lists it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees and any other required documents must, in any case, be received by the exchange agent at its address set forth in this prospectus before the expiration time of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent’s account at a book-entry transfer facility is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery. If you wish to tender your old notes and:

•	certificates representing your old notes are not lost but are not immediately available;

•

time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent before the expiration time of the exchange offer; or

•	the procedures for book-entry transfer cannot be completed before the expiration time of the exchange offer,

then you may tender if both of the following are complied with:

•	your tender is made by or through an eligible institution; and

•

before the expiration time of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

The notice of guaranteed delivery must:

•	set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

•	state that the tender is being made thereby; and

•

guarantee that, within three New York Stock Exchange trading days after the expiration time of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, or an agent’s message, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent.

The exchange agent must receive the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the expiration time of the exchange offer.

Other Matters. New notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

•

certificates for (or a timely book-entry confirmation with respect to) your old notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion, might be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes.

Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly after the expiration time.

In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture under which the old notes were issued):

•	to purchase or make offers for any old notes that remain outstanding after the expiration time; and

•	to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers could differ from the terms of the exchange offer.

By tendering, you represent to us, among other things, that:

•

you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any subsidiary guarantor of the new notes, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements under the Securities Act to the extent applicable;

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you will receive the new notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time before the expiration time, unless previously accepted for exchange.

For your withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “—Exchange Agent” before the expiration time, and prior to acceptance for exchange by us; or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of the old notes;

•	include a statement that such person is withdrawing its election to have its old notes exchanged; and

•	be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees).

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of any notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly retendered.

Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering Old Notes” at any time before the expiration time.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur any change in the current interpretation by the staff of the SEC, which now permits the new notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

a banking moratorium shall have been declared by United States federal or New York State authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

trading on any national securities exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval shall not have been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries shall have occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange.

If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See “— Expiration Date and Time; Extensions; Termination; Amendments” above.

These conditions to the exchange offer are for our sole benefit and may be asserted by us in our sole discretion regardless of the circumstances giving rise to any condition not being satisfied or may be waived by us, in whole or in part, at any time and from time to time in our sole discretion, other than regulatory approvals, which cannot be waived at any time. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights, and each of these rights will be an ongoing right, which may be asserted by us at any time and from time to time. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

As a result of making the exchange offer, we will have fulfilled one of our obligations under the registration rights agreement. You will not have any further registration rights under the registration rights agreement or otherwise if you do not tender your old notes. Accordingly, if you do not exchange your old notes for new notes in the exchange offer, your old notes will remain outstanding and will continue to be subject to their existing terms, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. Interest on the old notes will continue to accrue at the annual rate of 6.500%. Moreover, the old notes will continue to be subject to restrictions on transfer as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In general, you may not offer or sell the old notes unless the offer and sale are either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws.

The trading market for old notes not exchanged in the exchange offer may be significantly more limited after the exchange offer. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. See “Risk Factors — Risks Relating to Continued Ownership of Old Notes.”

The new notes will be issued as exchange notes under the same indenture that governs the old notes. The new notes and the old notes will constitute a single class of debt securities under that indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series issued under the indenture to vote or take any other action as a class, the holders of the old notes and the holders of the new notes will vote or take the action as a single class.

Termination of Certain Rights

You will not be entitled to certain rights under the registration rights agreement following the completion of the exchange offer, including the right to receive additional interest if the registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within specified time periods.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Mail, Hand or Overnight Courier:

U.S. Bank National Association

60 Livingstone Ave.

St. Paul, MN 55107

Delivery of any document to any other address or by any other means will not constitute valid delivery.

Fees and Expenses

We have agreed to pay the exchange agent such fees for its services as mutually agreed in writing and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

The holder of the old notes generally will not be obligated to pay transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer, other than as described in Instruction 9 to the letter of transmittal.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

In the future, we may seek to acquire old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes except to the extent that we may be required to do so under the registration rights agreement.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

DESCRIPTION OF NEW NOTES

General

The 6.500% Senior Subordinated Notes due 2020 in the aggregate principal amount of $425.0 million that the Company is offering to exchange pursuant to the exchange offer (and which are referred to as the old notes) were issued on May 24, 2013 under an indenture dated as of May 12, 2009 between Alere Inc., as issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a supplemental indenture dated as of May 24, 2013 among Alere Inc., as issuer, the Guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee (the Base Indenture, as so supplemented, the “Indenture”).

The new 6.500% Senior Subordinated Notes due 2020 in the aggregate principal amount of $425.0 million that the Company is offering in exchange for the old notes pursuant to the exchange offer (and which are referred to as the new notes) will be issued as exchange notes under the Indenture and will be treated as a single class with any old notes that remain outstanding following the completion of the exchange offer. The terms of the new notes will be identical to those of the old notes, except that the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes will be inapplicable to the new notes, and the new notes will bear a different CUSIP number than the old notes.

The following is a summary of the material provisions of the Indenture. It does not purport to be complete and does not restate the Indenture in its entirety. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes are subject to all those terms, and you should review the Indenture and the Trust Indenture Act because they, and not this description, will define your rights as a holder of new notes. A copy of the Indenture may be obtained as described above under “Where You Can Find More Information.”

You can find definitions of certain terms used in this description under the heading “— Certain Definitions.” As used below in this “Description of New Notes” section, the “Issuer” means Alere Inc., a Delaware corporation, and its successors, but not any of its subsidiaries, and the “Notes” means the old notes, the new notes, any additional notes issued under the Indenture (which additional notes (“Additional Notes”) the Issuer is permitted to issue in an unlimited principal amount, subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” below) and any exchange notes issued in connection with any exchange offer for any Additional Notes, and the “Issue Date” means May 24, 2013 (the date on which the old notes were issued), and not the date on which the new notes are issued.

This “Description of New Notes” section makes reference to our 9% senior subordinated notes in the definition of “2009 Senior Subordinated Notes” under the heading “— Certain Definitions” and in related definitions and provisions. On May 24, 2013, we repurchased $190.6 million in aggregate principal amount of our 9% senior subordinated notes, and on June 24, 2013 we redeemed all of the remaining 9% senior subordinated notes then outstanding and subsequently terminated the indenture under which the 9% senior subordinated notes were issued (which is referred to in this section as the “2009 Senior Subordinated Notes Indenture”).

Principal, Maturity and Interest

The Notes will mature on June 15, 2020. The Notes will bear interest at a rate of 6.500% per annum, payable semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing on December 15, 2013, to holders of record at the close of business on the June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will be required to pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium and installments of interest, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes.

Each holder of old notes, upon exchanging them for new notes, will forgo any right to receive interest on the old notes (other than unpaid additional interest, if any, that accrued on the old notes due to the Issuer’s failure to meet any of the filing, effectiveness or completion deadlines set forth in the registration rights agreement; see “The Exchange Offer”), including interest accrued but unpaid at the time of the exchange. However, interest on the new notes will accrue from the later of the Issue Date or the most recent date to which interest has been paid on the old notes (if any), rather than from the actual date of issuance of the new notes. Therefore, the interest payments to which a Holder will be entitled by virtue of its ownership of new notes will equal the interest payments to which such Holder would have been entitled under the old notes exchanged for such new notes pursuant to the exchange offer.

The Notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $425,000,000 is being issued in this offering. Subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” below, the Issuer may, without the consent of the Holders, create and issue Additional Notes in an unlimited principal amount having identical terms and conditions to the Notes being issued in this offering, other than with respect to the date of issuance, the offering price, the principal amount and the date of the first payment of interest thereon. Any Additional Notes will rank equally with the Notes being issued in this offering and will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least 10 Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking of the Notes and the Guarantees

The Notes will be:

•	general senior subordinated unsecured obligations of the Issuer;

•

junior in right of payment to all existing and future senior indebtedness of the Issuer, including (i) indebtedness arising under the Credit Facilities and (ii) indebtedness arising under the Senior Notes; see “— Subordination of the Notes” below;

•

pari passu in right of payment with all existing and future senior subordinated indebtedness of the Issuer, including (i) indebtedness arising under the Existing Senior Subordinated Notes and any indebtedness of the Issuer that expressly provides that it ranks pari passu in right of payment with any of the Existing Senior Subordinated Notes and (ii) indebtedness arising under the 2007 Convertible Notes and any indebtedness of the Issuer that expressly provides that it ranks pari passu in right of payment with the 2007 Convertible Notes;

•	senior in right of payment to any existing or future indebtedness of the Issuer that is, by its terms, subordinated in right of payment to the Notes;

•	unconditionally guaranteed by the Guarantors; see “— Guarantees of the Notes” below;

•

effectively subordinated to all existing and future secured indebtedness of the Issuer, including indebtedness arising under the secured Credit Facilities, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each of the Issuer’s Subsidiaries that is not a Guarantor.

Each Guarantee will be:

•	a general senior subordinated unsecured obligation of the Guarantor thereunder;

•

junior in right of payment to all existing and future senior indebtedness of that Guarantor, including (i) indebtedness arising under that Guarantor’s guarantee with respect to the Credit Facilities and (ii) indebtedness arising under that Guarantor’s guarantee of the Issuer’s obligations under the Senior Notes; see “— Subordination of the Guarantees of the Notes” below;

•

pari passu in right of payment with any existing or future senior subordinated indebtedness of that Guarantor, including that Guarantor’s guarantee of the Issuer’s obligations under the Existing Senior Subordinated Notes and any indebtedness of that Guarantor that expressly provides that it ranks pari passu in right of payment with any such guarantee;

•	senior in right of payment to any existing or future indebtedness of that Guarantor that is, by its terms, subordinated in right of payment to the Guarantee of that Guarantor;

•

effectively subordinated to all existing and future secured indebtedness of that Guarantor, including indebtedness arising under the secured Credit Facilities, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future obligations of each Subsidiary of that Guarantor that is not also a Guarantor.

Subordination of the Notes

The payment of all Obligations owing to the Holders in respect of the Notes will be subordinated in right of payment to the prior payment in full in cash of all Senior Debt (including all Obligations under any Credit Facility (including any Credit Agreement) and all Obligations under the Senior Notes), whether outstanding on the Issue Date or incurred after that date.

The Notes shall in all respects rank pari passu in right of payment with (i) the Existing Senior Subordinated Notes and any Indebtedness of the Issuer that expressly provides that it ranks pari passu in right of payment with any of the Existing Senior Subordinated Notes and (ii) the 2007 Convertible Notes and any Indebtedness of the Issuer that expressly provides that it ranks pari passu in right of payment with the 2007 Convertible Notes, and only Indebtedness of the Issuer which is Senior Debt shall rank senior to the Notes in accordance with the provisions of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due on all Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in any Credit Facility (including any Credit Agreement) or in the Senior Notes, as applicable, whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character made on account of any Obligations on or relating to the Notes (other than Permitted Junior Securities) in the event of any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors:

•	in any total or partial liquidation, dissolution or winding-up of the Issuer;

•	in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets (whether voluntary or involuntary);

•	in any assignment for the benefit of creditors; or

•	in any marshalling of the Issuer’s assets and liabilities.

In addition, the Issuer may not make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any of the Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities) if:

•	any payment default on any Designated Senior Debt occurs and is continuing; or

•

any other event of default occurs and is continuing on any Designated Senior Debt that permits the holders of such Designated Senior Debt to accelerate its maturity (a “non-payment default”) and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Debt (including, as applicable, the administrative agent under any Credit Facility (including any Credit Agreement)).

Payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall be resumed:

•	in the case of a payment default, upon the date on which all payment defaults are cured or waived (so long as no other event of default exists); and

•

in case of a non-payment default, on the earliest of (1) the date on which all such non-payment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such non-payment default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that, in either case, would give rise to a non-payment default pursuant to any provisions under which a non-payment default previously existed or was continuing will constitute a new non-payment default for this purpose.

Notwithstanding anything to the contrary, payments and distributions (i) of Permitted Junior Securities and (ii) made from the trust established pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” will be permitted and will not be subordinated so long as, with respect to clause (ii), the payments into the trust were made in accordance with the requirements described under “— Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made.

The Issuer must promptly notify the holders of Senior Debt and Guarantor Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer, Holders of the Notes may recover less ratably than creditors of the Issuer who are holders of Senior Debt. See “Risk Factors — Risks Relating to Our Debt, Including the New Notes — Your right to receive payments on the new notes and the related guarantees is subordinated to our and our guarantor subsidiaries’ senior debt.”

As of March 31, 2013, the Issuer and its Restricted Subsidiaries had approximately $2.9 billion in aggregate principal amount of Senior Debt outstanding and approximately $2.4 billion in aggregate principal amount of secured indebtedness outstanding, substantially all of which was outstanding under the Credit Agreement.

Guarantees of the Notes

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed by each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement; provided, however, that SPDH, Inc. shall not be a Guarantor unless the Issuer so elects.

Not all of the Issuer’s Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries, Foreign Subsidiaries, the Subsidiary named above, and Domestic Subsidiaries that do not guarantee any Indebtedness or other Obligation under the Credit Agreements will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

For the fiscal year ended December 31, 2012, the Issuer’s non-guarantor Subsidiaries had net revenues of approximately $1.3 billion, or approximately 45% of the Company’s consolidated net revenues for that period, and operating income of approximately $14.2 million, or approximately 13% of the Company’s consolidated operating income for that period. For the three months ended March 31, 2013, the Issuer’s non-guarantor subsidiaries had net revenues of approximately $345.2 million, or approximately 47% of the Company’s consolidated net revenues for that period, and operating income of approximately $10.5 million, or approximately 34% of the Company’s consolidated operating income for that period. As of March 31, 2013, the Issuer’s non-guarantor subsidiaries had assets of approximately $3.3 billion, or approximately 46% of the Company’s consolidated assets. In addition, as of March 31, 2013, the Issuer’s non-guarantor subsidiaries had total indebtedness and other liabilities of approximately $547.0 million, including trade payables but excluding intercompany liabilities. The foregoing information for the year ended December 31, 2012, and as of and for the three months ended March 31, 2013, does not give pro forma effect to any acquisition the Company has made since such dates. For additional information, see note 24 of the notes to the Company’s audited consolidated financial statements incorporated by reference in this offer to exchange, note 20 to the Company’s unaudited consolidated financial statements incorporated by reference in this offer to exchange and “Risk Factors — Risks Relating to Our Debt, Including the New Notes” under the subheadings “— The new notes and the related guarantees are not secured by our assets or those of our guarantor subsidiaries” and “— Your right to receive payment on the new notes will be structurally subordinated to the obligations of our non-guarantor subsidiaries.”

Under the circumstances described below under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of its Subsidiaries as “Unrestricted Subsidiaries.” On the Issue Date, no Subsidiary will be an Unrestricted Subsidiary and all Subsidiaries of the Issuer will be Restricted Subsidiaries. The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture, except for income of the Unrestricted Subsidiary to the extent any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries.

The Obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantees under any Credit Facility (including any Credit Agreement) permitted under clause (1) of “— Certain Covenants — Limitations on Additional Indebtedness” and including such Guarantor’s guarantees of the Issuer’s obligations under the Senior Notes, the Senior Notes Indenture, the Existing Senior Subordinated Notes and the Existing Senior Subordinated Notes Indentures) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Guarantee and the Indenture:

(1)	in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries;

(2)	if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3)	if such Guarantor does not guarantee any Indebtedness or other Obligation under any Credit Agreement (other than if such Guarantor no longer guarantees any Indebtedness or other Obligation under such Credit Agreement as a result of payment under any guarantee of any such Indebtedness or other Obligation by such Guarantor); provided, however, that a Guarantor shall not be permitted to be released from its Guarantee or the Indenture if it is an obligor with respect to any Indebtedness or other Obligation that would not, under “— Certain Covenants — Limitations on Additional Indebtedness,” be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

Subordination of the Guarantees of the Notes

Each Guarantee will be subordinated to the Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. See “— Subordination of the Notes” above.

Redemption

Optional Redemption

Except as set forth below, the Notes may not be redeemed at the Issuer’s option prior to June 15, 2016. At any time on or after June 15, 2016, the Issuer, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to but excluding the redemption date, if redeemed during the corresponding period set forth below:

Year	Optional Redemption Price
June 15, 2016 — June 14, 2017	103.250%
June 15, 2017 — June 14, 2018	101.625%
June 15, 2018 and thereafter	100.000%

Optional Redemption Prior to May 24, 2015

At any time during any period consisting of 12 consecutive months ending on the day immediately preceding the first or second anniversary of the Issue Date, the Company may redeem a portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption; provided, that the maximum aggregate principal amount of the Notes that may be redeemed during any such 12 consecutive month period shall not exceed 10% of the aggregate principal amount of Notes originally issued under the Indenture.

Redemption with Proceeds from Equity Offerings

At any time prior to June 15, 2016, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Make-whole Redemption

At any time prior to June 15, 2016, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount (or portion thereof) of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the date of redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Other Acquisitions of Notes

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, in accordance with applicable securities laws, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, a redemption with proceeds from Qualified Equity Offerings or a make-whole redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis (if the Notes are issued in physical form), or in accordance with applicable DTC procedures (if the Notes are issued in global form); provided, however, partial redemption of Notes of any Holder may only be made of principal equal to $1,000 or integral multiples thereof (provided, however, that no Note will be purchased in part if such Note would have a remaining principal amount of less than $2,000). In addition, if a partial redemption is made pursuant to the provisions described in “— Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption will be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at the Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the applicable redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. The notice, if given in the manner provided above and in the Indenture, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest, if any, on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase all or any part (equal to $1,000 or an integral multiple thereof (provided, however, that no Note will be purchased in part if such Note would have a remaining principal amount of less than $2,000)) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the Holders a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)	offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)	describing the procedures that Holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

In the event that at the time of such Change of Control the terms of the Indebtedness under any Credit Agreement restrict or prohibit the purchasing of the Notes upon a Change of Control, then prior to mailing the notice described above to the Holders, but in any event within 30 days following any Change of Control, the Issuer must either repay in full the Indebtedness and terminate all commitments under the Credit Agreement that contains the prohibition or obtain the requisite consent of the applicable lenders to permit the purchase of Notes. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes upon a Change of Control or to send the notice pursuant to the provisions described above. The Issuer’s failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice described above to the Holders because the same is prohibited by the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (3) of the definition of “Event of Default” below but shall not constitute an Event of Default described in clause (2) of the definition of “Event of Default” below.

The Issuer’s existing Credit Agreement provides that some change of control events with respect to the Issuer, including a Change of Control as defined in the Indenture, would constitute a default under this Credit Agreement, and it prohibits the Issuer from purchasing any Notes upon any such change of control event. Any future Credit Agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, if the Issuer does not obtain all required consents of its senior lenders to purchase the Notes or repay or refinance the borrowings that contain the prohibition, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to obtain such consents or repay or refinance such borrowings so that the Issuer may purchase the Notes would constitute an Event of Default under the

Indenture, which would, in turn, constitute a default under the Credit Agreements and any such other Senior Debt. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of “Change of Control” under the Indenture contains important exceptions for certain types of transactions. The occurrence of transactions within these exceptions would not constitute a “Change of Control” for purposes of the Indenture, and would therefore not trigger the Holders’ right to require the Issuer to purchase Notes as set forth above. The definition of “Change of Control” is set forth below under “— Certain Definitions.”

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, and the Issuer or any Restricted Subsidiary may incur Acquired Indebtedness, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following will be permitted to be incurred (the “Permitted Indebtedness”):

(1)

Indebtedness of the Issuer or any Restricted Subsidiary under any Credit Facility (including any Credit Agreement) (including the issuance or creation of letters of credit and bankers’ acceptances thereunder)

so long as the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries (without duplication) at any time outstanding under all Credit Facilities (including all Credit Agreements) (excluding Hedging Obligations related to the Indebtedness thereunder) does not exceed the greater of (x) $2.8 billion, less the aggregate amount of Net Available Proceeds applied to repayments under any Credit Facility (including any Credit Agreement) in accordance with the covenant described under “— Limitations on Asset Sales,” and (y) 85% of the book value of the accounts receivable of the Issuer and the Restricted Subsidiaries plus 65% of the book value of inventory of the Issuer and the Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP as of the last day of the last full fiscal quarter for which financial statements are available;

(2)	the Notes issued on the Issue Date and the related Guarantees, and the exchange notes and the related guarantees in respect thereof to be issued pursuant to the exchange offer;

(3)	Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above);

(4)	Indebtedness of the Issuer or any Restricted Subsidiary under Hedging Obligations (i) entered into for bona fide purposes of hedging against fluctuations in interest rates with respect to Indebtedness under any Credit Facility (including any Credit Agreement) or (ii) entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices, provided that if, in the case of either (i) or (ii), such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)	Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary, provided that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)	(i) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), and (ii) Indebtedness of the Issuer or any Restricted Subsidiary consisting of reimbursement obligations with respect to commercial letters of credit and letters of credit issued to landlords, in each case in the ordinary course of business in an aggregate face amount not to exceed $10.0 million at any time;

(7)	Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount not to exceed $50.0 million at any time;

(8)	Indebtedness of the Issuer or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of incurrence;

(9)	Indebtedness of the Issuer or any Restricted Subsidiary arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)

(i) Capitalized Lease Obligations arising under Sale and Leaseback Transactions with respect to any of the real property currently owned by Biosite Incorporated or any of its Restricted Subsidiaries in San

Diego, California or San Clemente, California, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount for all such transactions under this clause (i) not to exceed $150.0 million at any time and (ii) Capitalized Lease Obligations arising under any other Sale and Leaseback Transactions, and Refinancing Indebtedness with respect thereto, in an aggregate outstanding amount for all such transactions under this clause (ii) not to exceed $50.0 million at any time;

(11)	guarantee Obligations of the Issuer or any of its Restricted Subsidiaries with respect to Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(12)	(i) Indebtedness incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the cost of, or in order to consummate, the acquisition of (x) Equity Interests of another Person engaged in the Permitted Business that becomes a Restricted Subsidiary, (y) all or substantially all of the assets of such a Person or a line of business, division or business unit within the Permitted Business by the Issuer or a Restricted Subsidiary, or (z) any other Permitted Business assets by the Issuer or a Restricted Subsidiary and (ii) Acquired Indebtedness incurred by the Issuer or any Restricted Subsidiary in connection with an acquisition by the Issuer or a Restricted Subsidiary; provided, however, that, in each of the foregoing cases, on the date of the incurrence of such Indebtedness or Acquired Indebtedness, after giving effect to the incurrence thereof and the use of any proceeds therefrom and otherwise determined on a pro forma basis for such transaction in accordance with the provisions set forth in the definition of “Consolidated Interest Coverage Ratio” in “— Certain Definitions” below, either:

(a)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception, or

(b)	the Consolidated Interest Coverage Ratio would be greater than the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness;

(13)	guarantees by the Issuer or any of its Restricted Subsidiaries of the performance by any Restricted Subsidiary of its obligations under the P&G JV Agreements or the joint venture agreement or other related agreements, instruments or documents relating to any other joint venture entered into by the Issuer of any of its Restricted Subsidiaries in compliance with the Indenture (for the avoidance of doubt this clause shall not be read to allow guarantees of Indebtedness of any joint venture or joint venture partner or their Affiliates);

(14)	Refinancing Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2), (3) or (12) or this clause (14) in this covenant;

(15)	Indebtedness of any Foreign Subsidiary or of any Domestic Subsidiary that is not a Guarantor in an aggregate outstanding principal amount for all such Indebtedness at any time not to exceed $50.0 million; and

(16)	any other Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate outstanding principal amount for all such Indebtedness not to exceed $50.0 million at any time.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify (and may later redivide and reclassify) such Indebtedness in more than one of the types of Indebtedness described in this covenant in any manner that complies with this covenant, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above. Any item of Indebtedness entitled to be incurred pursuant to the Coverage Ratio Exception and classified by the Issuer within such type of Indebtedness shall retain such classification (and the amount thereof shall not be counted in the determination of the amount of Indebtedness under any of clauses (1) through (16) of this covenant notwithstanding that the Coverage Ratio Exception is not available at any later time). In addition, for purposes of determining any particular amount of Indebtedness under this covenant or any category of Permitted Indebtedness, guarantees, Liens, letter of credit obligations or other obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Equity Interests of the Issuer in the form of additional shares of the same class of Disqualified Equity Interest (or in the form of Qualified Equity Interests) will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitations on Layering Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is or purports to be senior in right of payment to the Notes or the Guarantee, if any, of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)	the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)	the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after May 12, 2009 (other than Restricted Payments made pursuant to clauses (2) through (7), (8) (with respect to non-cash dividends only), (10), (11) and (12) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)	50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after May 12, 2009 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)	100% of the aggregate net proceeds, including cash and the Fair Market Value of the equity of a Person or of assets used in or constituting a line of business, in each case which becomes or becomes owned by a Restricted Subsidiary, received by the Issuer from the issuance and sale of Qualified Equity Interests after May 12, 2009, other than any such proceeds which are used to redeem Notes in accordance with the second paragraph under “— Redemption — Redemption with Proceeds from Equity Offerings,” provided that the Issuer delivers to the Trustee:

(x)	with respect to any equity or assets with a Fair Market Value in excess of $15.0 million, an Officers’ Certificate setting forth such Fair Market Value and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Fair Market Value; and

(y)	with respect to any equity or assets with a Fair Market Value in excess of $50.0 million, the certificates described in the preceding clause (x) and a written opinion as to the Fair Market Value of such equity or assets received by the Issuer from the issuance and sale of such Qualified Equity Interests to the Issuer issued by an Independent Financial Advisor (which opinion may be in the form of a fairness opinion with respect to the transaction in which the equity or assets are acquired), plus

(c)	100% of the aggregate net cash proceeds received by the Issuer as contributions to the common or preferred equity (other than Disqualified Equity Interests) of the Issuer after May 12, 2009, other than any such proceeds which are used to redeem Notes in accordance with the second paragraph under “— Redemption — Redemption with Proceeds from Equity Offerings,” plus

(d)	the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to May 12, 2009 is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) of Indebtedness into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(e)	in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after May 12, 2009, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(f)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1)	the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (and any payment of cash in lieu of delivering fractional shares in connection therewith);

(3)	the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (and any payment of cash in lieu of delivering fractional shares in connection therewith) or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “— Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)	the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any calendar year;

(5)	repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represents a portion of the exercise price thereof;

(6)	the redemption of any Indebtedness of the Issuer or any Restricted Subsidiary owing to any Restricted Subsidiary or the Issuer;

(7)	upon the occurrence of a Change of Control and within 120 days after the completion of the offer to repurchase the Notes pursuant to the provisions of the Indenture described under “— Change of Control,” any redemption of Indebtedness of the Issuer required pursuant to the terms thereof;

(8)	the payment by the Issuer of any dividend on shares of the Series B Preferred Stock, in accordance with the terms thereof set forth in the Issuer’s certificate of incorporation as in effect on the Issue Date (as may be modified thereafter in a manner not adverse to the Holders), whether paid in cash or Equity Interests (other than Disqualified Equity Interests);

(9)	payments of dividends on Disqualified Equity Interests issued in compliance with the covenant described under “— Limitations on Additional Indebtedness;”

(10)	payments made using any Net Proceeds Deficiency (as such term is defined in “— Limitations on Asset Sales” below);

(11)	redemptions and repurchases of Equity Interests of the Issuer held by any Person; provided, however, that the aggregate cash consideration paid for all such redemptions and repurchases either (i) made pursuant to this clause (11) or (ii) made since June 16, 2011 that would not have been permitted by any other clause of the Indenture had the Indenture been in effect on and after such date, shall not exceed $200.0 million in the aggregate; or

(12)	other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (12), does not exceed $50.0 million in the aggregate (with the amount of each Restricted Payment being determined as of the date made and without regard to subsequent changes in value);

provided, however, that (a) in the case of any Restricted Payment pursuant to clause (3)(b), (10) or (12) above, no Default shall have occurred and be continuing or will occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitations on Dividends and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)	make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law;

(2)	encumbrances or restrictions existing under the Indenture (including the Guarantees), the Notes and the exchange notes to be issued pursuant to the exchange offer (including any guarantees thereof and any indenture under which the exchange notes are issued);

(3)	non-assignment provisions or other restrictions on transfer contained in any lease, license or other contract;

(4)	encumbrances or restrictions existing under agreements existing on the Issue Date (including any Credit Facility (including the Credit Agreement), the Senior Notes Indenture and the Existing Senior Subordinated Notes Indentures) (with similar restrictions under any such agreement applicable to future Restricted Subsidiaries being permitted hereunder);

(5)	encumbrances or restrictions under any Credit Facility (including any Credit Agreement) (including with regard to future Restricted Subsidiaries);

(6)	restrictions on the transfer of assets subject to any Lien imposed by the holder of such Lien;

(7)	restrictions on the transfer of assets imposed under any agreement to sell such assets to any Person pending the closing of such sale;

(8)	encumbrances or restrictions under any instrument governing Acquired Indebtedness that are not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(9)	encumbrances or restrictions under any other agreement entered into after the Issue Date that are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary (or any future Restricted Subsidiary) pursuant to agreements in effect on the Issue Date (including the Indenture, the Senior Notes Indenture, the Existing Senior Subordinated Notes Indentures and the Credit Agreement);

(10)	restrictions under customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture agreements, corporate charters, stockholders’ agreements, and other similar agreements and documents on the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(11)	encumbrances or restrictions imposed under Purchase Money Indebtedness on the assets acquired that are of the nature described in clause (c) above, provided such Purchase Money Indebtedness is incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness;”

(12)	restrictions of the nature described in clause (c) above contained in any security agreement or mortgage securing Indebtedness or other obligations of the Issuer or any Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreement or mortgage; and

(13)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, however, that such encumbrances or restrictions are, in the good faith judgment of the Issuer, no more materially restrictive, taken as a whole, than those in effect prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2)	the Issuer delivers to the Trustee:

(a)	with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period in excess of $15.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

(b)	with respect to any Affiliate Transaction involving aggregate value expended by the Issuer or any Restricted Subsidiary in a consecutive twelve-month period of $50.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)	transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)	director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and insurance arrangements;

(3)	the entering into of any tax sharing agreement, or the making of payments pursuant to any such agreement, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Subsidiaries are not materially in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4)	any Permitted Investments;

(5)	Restricted Payments which are made in accordance with the covenant described above under “— Limitations on Restricted Payments” (including payments and transactions that would constitute Restricted Payments but for the exclusions in clauses (1) and (2) of the definition thereof);

(6)	any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests (and any payments of cash in lieu of delivering fractional shares in connection therewith);

(7)	the sale to an Affiliate of the Issuer of Equity Interests of the Issuer that do not constitute Disqualified Equity Interests, and the sale to an Affiliate of the Issuer of Indebtedness (including Disqualified Equity Interests) of the Issuer in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction who are not Affiliates;

(8)	any transaction with a joint venture in which the Issuer or a Restricted Subsidiary is a joint venturer and no other Affiliate is a joint venturer, or with any Subsidiary thereof or other joint venturer therein, pursuant to the joint venture agreement or related agreements for such joint venture, including any transfers of any equity or ownership interests in any such joint venture to any other joint venturer therein pursuant to the performance or exercise of any rights or obligations to make such transfer under the terms of the agreements governing such joint venture; or

(9)	without limiting clause (8) immediately above, (a) any transaction with a P&G JV Company or any Subsidiary or member thereof pursuant to the P&G JV Agreements or (b) any other transactions with a P&G JV Company or any Subsidiary or member thereof for the manufacturing, packaging, supply or distribution of products or materials, or the provision of other administrative or operational services (whether on a transitional or ongoing basis), solely with respect to the consumer diagnostic business, so long as, with respect to this clause (b), the charges for manufacturing such products are on a “cost-plus” basis.

The foregoing restrictions in clause (2) of the first paragraph of this covenant shall not apply to ordinary course transactions between the Issuer or any Restricted Subsidiary and an Unrestricted Subsidiary.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any proceeds therefrom, in each case securing an obligation that ranks pari passu in right of payment with, or that is subordinated in right of payment to, the Notes or any Guarantee, unless contemporaneously therewith:

(1)	in the case of any Lien securing an obligation that ranks pari passu in right of payment with the Notes or any Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)	at least 75% (or, solely in the case of any Asset Sale to create any Health Management Joint Venture, 50%) of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2) (and not for purposes of determining the Net Available Proceeds with respect to the application and purchase offer provisions in this covenant), the following shall be deemed to be cash:

(a)	the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is released by the holder of such Indebtedness;

(b)	the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

(c)	the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii); and

(d)	the Fair Market Value of any Equity Interests for which the Issuer or such Restricted Subsidiary has a contractual right to require the registration of such Equity Interests under the Securities Act or the applicable securities laws of the jurisdiction in which such securities are listed on a Major Foreign Exchange (“Designated Non-Cash Consideration”); provided, however, that no consideration received in an Asset Sale will constitute Designated Non-Cash Consideration if and to the extent that the classification of such consideration as Designated Non-Cash Consideration would cause the aggregate amount of all such Designated Non-Cash Consideration outstanding at that time to exceed 2.5% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

If at any time any non-cash consideration (including any Designated Non-Cash Consideration) received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any (or, in the Issuer’s discretion, none) of the Net Available Proceeds therefrom to:

(1)	repay Senior Debt or Guarantor Senior Debt, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, in each case if and to the extent permitted under the terms of such Senior Debt or Guarantor Senior Debt;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3)	(a) invest all or any part of the Net Available Proceeds thereof in assets (other than securities), including expenditures for research and development activities, to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (b) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (c) a combination of (a) and (b).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.” The Issuer or such Restricted Subsidiary may repay Senior Debt or Guarantor Senior Debt under a revolving Credit Facility during the 360 days following the consummation of such Asset Sale without effecting a permanent reduction in the availability under such revolving credit facility, pending application of such proceeds pursuant to clause (1), (2) or (3) above or their use as Excess Proceeds in accordance with the next paragraph, and such repayment shall not be considered an application of Net Available Proceeds for purposes of this paragraph; provided, however, that, if such Net Available Proceeds are not applied after 360 days for any purpose other than the repayment of a revolving credit facility, a permanent reduction in the availability under such revolving credit facility shall then be required in order for such repayment to be considered an application of Net Available Proceeds for purposes of this paragraph.

When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Pari Passu Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)	the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, on a pro rata basis (or on as nearly a pro rata basis as is practicable) in proportion to the respective principal amounts of the Notes and such other Pari Passu Indebtedness required to be redeemed, the maximum principal amount of Notes (in each case in whole in a principal amount of $1,000 or integral multiples thereof; provided, however, that no Note will be purchased in part if such Note would have a remaining amount of less than $2,000) and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)	the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)	if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis (or on as nearly a pro rata basis as is practicable); and

(4)	upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture, and the amount of Excess Proceeds with respect to such Net Proceeds Offer shall be deemed to be zero.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the covenant described under “— Limitations on Asset Sales,” the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described under “— Limitations on Asset Sales” by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)	the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date less, for this purpose, the amount of any intercompany loan from the Issuer or any Restricted Subsidiary to such Subsidiary that was treated as a Restricted Payment.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3)	is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary in excess of $25.0 million in the aggregate, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date of such cessation and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitations on Additional Indebtedness” above, or the Lien is not permitted under the covenant described under “— Limitations on Liens” above, the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by (1) resolutions of the Board of Directors of the Issuer, and (2) an Officers’ Certificate certifying compliance with the foregoing provisions, in each case delivered to the Trustee.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, however, that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)	the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitations on Additional Indebtedness” and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “— Limitations on Liens;”

(2)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3)	the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “— Limitations on Asset Sales.”

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) by any Wholly-Owned Restricted Subsidiary to the Issuer or any Restricted Subsidiary, (2) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, or (3) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “— Limitations on Asset Sales.”

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions (a) consolidate or merge with or into any other Person (other than a merger with a Wholly-Owned Restricted

Subsidiary solely for the purpose of changing the Issuer’s name or jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) to any other Person or (b) effect a Plan of Liquidation unless, in either case:

(1)	either (x) the Issuer will be the surviving or continuing Person or (y) the Person formed by or surviving such consolidation or merger (if not the Issuer) or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes);

(2)	immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(y) above, if applicable, and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)	except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Issuer, immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(y) above, if applicable, and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) either (i) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, determined on a pro forma basis for such transaction, would not be lower than the Consolidated Interest Coverage Ratio of the Issuer immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “— Guarantees of the Notes,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless:

(1)	either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)	the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in the relevant form attached to the Indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor, the Indenture and the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes); and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of this covenant, the sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Except as provided under the caption “— Guarantees of the Notes,” upon any consolidation, combination or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor or continuing guarantor, as the case may be, under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the entity to which the sale, lease, transfer, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantee with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture, the registration rights agreement relating to the exchange offer (and any similar registration rights agreement entered into in connection with the issuance of any Additional Notes) and its Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

Additional Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary acquires or creates a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement (other than a Subsidiary that has been designated an Unrestricted Subsidiary), or (b) any Unrestricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness or other Obligation under any Credit Agreement is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in the relevant form attached to the Indenture, pursuant to which such Restricted Subsidiary shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes and the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Conduct of Business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SEC Reports

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, cause the Trustee to furnish to the Holders, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system, including the Interactive Data Electronic Applications System), within the time periods (including any extensions thereof) applicable to (or that would be applicable to) the Issuer under the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q or 10-K (or any successor forms), as the case may be, if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K (or any successor form) if the Issuer were required to file these reports.

In addition, whether or not required by the SEC’s rules and regulations, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods applicable to the Issuer under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing, in which case the Issuer shall make the information available to securities analysts and prospective investors upon request). For so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer also shall comply with the other provisions of Trust Indenture Act § 314(a). Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Suspension of Covenants

If during any period of time following the issuance of the Notes that (i) the Notes have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if both will not make a rating on the Notes publicly available, from a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that will be substituted for Moody’s or S&P or both, as the case may be (Moody’s, S&P or such other agency or agencies, as the case may be, the “Rating Agencies”), an equivalent rating by such other agency or agencies, as the case may be (any such rating, an “Investment Grade Rating”), and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants described above under the following headings:

(1)	“— Limitations on Additional Indebtedness;”

(2)	“— Limitations on Restricted Payments;”

(3)	“— Limitations on Dividends and other Restrictions Affecting Restricted Subsidiaries;”

(4)	“— Limitations on Transactions with Affiliates;”

(5)	“— Limitations on Asset Sales;”

(6)	“— Limitations on Sale and Leaseback Transactions;” and

(7)	clause (3) under “— Limitations on Mergers, Consolidations, Etc.”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Net Available Proceeds with respect to any applicable Asset Sale will be set at zero at such date (the “Suspension Date”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, but only with respect to events after the Reversion Date. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be subject to the covenant described above under the caption “— Limitations on Additional Indebtedness.” To the extent such Indebtedness would not be so permitted to be incurred pursuant to the covenant described above under the caption “— Limitations on Additional Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the definition of “Permitted Indebtedness.”

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described above under the caption “— Limitations on Restricted Payments” will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will be deemed to have been permitted but will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described below under the caption “— Limitations on Restricted Payments.”

During a Suspension Period, the Issuer may not designate a Subsidiary as an Unrestricted Subsidiary under the covenant described under the caption “— Limitations on Designation of Unrestricted Subsidiaries.”

Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that occurred, were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any Suspended Covenant set forth in the Indenture or cause a Default thereunder, provided that (1) the Issuer and the Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (2) the Issuer reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade. The Issuer shall inform the Trustee of the occurrence of a Covenant Suspension Event or a Reversion Date and in the absence of any such notice, the Trustee shall be entitled to assume that no such event occurred.

Events of Default

Each of the following is an “Event of Default”:

(1)	failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 consecutive days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase, if required) (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3)	failure by the Issuer to comply with any other agreement or covenant in the Indenture and the continuance of any such failure for 60 consecutive days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the covenant described under “— Limitations on Mergers, Consolidations, Etc.” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)	default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is incurred thereafter, which default:

(a)	is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness, or

(b)	results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $50.0 million or more;

(5)	entry by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary of one or more final judgments or orders for the payment of money that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) and such judgments or orders have not been satisfied, stayed, annulled or rescinded within 60 days of entry (or such longer period as may be permitted for timely appeal under applicable law);

(6)	the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(8)	(a) the Guarantee of any Significant Subsidiary (i) ceases to be in full force and effect (other than in accordance with the terms of the Indenture (including such Guarantee)) or (ii) is declared null and void and unenforceable or found to be invalid, and such circumstance or event remains uncured for a period of 30 days, or (b) any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture (including such Guarantee)).

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable, which notice shall specify each applicable Event of Default and that it is a “notice of acceleration” (an “Acceleration Notice”). Upon proper delivery of an Acceleration Notice, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is any Designated Senior Debt outstanding at such time, with respect to any acceleration arising out of any Event of Default other than a payment default under clause (1) or (2) above, upon the earlier of (x) the date which is 5 Business Days after receipt by the Representatives of such Acceleration Notice or (y) the date of acceleration of any Designated Senior Debt and (b) if otherwise, immediately, but, in any case, only if one or more of the Events of Default specified in such Acceleration Notice are then continuing; provided, however, that after such declaration of acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances and on behalf of all the Holders, rescind and annul such declaration of acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (6) or (7) with respect to the Issuer occurs, all outstanding Notes shall become immediately due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes or, if later, after the Trustee is deemed to have knowledge of such Default (pursuant to the Indenture), give the Holders notice of all uncured Defaults thereunder of which it received written notice; provided, however, that, except in the case of a Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)	has failed to act for a period of 60 consecutive days after receiving written notice of a continuing Event of Default from such Holder and a request to act by Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of Default” section).

The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantees, except as to:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below;

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trust, duties, and immunities of the Trustee under the Indenture and the Issuer’s obligation in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of each of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, funds in Dollars or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify to the Trustee whether the Notes are being defeased to such stated date for payment or to a particular redemption date, as the case may be, and the Holders must have a valid, perfected, exclusive security interest in such trust;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under (other than a default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders), any Credit Agreement or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, stating, in the case of the Officers’ Certificate, that the conditions provided for in clauses (1) through (6) of this paragraph have been complied with and stating, in the case of the opinion of counsel, that clause (1) (with respect to the validity and perfection of the security interest) and the conditions provided for in clause (2) or (3), as applicable, and clause (5) of this paragraph have been complied with.

Notwithstanding anything to the contrary herein, the borrowing of funds to be applied to any deposit, and the grant of any Lien securing such borrowing, in order to effect any Legal Defeasance or Covenant Defeasance will not constitute a Default under the Indenture.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture and the Guarantees will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

(2) (a)	all Notes that have not been delivered to the Trustee for cancellation either (i) have become due and payable by reason of the mailing of a notice of redemption as described in “— Redemption” or otherwise or (ii) will become due and payable within one year, and in each of the foregoing cases the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders funds in Dollars or U.S. Government Obligations in amounts sufficient (without reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation to the date of maturity or redemption,

(b)	the Issuer or any Guarantor has paid or caused to be paid all other sums payable by the Issuer under the Indenture,

(c)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d)	the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed, (2) to register the transfer of or exchange any Note selected for redemption or (3) to register the transfer or exchange of a Note between a record date for the payment of interest and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Notes for all purposes.

The Notes will be initially issued in the form of one or more global notes in registered form and deposited with the Trustee as custodian for the Depository.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture (including the Guarantees) or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the

Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that without the consent of each Holder affected, no amendment or waiver may:

(1)	reduce the principal, or change the stated maturity of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the purchase of Notes described above under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4)	make the principal of or interest, if any, on any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions affecting the subordination of the Notes or the Guarantees in a manner that adversely affects the Holders in any material respect;

(6)	release any Guarantor which is a Significant Subsidiary from any of its obligations under its guarantee or Indenture other than as provided in the Indenture;

(7)	waive a Default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the then outstanding Notes as provided in the Indenture and a waiver of the payment Default that resulted from such acceleration);

(8)	impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor;

(9)	reduce the principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver to or under the Indenture (including the Guarantees) or the Notes; or

(10)	make any change in (a) certain provisions of the Indenture relating to the right of Holders to receive payments when due or (b) these amendment or waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee, together, may amend or supplement the Indenture, the Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s assets, to add Guarantees with respect to the Notes, to release any Guarantor from its Guarantee or any of its other obligations under the Indenture (to the extent permitted by the Indenture), to make any change that would provide any additional rights or benefits to the Holders or that adds covenants of the Issuer or any Guarantor for the benefit of the Holders, to surrender any right or power conferred upon the Issuer or any Guarantor, to make any change that does not materially adversely affect the rights of any Holder, to maintain the qualification of the Indenture under, or otherwise comply with, the Trust Indenture Act, to conform the text of the Indenture or the Notes to any provision of this “Description of New Notes” section to the extent that such provision in this “Description of New Notes” section was intended to be a substantially verbatim recitation of a provision of the Indenture or the Notes, or to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under the subordination provisions of the Indenture without the consent of such holder.

No Personal Liability of Directors, Officers, Employees, Stockholders, Members or Managers

No director, officer, employee, incorporator, stockholder, member or manager of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or the Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of at least a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. The Indenture provides that, in case a Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder offers to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture (including the Guarantees) and the Notes will be, as the case may be, governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“2007 Convertible Notes” means those certain 3% convertible senior subordinated notes due 2016 in the aggregate principal amount of $150.0 million issued by the Issuer to certain holders thereof under that certain Indenture between the Issuer and U.S. Bank National Association, as trustee, dated as of May 14, 2007.

“2009 Senior Subordinated Notes” means, to the extent that any such senior subordinated notes remain outstanding on or following the Issue Date, those certain 9.00% senior subordinated notes due 2016 issued by the Issuer to certain holders thereof under the 2009 Senior Subordinated Notes Indenture.

“2009 Senior Subordinated Notes Indenture” means, to the extent that any 2009 Senior Subordinated Notes remain outstanding on or following the Issue Date, that certain Indenture between the Issuer and U.S. Bank National Association, as trustee, dated as of May 12, 2009, as amended, supplemented and modified by that certain First Supplemental Indenture among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee, dated as of May 12, 2009, as further amended, supplemented and modified to date and as may be further amended, supplemented and modified.

“2010 Senior Subordinated Notes” means those certain 8.625% senior subordinated notes due 2018 issued by the Issuer to certain holders thereof under the 2010 Senior Subordinated Notes Indenture.

“2010 Senior Subordinated Notes Indenture” means that certain Indenture between the Issuer and U.S. Bank National Association, as trustee, dated as of May 12, 2009, as amended, supplemented and modified by that certain Ninth Supplemental Indenture among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee, dated as of September 21, 2010, as further amended, supplemented and modified to date and as may be further amended, supplemented and modified.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into, or consolidated with, the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of any Person or any asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger, consolidation or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling,” “controlled by,” and “under common control” shall have correlative meanings.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to the principal amount of any Note to be redeemed on any redemption date, the greater of:

(1)	1.0% of the principal amount (or portion thereof) of such Note to be redeemed; and

(2)	the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note (or portion of the principal amount thereof to be redeemed) at June 15, 2016 (such redemption price being set forth in the table appearing above in “— Redemption — Optional Redemption”), plus (ii) all required interest payments due on such Note (or portion of the principal amount thereof to be redeemed) through June 15, 2016 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount (or portion thereof) of such Note to be redeemed.

“asset” means any asset or property.

“Asset Acquisition” means:

(1)	an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer; or

(2)	the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, conveyance, transfer, lease, assignment, license or other disposition on or after the Issue Date by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.;”

(3)	Permitted Investments, Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on Restricted Payments” and transfers that would constitute Restricted Payments but for the exclusions in clauses (1) and (2) of the definition thereof; provided, however, that any sale, conveyance, contribution, transfer, lease, assignment, license or other disposition of assets by the Issuer or any of its Restricted Subsidiaries to any Health Management Joint Venture pursuant to clause (13) of the definition of “Permitted Investments” in connection with the creation thereof shall be deemed to be an “Asset Sale” for purposes of this definition;

(4)	the creation or realization of any Permitted Lien;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or the Restricted Subsidiaries;

(6)	any license of intellectual property not otherwise in the ordinary course of business, other than the license of all or substantially all of the rights associated with any intellectual property owned or controlled by the Issuer or any of the Restricted Subsidiaries if (i) such rights are used or could be used in a line of business then being conducted by the Issuer or any of the Restricted Subsidiaries and such rights and line of business are material to the business of the Issuer and the Restricted Subsidiaries taken as a whole, as reasonably determined by the Issuer, (ii) such license is for all or substantially all of the remaining contractual or useful life of such intellectual property, whichever is shorter, determined as of the date such license is granted, and (iii) the Fair Market Value of such license, together with that of any other such licenses meeting the criteria in clauses (i) and (ii) (with the Fair Market Value of any such license being determined at the time thereof and without regard to subsequent changes in value), exceeds $25.0 million in any fiscal year of the Issuer; and

(7)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed, in the aggregate with all other such transactions or series of related transactions (with the Fair Market Value of any such transaction being determined at the time thereof and without regard to subsequent changes in value), $25.0 million in any fiscal year of the Issuer.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing, or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in The City of New York, New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or issued by any agency or instrumentality thereof and the full faith and credit of the United States of America is pledged in support thereof;

(2)	any marketable direct obligations issued by any other agency of the United States of America, any State of the United States of America or the District of Columbia, or any political subdivision of any such state or instrumentality thereof, in each case having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)	demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

(4)	commercial paper maturing no more than one year from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(5)	repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (3) above;

(6)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above; and

(7)	other short-term investments utilized by any Foreign Subsidiary in accordance with normal investment practices for cash management, and other investments by Foreign Subsidiaries in or with foreign obligors that, in the reasonable judgment of the Issuer, are of a credit quality comparable to those listed in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following events:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Issuer’s Board of Directors (together with any new directors whose election to the Issuer’s Board of Directors or whose nomination for election by the Issuer’s stockholders was approved by a vote of at least a majority of the directors of the Issuer then still in office either who were directors of the Issuer at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Issuer’s Board of Directors;

(3)	consummation of (a) any share exchange, consolidation or merger of the Issuer or series of such related transactions (excluding a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s name or jurisdiction of incorporation) or (b) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” within the meaning thereof in Section 13(d) of the Exchange Act, other than one or more of the Wholly-Owned Restricted Subsidiaries; provided, however, that a transaction described in foregoing clause (a) or (b) where the holders of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the continuing, surviving or resulting entity or the transferee immediately after such event shall not be a Change of Control; or

(4)	the Issuer shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

Notwithstanding anything herein to the contrary, neither the creation by the Issuer or any of its Subsidiaries of any Health Management Joint Venture nor the sale, conveyance, contribution, transfer, lease, assignment, license or other disposition by the Issuer or any of its Subsidiaries of any Health Management Business assets to any such Health Management Joint Venture in connection with such creation shall constitute a Change of Control for purposes of clause (3)(b) of this definition, so long as (i) the holders of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer immediately after such transaction and (ii) on the date of such transaction, after giving effect to such transaction, the Consolidated Total Leverage Ratio would be less than or equal to 4.0 to 1.0.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of:

(1)	Consolidated Net Income; plus

(2)	in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)	Consolidated Depreciation Expense,

(d)	Consolidated Interest Expense, and

(e)	all other non-cash items reducing Consolidated Net Income for such period, including any stock-based compensation expense,

in each case determined on a consolidated basis in accordance with GAAP; minus

(3)	the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (including the reversal of accruals or reserves for charges that increased Consolidated Net Income at any time during the Four-Quarter Period ending on the Issue Date or thereafter) for such period; minus

(4)	cash disbursements in respect of previously accrued or reserved items increasing Consolidated Cash Flow in that or prior periods.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of (x) Consolidated Cash Flow during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for such Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or the redemption of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, issuance, redemption or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first (1st) day of the Four-Quarter Period; and

(2)	any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first (1st) day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication:

(1)	imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2)	commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)	the net costs associated with Hedging Obligations;

(4)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the write-off of deferred debt issuance costs resulting from the initial offering of the Notes);

(5)	the interest portion of any deferred payment obligations;

(6)	all other non-cash interest expense;

(7)	capitalized interest;

(8)	the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(9)	all interest payable with respect to discontinued operations; and

(10)	all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)	the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2)	except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)	the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)	for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5)	other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6)	any gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)	any unrealized gains and losses with respect to Hedging Obligations;

(8)	any extraordinary, unusual or nonrecurring gain, charges and losses (including all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Equity Interests or warrants or options to purchase Equity Interests), and the related tax effects according to GAAP;

(9)	any acquisition-related expenses expensed in accordance with Statement of Financial Accounting Standards No. 141(R) promulgated by the Financial Accounting Standards Board (“SFAS 141(R)”) and any gains or losses on any earn-out payments, contingent consideration or deferred purchase price in conjunction with any Asset Acquisition determined in accordance with SFAS 141(R);

(10)	any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(11)	any non-cash compensation charges and deferred compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction; provided, however, that Consolidated Net Income for any period shall be reduced by any cash payments made during such period by the Issuer or any Restricted Subsidiary in connection with any such deferred compensation, whether or not such reduction is in accordance with GAAP; and

(12)	inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(e) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (15) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication)

(1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Total Assets” means, at any time of determination, the consolidated total assets of the Issuer and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the most recent date for which financial statements of the Issuer are then available.

“Consolidated Total Debt” means all Indebtedness of a type described in clause (1), (2), (3), (4)(i), (6), (7) or (9) of the definition thereof and all guarantee Obligations with respect to any such Indebtedness of another Person, in each case of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Leverage Ratio” means the ratio of (x) Consolidated Total Debt as of the last day of the most recent fiscal quarter of the Issuer for which financial statements are available ending on or prior to the date of the Health Management Joint Venture transaction giving rise to the need to calculate the Consolidated Total Leverage Ratio (the “HMJV Transaction Date”) to (y) Consolidated Cash Flow for the Four-Quarter Period ending on or prior to the HMJV Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, (i) there shall be deducted from “Consolidated Total Debt” in the calculation thereof the amount of all cash and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries as consideration in connection with the relevant Health Management Joint Venture transaction and not applied by the Issuer or any of its Restricted Subsidiaries on the HMJV Transaction Date to repay Indebtedness of the Issuer or any of its Restricted Subsidiaries of any type included within the definition of “Consolidated Total Debt,” and (ii) “Consolidated Total Debt” and “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or the redemption of any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the HMJV Transaction Date, as if such incurrence, issuance, redemption or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first (1st) day of the Four-Quarter Period; and

(2)	any Asset Sale or Asset Acquisition (including any Asset Sale constituting a Health Management Joint Venture transaction described in the last paragraph of the definition of “Change of Control” above giving rise to the need to make such calculation, also including any Asset Acquisition resulting in the Issuer or any Restricted Subsidiary incurring any Acquired Indebtedness, and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with or attributable to any such Asset Sale or Asset Acquisition or the assets which are the subject of any such Asset Sale or Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the HMJV Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first (1st) day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness.”

“Credit Agreement” means that certain Credit Agreement dated as of June 30, 2011 among, inter alios, the Issuer, the lenders party thereto, the letter of credit issuers party thereto and General Electric Capital Corporation as administrative agent and collateral agent, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, restated, supplemented or otherwise modified from time to time before, on or after the Issue Date, including one or more agreements extending the maturity of, refinancing, refunding, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agent or agents, creditor, lender or group of creditors or lenders.

“Credit Facilities” means, with respect to the Issuer or any Subsidiary, one or more debt facilities (including any Credit Agreement) or commercial paper facilities with banks or institutional or other similar lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other similar debt financing arrangements, in each case, as amended, restated, supplemented, modified, extended, renewed, refunded, replaced, refinanced or otherwise restructured (including any increase in the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto that is a clearing agency registered under the Exchange Act or other applicable statute or regulation.

“Designated Senior Debt” means (1) Senior Debt under or in respect of any Credit Facility (including any Credit Agreement), and (2) any other Indebtedness constituting Senior Debt that, in the case of clause (2), at the time of determination, (x) has an aggregate principal amount of at least $25.0 million and (y) is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” for purposes of the Indenture.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof (but excluding redemption at the option of such Person), or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests), and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified

Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests); provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change of control or an asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset disposition provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively; provided further, however, in no event shall the Series B Preferred Stock on the terms thereof existing on the Issue Date (or any other Preferred Stock issued by the Issuer on substantially similar terms with regard to the foregoing matters in this definition) be deemed to be Disqualified Equity Interests.

“Dollars” and “$” mean the currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that no Indebtedness under the 2007 Convertible Notes or any other Indebtedness of the Issuer or any Subsidiary of the Issuer that is convertible into Equity Interests of such Person shall be deemed to be Equity Interests of such Person prior to conversion thereof into such Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Senior Subordinated Notes” means, collectively, the 2009 Senior Subordinated Notes and the 2010 Senior Subordinated Notes.

“Existing Senior Subordinated Notes Indentures” means, collectively, the 2009 Senior Subordinated Notes Indenture and the 2010 Senior Subordinated Notes Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Subsidiary of such Foreign Subsidiary (whether or not such Subsidiary of such Foreign Subsidiary is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof).

“Four-Quarter Period” means the most recent four consecutive full fiscal quarters of the Issuer for which financial statements are available.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 12, 2009.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), and “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means the senior subordinated guarantee by each of the Guarantors of the Issuer’s obligations under the Indenture and the Notes as provided under the section of the Indenture described under “— Guarantees of the Notes.”

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees and the Notes.

Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)	all obligations of every nature of such Guarantor under, or with respect to, any Credit Facility (including any Credit Agreement), including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof ), and including all obligations of each Guarantor under guarantees under or with respect to any of the foregoing or otherwise under or with respect to any Credit Facility (including any Credit Agreement);

(2)	all obligations of every nature of such Guarantor under or with respect to any Hedging Obligations in respect of any Credit Facility (including any Credit Agreement) (and guarantees thereof ); and

(3)	all obligations of every nature of such Guarantor under, or with respect to, its guarantee of the Issuer’s obligations under, or with respect to, the Senior Notes;

in each case, whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)	any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2)	Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

(3)	obligations to trade creditors and other amounts incurred (but not under any Credit Facility (including any Credit Agreement)) in connection with obtaining goods, materials or services;

(4)	Indebtedness represented by Disqualified Equity Interests;

(5)	any liability for taxes owed or owing by such Guarantor;

(6)	that portion of any Indebtedness incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate (and/or representation or warranty) of such Guarantor (any such Officers’ Certificate, notwithstanding the definition of such term, to be executed by analogous officers of the Guarantor rather than the Issuer) to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture);

(7)	Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

(8)	Indebtedness under or evidenced by such Guarantor’s guarantee of the Issuer’s obligations under, or with respect to, the Existing Senior Subordinated Notes, and any Indebtedness that expressly provides that it ranks pari passu in right of payment with any such guarantee Indebtedness; and

(9)	any Indebtedness (including any Pari Passu Indebtedness or Subordinated Indebtedness) which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Guarantors” means (1) each party named as such on the signature pages of the Indenture, which (subject to the proviso below), collectively, consist of each Domestic Subsidiary on the Issue Date that guarantees any Indebtedness or other Obligation under any Credit Agreement, and (2) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture; provided, however, in each case, that in no event shall SPDH, Inc. be a Guarantor unless the Issuer so elects by notice to the Trustee delivered in accordance with the Indenture (in which case such Subsidiary shall become a Guarantor as provided in the section of the Indenture described under “— Certain Covenants — Additional Guarantees”).

“Health Management Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date focused on wellness, disease and condition management, productivity enhancement or informatics, any businesses that are otherwise within any of such business fields (whether or not engaged in by the Issuer on the Issue Date), and any businesses that are a reasonable extension, development or expansion of any of the foregoing (whether or not engaged in by the Issuer on the Issue Date).

“Health Management Joint Venture” means a single joint venture (which may be conducted through more than one joint venture entity) created by the Issuer or any of its Restricted Subsidiaries, on the one hand, and any joint venture partner or partners who are not Affiliates of the Issuer, on the other hand, for the purpose of developing or conducting any business within the fields of business described or otherwise included in the definition of “Health Management Business” above.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to alter the risks to that Person arising from fluctuations in interest rates, (2) agreements or arrangements designed to alter the risks to that Person arising from fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)	(i) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, and (ii) all obligations of such Person under conditional sale or other title retention agreements relating to the assets purchased by such Person; provided, however, that in no event shall the following constitute “Indebtedness” under the Indenture: (x) trade payables and other accrued liabilities incurred by such Person in the ordinary course of business and (y) customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of such Person arising under any of the documents pertaining to any acquisition of any Person or assets or Equity Interests of any Person or any sale, transfer or other disposition of assets to any Person, in each case to the extent not yet determined, due and payable;

(5)	the maximum fixed involuntary redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	all Attributable Indebtedness; and

(10)	to the extent not otherwise included in this definition, Hedging Obligations of such Person, determined as the net amount of all payments that would be required to be made in respect thereof in the event of a termination (including an early termination) on the date of determination.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed involuntary redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed involuntary redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who:

(1)	is independent with respect to the transaction at issue;

(2)	does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3)	has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest on the Notes.

“Investments” of any Person means:

(1)	all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)	all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the Designation after the Issue Date of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” Notwithstanding the foregoing, neither (a) purchases or redemptions of Equity Interests of the Issuer nor (b) acquisitions of assets by any Person shall be deemed to be Investments.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, charge, security interest or other similar encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof.

“Major Foreign Exchange” means an exchange which is the primary non-U.S. trading location for one or more stocks included in the Morgan Stanley Capital International Europe, Australasia and Far East Index (or if such index does not exist a comparable then existing index).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1)	brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) incurred in connection with such Asset Sale;

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 180 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)	as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; provided, however, that an intercompany loan from the Issuer or any Restricted Subsidiary to an Unrestricted Subsidiary shall be deemed Non-Recourse Debt if such loan at the time such Subsidiary is designated an Unrestricted Subsidiary or if made later, at the time such intercompany loan is made, was permitted under and made in compliance with the covenant described under “— Certain Covenants — Limitations on Restricted Payments;” and

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder or holders of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary in an aggregate principal amount of $50.0 million or more to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable, including (i) the Existing Senior Subordinated Notes and the Guarantors’ related guarantees thereof and any Indebtedness of the Issuer or any Guarantor that expressly provides that it ranks pari passu in right of payment with any of the Existing Senior Subordinated Notes or such guarantees, as the case may be, and (ii) the 2007 Convertible Notes and any Indebtedness of the Issuer that expressly provides that it ranks pari passu in right of payment with the 2007 Convertible Notes.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the offering circular under which the old notes were offered, businesses that are otherwise within the healthcare, life sciences or diagnostic industries, and businesses that are reasonably similar, ancillary or related to, or that are a reasonable extension, development or expansion of, any of the foregoing.

“Permitted Indebtedness” has the meaning given to such term in the second paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Permitted Investments” means:

(1)	Investments by the Issuer or any Restricted Subsidiary (a) in any Restricted Subsidiary or (b) including the purchase price paid for and reasonable transaction costs related thereto, in any Person that is or will become immediately after or substantially concurrent with such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary (including the exercise or performance of any rights or obligations to acquire any equity or ownership interest in any joint venture under the terms of the agreements governing such joint venture);

(2)	Investments in the Issuer by any Restricted Subsidiary;

(3)	loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries (a) for bona fide business purposes and (b) to purchase Equity Interests of the Issuer not in excess of $5.0 million at any one time outstanding, in each case, in addition to any such loans outstanding on the Issue Date;

(4)	Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness;”

(5)	cash and Cash Equivalents;

(6)	receivables owing to the Issuer or any Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)	Investments made by the Issuer or any Restricted Subsidiary in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales” using consideration received in connection with an Asset Sale;

(9)	lease, utility and other similar deposits in the ordinary course of business;

(10)	Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12)	Investments existing on the Issue Date;

(13)	non-cash and non-Cash Equivalents Investments by the Issuer or any Restricted Subsidiary in a single Health Management Joint Venture (which may be conducted through more than one joint venture entity) in connection with the creation thereof;

(14)	acquisitions (including the purchase price paid for and reasonable transaction costs related thereto) by the Issuer or any Restricted Subsidiary of (i) Equity Interests of another Person engaged in the Permitted Business and who will thereafter become a Restricted Subsidiary (including the exercise or performance of any rights or obligations to acquire any equity or ownership interest in any joint venture under the terms of the agreements governing such joint venture), (ii) all or a substantial portion of the assets of a Person engaged in or of a line of business, in each case, within the Permitted Business, or (iii) any other assets within the Permitted Business; and

(15)	other Investments having an aggregate Fair Market Value at any one time outstanding not to exceed 3.0% of Consolidated Total Assets (with the Fair Market Value of each Investment being determined as of the date made and without regard to subsequent changes in value) (it being understood that any Investment permitted under this clause (15) shall remain so permitted notwithstanding any decrease in Consolidated Total Assets). (For avoidance of doubt, in determining the amount of any Investments made and outstanding under this clause (15) in any joint venture in connection with any contribution, transfer or other disposition of assets by the Issuer or any of its Restricted Subsidiaries to such joint venture, the aggregate amount of cash and Cash Equivalents received by the Issuer and its Restricted Subsidiaries in consideration for such contribution, transfer or disposition shall be netted against the Fair Market Value of the assets so contributed, transferred or disposed of.)

The amount of Investments outstanding at any time pursuant to clause (15) above shall be deemed to be reduced:

(a)	upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.

“Permitted Junior Securities” means:

(1)	Equity Interests in the Issuer or any Guarantor; and

(2)	debt securities,

in the case of each of clauses (1) and (2), provided for by a plan of reorganization or readjustment and that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any securities issued in exchange for Senior Debt, in each case, to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under the Indenture.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or payable without penalty or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen and other Liens imposed by law or arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens arising or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security or other types of government insurance benefits, or made in lieu of, or to secure the performance of tenders, statutory obligations, surety, customs, reclamation, performance or appeal bonds, bids, leases, government, sales or other trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens upon specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	attachment or judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired, and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in connection with the foregoing;

(6)	easements, rights-of-way, zoning restrictions and other similar charges, restrictions, licenses, reservations, covenants, encroachments or other similar encumbrances in respect of real property or immaterial imperfections of title which are customary or do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7)	(i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby, and other assets relating to such letters of credit and products and proceeds thereof and (ii) Liens securing reimbursement obligations with respect to letters of credit issued to landlords in an aggregate face amount not exceeding $10.0 million at any time;

(8)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements (including any Liens securing Permitted Indebtedness incurred in reliance on clause (8) of the definition thereof in the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness” above); provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness (except such Permitted Indebtedness expressly referenced above);

(10)	leases or subleases (or any Liens on the property related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11)	licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(12)	Liens arising from filing Uniform Commercial Code financing statements regarding leases or other transactions that are not secured transactions;

(13)	Liens securing all of the Notes and the Guarantees and Liens securing the exchange notes and any guarantees thereof;

(14)	(i) Liens securing Senior Debt or Guarantor Senior Debt (including, in each case, Indebtedness under any Credit Facility (including any Credit Agreement, including with respect to letters of credit or bankers’ acceptances issued thereunder); and (ii) Liens securing Hedging Obligations permitted under clause (4)(i) in “— Certain Covenants — Limitations on Additional Indebtedness” with respect to Indebtedness under any Credit Facility (including any Credit Agreement), which Liens in this clause (ii) extend only to assets securing such Indebtedness under such Credit Facility or Credit Agreement;

(15)	Liens securing Indebtedness of any Domestic Subsidiary that is not a Guarantor (other than Indebtedness that is Subordinated Indebtedness or that ranks pari passu in right of payment with the Notes or any Guarantee or the exchange notes and any guarantee thereof), provided that such Liens do not extend to the assets of a Person who is not liable for such Indebtedness, whether as a borrower, a guarantor or otherwise;

(16)	Liens securing Indebtedness of Foreign Subsidiaries that relate solely to the Equity Interests or assets of Foreign Subsidiaries;

(17)	Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(18)	Liens in favor of the Issuer or a Restricted Subsidiary;

(19)	Liens securing Purchase Money Indebtedness;

(20)	Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(21)	Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(22)	Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (17), (20) and (21) and this clause (22); provided, however, that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(23)	Liens to secure Attributable Indebtedness and/or that are incurred pursuant to a Sale and Leaseback Transaction that complies with the covenant described under “— Certain Covenants — Limitations on Sale and Leaseback Transactions;” provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(24)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25)	Liens securing Permitted Indebtedness incurred in reliance on clause (16) in the “— Certain Covenants — Limitations on Additional Indebtedness” covenant; provided, however, that this clause (25) shall not permit Liens on the assets of any Domestic Subsidiary to secure Indebtedness of any Foreign Subsidiary; and

(26)	Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $25.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“P&G Joint Venture” means the joint venture between the Issuer and The Procter & Gamble Company conducted through the P&G JV Companies pursuant to the P&G JV Agreements for the purpose of developing, acquiring and marketing consumer diagnostic and monitoring products (excluding products in the cardiology, diabetes and oral care fields).

“P&G JV Agreements” means the various joint venture, limited liability company, asset transfer and contribution agreements dated on or about May 17, 2007 among the Issuer and certain of its Subsidiaries and

Procter & Gamble RHD, Inc., Procter & Gamble International Operations, SA and certain of their Affiliates, and the other agreements, instruments and documents executed or delivered in connection therewith on or after such date.

“P&G JV Companies” means US CD LLC, a Delaware limited liability company, and SPD Swiss Precision Diagnostics GmbH, a company organized under the laws of Switzerland, and any subsidiaries of either of them.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether outstanding on the Issue Date or issued thereafter.

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on the Note.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer.

“redeem” means to redeem, repurchase, purchase, defease, discharge or otherwise acquire or retire for value, and “redemption” has a correlative meaning; provided, however, that this definition shall not apply for purposes of the provisions described under “— Redemption — Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided, however, that:

(1)	the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)	the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(3)	if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu in right of payment with the Notes or the Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu in right of payment with, or is subordinated in right of payment to, the Notes or the Guarantees, as the case may be;

(4)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)	the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Payment” means any of the following:

(1)	the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary (in respect of such Equity Interests) by the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends, distributions or payments payable or paid solely in Qualified Equity Interests (and payments of cash in lieu of delivering fractional shares in connection therewith) and (b) in the case of Restricted Subsidiaries, dividends, distributions or payments payable or paid to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)	the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer, but excluding (i) any such Equity Interests held by the Issuer or any Restricted Subsidiary and (ii) any redemptions to the extent payable or paid in Equity Interests of the Issuer or of an acquirer of the Issuer (and payments of cash in lieu of delivering fractional shares in connection therewith), in either case in this clause (ii) other than Disqualified Equity Interests;

(3)	any Investment other than a Permitted Investment; or

(4)	any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, but excluding (i) any redemptions to the extent payable or paid in Qualified Equity Interests (and payments of cash in lieu of delivering fractional shares in connection therewith), (ii) any redemptions of any Indebtedness the incurrence of which is permitted pursuant to clause (5) of the definition of Permitted Indebtedness, or (iii) any redemption of Indebtedness of the Issuer or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such redemption.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary or Assistant Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)	all obligations of every nature of the Issuer under, or with respect to, any Credit Facility (including any Credit Agreement), including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof ), and including all obligations under guarantees of the Issuer under or with respect to any of the foregoing or otherwise under or with respect to any Credit Facility (including any Credit Agreement);

(2)	all obligations of every nature of the Issuer under, or with respect to, any Hedging Obligations in respect of any Credit Facility (including any Credit Agreement); and

(3)	all obligations of every nature of the Issuer under, or with respect to, the Senior Notes;

in each case, whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)	any Indebtedness of the Issuer to any of its Subsidiaries;

(2)	Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including amounts owed for compensation);

(3)	obligations to trade creditors and other amounts incurred (but not under any Credit Facility (including any Credit Agreement)) in connection with obtaining goods, materials or services;

(4)	Indebtedness represented by Disqualified Equity Interests;

(5)	any liability for taxes owed or owing by the Issuer;

(6)	that portion of any Indebtedness incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate (and/or representation or warranty) of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture);

(7)	Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer;

(8)	Indebtedness under or evidenced by the 2007 Convertible Notes and any Indebtedness that expressly provides that it ranks pari passu in right of payment with the 2007 Convertible Notes;

(9)	Indebtedness under or evidenced by the Existing Senior Subordinated Notes and any Indebtedness that expressly provides that it ranks pari passu in right of payment with any Existing Senior Subordinated Notes; and

(10)	any Indebtedness (including any Pari Passu Indebtedness or Subordinated Indebtedness) which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

“Senior Notes” means those certain 7.250% senior notes due 2018 issued by the Issuer to certain holders thereof under the Senior Notes Indenture.

“Senior Notes Indenture” means that certain Indenture between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of August 11, 2009, as amended, supplemented and modified by that certain Fifteenth Supplemental Indenture among the Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of December 11, 2012, as further amended, supplemented and modified to date and as may be further amended, supplemented and modified.

“Series B Preferred Stock” means the Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (6) or (7) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. Based on the capital structure and ownership of the P&G JV Companies as of the Issue Date, the P&G JV Companies are not Subsidiaries of the Issuer.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 15, 2016; provided, however, that if the period from such redemption date to June 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such Person who is then a Trustee under the Indenture.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary. As of the Issue Date, no Subsidiary has been designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

The new notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes representing the new notes will be deposited on the date the new notes are issued with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in minimum denominations of $2,000 and integral multiples of $1,000 through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the “Participants” or the “Depository’s

Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depository’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depository’s Participants or the Depository’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depository’s Participants) and the records of the Depository’s Participants (with respect to the interests of the Depository’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes is limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depository’s Participants and the Depository’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository’s Participants or the Depository’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depository or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if either (i) the Depository notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) a Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes, and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

DESCRIPTION OF OLD NOTES

The terms of the old notes are identical in all material respects to those of the new notes, except that (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); (2) after payment of the unpaid additional interest, if any, that has accrued on the old notes, the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations with respect to the old notes; and (3) the new notes will bear a different CUSIP number than the old notes. The old notes provide that, in the event that the registration statement that includes this prospectus is not filed with the SEC on or before October 21, 2013 or is not declared effective by the SEC on or before January 19, 2014, or the exchange offer is not consummated by February 18, 2014, then we will pay additional interest to each holder of old notes, with respect to the first 90-day period immediately following the occurrence of such event in an amount equal to 0.25% per annum (in addition to the interest rate on the old notes) on the principal amount of old notes held by such holder. In addition, the amount of the additional interest will increase by an additional 0.25% per annum on the principal amount of old notes with respect to each subsequent 90-day period until such failure has been cured, up to a maximum amount of additional interest of 1.00% per annum. After payment of the unpaid additional interest, if any, that has accrued on the old notes, the new notes will not be entitled to any such additional interest. Accordingly, holders of old notes should review the information set forth under “Risk Factors” and “Description of New Notes.”

DESCRIPTION OF OTHER INDEBTEDNESS

Secured Credit Facility

On June 30, 2011, we entered into a credit agreement, or secured credit facility, with certain lenders, General Electric Capital Corporation as administrative agent and collateral agent, and certain other agents and arrangers, and, along with certain of our subsidiaries, a related guaranty and security agreement. On December 7, 2011, we entered into an amendment to our secured credit facility to provide an additional term loan facility for the “Incremental B-1” term loans described below. On March 28, 2012, we entered into an amendment to our secured credit facility to provide an additional term loan facility for the “Incremental B-2” term loans described below. On March 22, 2013, we entered into an amendment to our secured credit facility to provide for reductions in the interest rate margins applicable to the “B” term loans, the “Incremental B-1” term loans and the “Incremental B-2” term loans and to make certain other changes. The secured credit facility, as amended, provides for credit facilities totaling $2.55 billion in the aggregate, consisting of term loans in the aggregate principal amount of $2.3 billion (consisting of “A” term loans in the aggregate principal amount of $625.0 million, “B” term loans in the aggregate principal amount of $925.0 million, “Incremental B-1” term loans in the aggregate principal amount of $250.0 million, “Incremental B-2” term loans in the aggregate principal amount of $200.0 million, and “Delayed-Draw” term loans in the aggregate principal amount of $300.0 million), all of which we have fully drawn, and, subject to our continued compliance with the secured credit facility, a $250.0 million revolving line of credit (which revolving line of credit includes a $50.0 million sublimit for the issuance of letters of credit).

We must repay the “A” term loans in eighteen consecutive quarterly installments, the first of which became payable on December 31, 2011 and which will continue through March 31, 2016, in the amount of $7,812,500 each, and a final installment on June 30, 2016, in the amount of $484,375,000. We must repay the “B” term loans in twenty-two consecutive quarterly installments, the first of which became payable on December 31, 2011 and which will continue through March 31, 2017, in the amount of $2,312,500 each, and a final installment on June 30, 2017, in the amount of $874,125,000. We must repay the “Incremental B-1” term loans in twenty-one consecutive quarterly installments, the first of which became payable on March 31, 2012 and which will continue through March 31, 2017, in the amount of $625,000 each, and a final installment on June 30, 2017, in the amount of $236,875,000. We must repay the principal amount of the Incremental B-2 term loans in twenty consecutive quarterly installments, the first of which became payable on June 30, 2012 and which will continue through March 31, 2017 in the amount of $500,000 each, and a final installment on June 30, 2017 in the amount of $190,000,000. We must repay the “Delayed-Draw” term loans in fifteen consecutive quarterly installments, the first of which became payable on September 30, 2012 and which will continue through March 31, 2016, in the amount of $3,750,000 each, and a final installment on June 30, 2016, in the amount of $243,750,000. We may make optional prepayments of the term loans under our secured credit facility from time to time without any premium or penalty, except that if, on or before September 22, 2013, we repay or prepay any “B” term loans, “Incremental B-1” term loans or “Incremental B-2” term loans with the proceeds of, or convert any “B” term loans, “Incremental B-1” term loans or “Incremental B-2” term loans into, any new term loans bearing interest with an effective yield (as defined in the credit agreement) less than the effective yield applicable to the “B” term loans, the “Incremental B-1” term loans or the “Incremental B-2” term loans, as applicable, we must pay a premium equal to 1.0% of the principal amount of the “B” term loans, “Incremental B-1” term loans or “Incremental B-2” term loans so repaid, prepaid or converted. We may repay any future borrowings under the revolving line of credit at any time (without premium or penalty), but in no event later than June 30, 2016. Notwithstanding the foregoing, and subject to certain exceptions provided for in the credit agreement, in the event that any of our existing 3% convertible senior subordinated notes remain outstanding on November 15, 2015, then all of the term loans and revolving credit loans under the secured credit facility shall instead mature in full on that date.

The “A” term loans, the “Delayed Draw” term loans and our borrowings under the revolving credit facility bear interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the credit agreement, plus an applicable margin, which varies between 1.75% and 2.50% depending on our consolidated secured leverage ratio, or (ii) the Eurodollar Rate, as defined in the credit agreement, plus an applicable margin, which varies between 2.75% and 3.50% depending on our consolidated secured leverage ratio. The “B” term loans, “Incremental B-1” term loans and “Incremental B-2” term loans bear interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the credit agreement, plus an applicable margin, which varies between 2.00% and 2.75% depending on our consolidated secured leverage ratio, or (ii) the Eurodollar Rate, as defined in the credit agreement, plus an applicable margin, which varies between 3.00% and 3.75% depending on our consolidated secured leverage ratio. Interest on “B” term loans, “Incremental B-1” and “Incremental B-2” term loans based on the Eurodollar Rate is subject to a 1.00% floor with respect to the base Eurodollar Rate. We are required to pay a fee on the unused portion of the revolving credit facility at a rate per annum equal to 0.50%. As of March 31, 2013, the “A” term loans (including the “Delayed-Draw” term loans), the “B” term loans, the “Incremental B-1” term loans, the “Incremental B-2” term loans and the “revolving line of credit loans bore interest at 3.20%, 4.25%, 4.25%, 4.25% and 3.21%, respectively.

As of March 31, 2013, aggregate outstanding borrowings under the secured credit facility were approximately $2.4 billion, consisting of “A” term loans (including “Delayed-Draw” term loans) in the aggregate principal amount of $866.9 million, “B” term loans in the aggregate principal amount of $911.1 million, “Incremental B-1” term loans in the aggregate principal amount of $246.9 million, “Incremental B-2” term loans in the aggregate principal amount of $196.3 million and borrowings under the revolving line of credit in the aggregate principal amount of $192.5 million. As of March 31, 2013, we were in compliance with all financial covenants related to the above debt, which consisted principally of a maximum consolidated secured leverage ratio, a minimum consolidated interest coverage ratio and a limit on capital expenditures. Interest expense related to the secured credit facility for the three months ended March 31, 2013, including amortized original issue discount and deferred borrowing costs, was $27.3 million. Interest expense related to the secured credit facility for the year ended December 31. 2012, including amortized deferred costs, was $104.9 million.

Senior Notes

On December 11, 2012, we issued $450.0 million in aggregate principal amount of 7.250% senior notes due 2018, which we refer to as our senior notes, at an initial offering price of 100%.

The senior notes are our senior unsecured obligations and are equal in right of payment to all of our existing and future senior debt, including indebtedness arising under our secured credit facility, and senior in right of payment to all of our existing and future subordinated debt, including indebtedness arising under the 2013 senior subordinated notes, our 8.625% senior subordinated notes and our 3% convertible senior subordinated notes. Our obligations under the senior notes and the indenture under which they were issued are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our domestic subsidiaries as provided in the indenture. The senior notes will mature on July 1, 2018, and bear interest at a rate of 7.250% per annum, payable on June 15 and December 15 of each year, beginning on June 15, 2013.

We may, at our option, redeem the senior notes, in whole or part, at any time (which may be more than once) on or after December 15, 2015, by paying the principal amount of the senior notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 103.625% during the twelve months on or after December 15, 2015, to 101.813% during the six months on or after December 15, 2016, to zero on and after June 15, 2017.

We may, at our option, at any time (which may be more than once) prior to December 15, 2015, redeem up to 35% of the senior notes with money that we raise in certain qualifying equity offerings, so long as:

•	we pay 107.250% of the principal amount of the senior notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	we redeem the senior notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the senior notes remains outstanding afterwards.

We may, at our option, at any time (which may be more than once) prior to December 15, 2015, redeem some or all of the senior notes by paying the principal amount of the senior notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, we must give holders of the senior notes an opportunity to sell the senior notes to us at a purchase price of 101% of the principal amount of the senior notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If we or our subsidiaries engage in asset sales, we or they generally must either invest the net cash proceeds from such sales in our or their businesses within a specified period of time, prepay certain indebtedness or make an offer to purchase a principal amount of the senior notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the senior notes will be 100% of their principal amount, plus accrued and unpaid interest.

The senior notes indenture provides that we and our subsidiaries must comply with various customary covenants. The covenants under the indenture limit, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt;

•	pay dividends on our or their capital stock or redeem, repurchase or retire our or their capital stock or subordinated debt;

•	make certain investments;

•	create liens on our or their assets;

•	transfer or sell assets;

•	engage in transactions with our or their affiliates;

•	create restrictions on the ability of our or their subsidiaries to pay dividends or make loans, asset transfers or other payments to us and our subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than our and their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are set forth in the senior notes indenture.

At any time the senior notes are rated investment grade, certain covenants will be suspended with respect to them.

As of March 31, 2013, $450.0 million in principal amount of the senior notes was outstanding. Interest expense related to the senior notes for the three months ended March 31, 2013, including amortized deferred borrowing costs, was $8.4 million. Interest expense related to the senior notes for the year ended December 31, 2012, including amortized deferred borrowing costs, was $2.0 million.

Senior Subordinated Notes

On September 15, 2010, we issued $400.0 million in aggregate principal amount of 8.625% senior subordinated notes due 2018, which we refer to herein as our 8.625% senior subordinated notes, at an initial offering price of 100%.

The 8.625% senior subordinated notes are our senior subordinated unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt, including the indebtedness arising under the secured credit facility and the senior notes, and pari passu in right of payment with the 2013 senior subordinated notes and our 3% convertible senior subordinated notes. Our obligations under the 8.625% senior subordinated notes and the indenture under which they were issued are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by certain of our domestic subsidiaries as provided in the indenture, and the subsidiary guarantors’ obligations under such guarantees are subordinated in right of payment to all of their existing and future senior debt, including their guarantees of our indebtedness arising under the secured credit facility and the senior notes, and pari passu in right of payment with their guarantees of the 2013 senior subordinated notes. The 8.625% senior subordinated notes will mature on October 1, 2018 and bear interest at a rate of 8.625% per annum, payable on April 1 and October 1 of each year.

We may, at our option, redeem the 8.625% senior subordinated notes, in whole or part, at any time (which may be more than once) on or after October 1, 2014, by paying the principal amount of the 8.625% senior subordinated notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 4.313% during the twelve months on or after October 1, 2014 to 2.156% during the twelve months on or after October 1, 2015 to zero on and after October 1, 2016.

We may, at our option, at any time (which may be more than once) prior to October 1, 2013, redeem up to 35% of the 8.625% senior subordinated notes with money that we raise in certain qualifying equity offerings, so long as:

•	we pay 108.625% of the principal amount of the 8.625% senior subordinated notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	we redeem the 8.625% senior subordinated notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the 8.625% senior subordinated notes remains outstanding afterwards.

We may, at our option, at any time (which may be more than once) prior to October 1, 2014, redeem some or all of the 8.625% senior subordinated notes by paying the principal amount of the 8.625% senior subordinated notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, we must give holders of the 8.625% senior subordinated notes an opportunity to sell the 8.625% senior subordinated notes to us at a purchase price of 101% of the principal amount of the 8.625% senior subordinated notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If we or our subsidiaries engage in asset sales, we or they generally must either invest the net cash proceeds from such sales in our or their businesses within a specified period of time, prepay senior debt or make an offer to purchase a principal amount of the 8.625% senior subordinated notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the 8.625% senior subordinated notes would be 100% of their principal amount, plus accrued and unpaid interest.

The 8.625% senior subordinated notes indenture provides that we and our subsidiaries must comply with various customary covenants. The covenants under the indenture limit, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt;

•	pay dividends on our or their capital stock or redeem, repurchase or retire our or their capital stock or subordinated debt;

•	make certain investments;

•	create liens on our or their assets;

•	transfer or sell assets;

•	engage in transactions with our or their affiliates;

•	create restrictions on the ability of our or their subsidiaries to pay dividends or make loans, asset transfers or other payments to us and our subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than our and their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate or merge with any person (other than certain affiliates) or transfer all or substantially all of our assets or the aggregate assets of us and our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are set forth in the 8.625% senior subordinated notes indenture.

At any time the 8.625% senior subordinated notes are rated investment grade, certain covenants will be suspended with respect to them.

The 8.625% senior subordinated notes indenture contains customary events of default entitling the relevant trustee or holders thereof to declare all amounts owed pursuant to the 8.625% senior subordinated notes immediately payable if any such event of default occurs.

As of March 31, 2013, $400.0 million in aggregate principal amount of the 8.625% senior subordinated notes was outstanding, approximately $400.0 million in aggregate principal amount of the 9% senior subordinated notes was outstanding, and no principal amount of the 6.5% senior subordinated notes was outstanding. Interest expense related to the 8.625% senior subordinated notes for the three months ended March 31, 2013, including amortized deferred borrowing costs, was $9.3 million, and interest expense related to the 9% senior subordinated notes for the three months ended March 31, 2013, including amortized original issue discount and deferred borrowing costs, was $10.4 million. Interest expense related to the 8.625% senior subordinated notes for the year ended December 31, 2012, including amortized deferred borrowing costs, was $37.1 million, and interest expense related to the 9% senior subordinated notes for the year ended December 31, 2012, including amortized original issue discount and deferred borrowing costs, was $41.5 million.

On May 24, 2013, we repurchased $190.6 million in aggregate principal amount of our 9% senior subordinated notes, and on that date we delivered a notice of optional redemption to the holders of our remaining 9% senior subordinated notes, pursuant to which on June 24, 2013 we redeemed all of the remaining 9% senior subordinated notes then outstanding at a redemption price equal to 104.5% of the principal amount of such 9% senior subordinated notes plus accrued and unpaid interest from May 15, 2013 to (but excluding) June 24, 2013. We subsequently terminated the indenture under which the 9% senior subordinated notes were issued. The information in the immediately preceding paragraph does not give pro forma effect to any of these transactions or our issuance of our 6.5% senior subordinated notes on May 24, 2013.

3% Convertible Senior Subordinated Notes Due 2016

On May 14, 2007, we sold $150.0 million in principal amount of 3.00% convertible senior subordinated notes due May 15, 2016, which we refer to herein as our 3% convertible senior subordinated notes, in a private placement to qualified institutional buyers pursuant to the terms of Securities Purchase Agreements dated May 9, 2007. The 3% convertible senior subordinated notes pay interest semiannually at a rate of 3.00% per annum and were initially convertible into shares of our common stock at a conversion price of approximately $52.30 per share. At the initial conversion price, the 3% convertible senior subordinated notes were convertible into an aggregate 2,868,120 shares of our common stock. On May 9, 2008, pursuant to the terms of the indenture governing the terms of the 3% convertible senior subordinated notes, the conversion price was adjusted to $43.98. At the adjusted conversion price, the 3% convertible senior subordinated notes are convertible into an aggregate 3,410,641 shares of our common stock.

We may not redeem the 3% convertible senior subordinated notes prior to their stated maturity. In the event of certain fundamental changes, as defined in the indenture governing the 3% convertible senior subordinated notes, we may be required to repurchase the 3% convertible senior subordinated notes for cash at a price equal to 100% of the unconverted principal plus any accrued but unpaid interest. The 3% convertible senior subordinated notes are subordinate in right of payment to the prior payment of our senior indebtedness, including the senior notes and our secured credit facility, and pari passu in right of payment with the 8.625% senior subordinated notes and the 6.5% senior subordinated notes. The 3% convertible senior subordinated notes contain customary events of default entitling the trustee or the holders thereof to declare all amounts owed pursuant to the 3% convertible senior subordinated notes immediately payable if any such event of default occurs.

As of March 31, 2013, $150.0 million in principal amount of the 3% convertible senior subordinated notes was outstanding. Interest expense related to the 3% convertible senior subordinated notes for the three months ended March 31, 2013, including amortized deferred borrowing costs, was $1.2 million. Interest expense related to the 3% convertible senior subordinated notes for the year ended December 31, 2012, including amortized deferred borrowing costs, was $5.0 million.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material U.S. federal income tax consequences relating to the exchange of unregistered old notes for registered new notes pursuant to the exchange offer, and the ownership and disposition of the notes by U.S. holders and non-U.S. holders, each as defined below. Old notes and new notes are referred to collectively in this discussion as a “note” or the “notes.”

This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the final, temporary and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. There can be no assurance that the Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This discussion does not address the U.S. federal income tax consequences to subsequent purchasers of notes and is limited to holders who acquire the notes pursuant to the exchange offer and hold the notes as capital assets within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular holders in light of their specific circumstances or to certain types of holders subject to special treatment under U.S. federal tax laws (such as U.S. holders having a functional currency other than the U.S. dollar, taxpayers holding the notes through a partnership or similar pass-through entity, persons subject to special rules applicable to former citizens and residents of the United States, persons subject to the alternative minimum tax, grantor trusts, real estate investment trusts, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding the notes in connection with a hedging transaction, straddle, conversion or other integrated transaction, controlled foreign corporations, passive foreign investment companies or non-U.S. holders that are owned or controlled by U.S. holders).

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. We suggest that partners of a partnership holding notes consult their tax advisors.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THEIR PARTICIPATION IN THE EXCHANGE OFFER AND THEIR OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY U.S. INCOME, ESTATE, GIFT OR OTHER FEDERAL TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS OR ANY TREATY, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

Exchange of Old Notes for New Notes

The exchange of unregistered old notes for registered new notes in the exchange offer will not constitute a sale or exchange for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Accordingly, (1) a holder will not recognize gain or loss if the holder exchanges the holder’s unregistered old note for a registered new note pursuant to the exchange offer, and (2) the tax basis and holding period of the new note will be the same as the tax basis and holding period immediately before the exchange of the old note surrendered in exchange therefor.

Additional Payments

Under certain circumstances, we may be required to pay holders of notes amounts in excess of the stated interest and principal payable on the notes. We have determined (and this discussion assumes) that as of the date of issuance of the notes, the possibility that amounts will be paid in such circumstances is a “remote” or “incidental” contingency within the meaning of applicable Treasury regulations. Based on this determination, we do not intend to treat the possibility of such payments as either affecting the determination of the yield to maturity of the notes or resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on each holder unless the holder explicitly discloses on a statement attached to the holder’s timely filed income tax return that the holder’s determination is different. However, the IRS may take a different position, in which case the tax consequences to a holder could differ materially and adversely from those described below. Prospective holders are urged to consult their own tax advisors regarding the potential effect, if any, of these matters on their particular situation.

U.S. Holders

As used in this section, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Interest on notes

The stated interest on the notes will be included in income by a U.S. holder in accordance with such U.S. holder’s usual method of accounting for U.S. federal income tax purposes. Interest income generally is taxed as ordinary income. In addition, for taxable years beginning after December 31, 2012, certain non-corporate U.S. holders may be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which generally includes interest income.

Sale, exchange, redemption or other disposition

Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of a note will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the price paid for the note by such U.S. holder, decreased by the amount of any cash payments previously received with respect to the note (other than payments of stated interest). Gain or loss recognized on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder’s holding period for the note is more than one year. For non-corporate taxpayers, net long-term capital gains are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. In addition, for taxable years beginning after December 31, 2012, certain non-corporate U.S. holders may be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which generally includes capital gains.

Non-U.S. Holders

As used in this section, the term “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. holder.

Interest on notes

Generally, any interest paid to a non-U.S. holder of a note that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income (including withholding) tax if the interest qualifies as “portfolio interest.” Interest on the notes generally will qualify as portfolio interest if (a) the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all our voting stock, (b) such holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (c) either the beneficial owner, under penalties of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner’s name and address, or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes certifies, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and (d) the non-U.S. holder is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

The gross amount of payments to a non-U.S. holder of interest that is not effectively connected with a U.S. trade or business and that does not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax.

Payments of interest that are effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder and, to the extent an applicable treaty so provides, are attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States will be taxed on a net basis at regular U.S. rates in the same manner as such payments to U.S. holders. In the case of a non-U.S. holder that is a corporation, such effectively connected income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. If payments of interest are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (whether or not a treaty applies), the 30% withholding tax discussed above will not apply provided the appropriate certification discussed below is provided.

To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8ECI (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. A non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, exchange, redemption or other disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale, exchange, redemption or other disposition of a note unless:

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses; or

•

such gain is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder and, to the extent an applicable treaty so provides, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States, in which case such gain will be taxable in the same manner as effectively connected interest, as discussed above.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding tax on these payments if it fails to provide its correct taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. holder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of non-U.S. holders to claim the exemption from withholding tax on certain payments on the notes, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act of 2010, or FATCA, imposes U.S. withholding tax on interest payments and proceeds from the sale of certain interest-bearing obligations issued by U.S. borrowers. Pursuant to recent guidance, the FATCA withholding obligations generally will apply to interest payments made after December 31, 2013 to certain foreign financial institutions and non-financial foreign entities (and proceeds from the sale of certain interest-bearing obligations after December 31, 2016) if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In general, the FATCA withholding obligations will not apply to debt instruments that are outstanding on January 1, 2014, unless such a debt instrument is materially modified after such date. Prospective holders are urged to consult their tax advisors regarding the implications of FATCA on their investment in the notes, as well as the status of any related federal regulations or other guidance.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending upon the earlier of the 45th day after the date of effectiveness of the registration statement of which this prospectus forms a part or such time as such broker-dealers no longer own any old notes, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the new notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

We will not receive any proceeds from the sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 45 days after the date of effectiveness of the registration statement of which this prospectus forms a part (or such earlier date on which such broker-dealers no longer hold any old notes), subject to extension under certain circumstances relating to a suspension of the effectiveness of the registration statement, we will promptly send a reasonable number of additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify certain holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees and certain other legal matters have been passed upon for us by Foley Hoag LLP, Boston, Massachusetts. Certain legal matters with respect to Florida law, Georgia law and Louisiana law have been passed upon for us by Jones Walker LLP as special counsel to the Company. Certain legal matters with respect to North Carolina law and Virginia law have been passed upon for us by Troutman Sanders LLP as special counsel to the Company. Certain legal matters with respect to California law and Oklahoma law have been passed upon for us by Perkins Coie LLP and Crowe & Dunlevy, a Professional Corporation, respectively, each as special counsel to the Company.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Alere Inc.’s Current Report on Form 8-K dated April 5, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Alere Inc. for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013, as amended by Form 10-K/A filed with the SEC on April 30, 2013;

•	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the SEC on May 9, 2013;

•	Our current report on Form 8-K dated March 27, 2013, filed with the SEC on April 1, 2013;

•	Our current report on Form 8-K dated April 5, 2013, filed with the SEC on April 5, 2013;

•	Our current report on Form 8-K dated May 10, 2013, filed with the SEC on May 16, 2013;

•	Our current report on Form 8-K dated May 23, 2013, filed with the SEC on May 30, 2013;

•	the description of our common stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description; and

•

the description of our Series B convertible perpetual preferred stock contained in the Registration Statement on Form 8-A, which was filed on January 5, 2009, and all amendments and reports updating such description.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (1) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (2) on or after the date of such effectiveness and before the termination of this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (excluding (a) any information furnished pursuant to Item 2.02 or Item 7.01, (b) exhibits furnished pursuant to Item 9.01 in connection with disclosures made pursuant to Item 2.02 or Item 7.01 and (c) any information furnished pursuant to Item 8.01 solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended) as well as proxy statements. These documents will become a part of this prospectus from the date that the documents are filed with the SEC.

Alere Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article V of the by-laws of Alere Inc. (the “Company”) provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

The certificate of incorporation and/or by-laws for each of the following subsidiaries of the Company generally provide for similar indemnification terms as those provided in the Company’s by-laws: Alere Health Improvement Company, Alere Home Monitoring, Inc., Alere International Holding Corp., Alere Scarborough, Inc., Alere San Diego, Inc., Alere Wellbeing, Inc., Alere Wellology, Inc., ATS Laboratories, Inc., Binax, Inc., Biosite Incorporated, eScreen, Inc., Innovacon, Inc., Ionian Technologies, Inc., RTL Holdings, Inc., Selfcare Technology, Inc., and Standing Stone, Inc.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding the unlawful payment of dividends or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Article VII of the Company’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

The certificate of incorporation for each of the following subsidiaries of the Company generally provides for similar terms regarding the limitation of liability as those provided in the Company’s certificate of incorporation: Alere Health Improvement Company, Alere Home Monitoring, Inc., Alere International Holding Corp., Alere San Diego, Inc., Alere Scarborough, Inc., Alere Wellbeing, Inc., Alere Wellology, Inc., ATS Laboratories, Inc., Binax, Inc., Biosite Incorporated, eScreen, Inc., Innovacon, Inc., Ionian Technologies, Inc., RTL Holdings, Inc., Selfcare Technology, Inc., and Standing Stone, Inc.

Section 145(g) of the Delaware General Corporation Law and Article V of the Company’s by-laws provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by such persons in any such capacity.

The Company has obtained insurance covering directors and officers and those in equivalent positions of the Company and each of the Company’s subsidiaries against losses and insuring the Company and its subsidiaries against certain of their respective obligations to indemnify its directors and officers and those in equivalent positions.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation nor the limited liability company agreement of Alere Accountable Care Solutions, LLC include provisions for indemnification.

The limited liability company operating agreement of Alere Health, LLC, Alere North America, LLC and First Check Diagnostics, LLC provides that it shall indemnify each member for any cost, expense or liability suffered or incurred by it as a result of its status as such to the fullest extent permitted by Delaware law.

The limited liability company operating agreement of Alere Women’s and Children’s Health, LLC (“AWCH”) provides that the company shall indemnify the sole member and duly authorized agents of AWCH for all costs, losses, liabilities and damages paid or accrued by the sole member (either as member or as agent) or the duly authorized agent in connection with the business of AWCH to the fullest extent provided or allowed by the laws of the State of Delaware. In addition AWCH may advance costs of defense of any proceeding to the sole member or the duly authorized agent.

The limited liability company operating agreements of each of Alere US Holding, LLC and Inverness Medical, LLC provide that each company shall indemnify and hold each of its members and managers harmless from and against all claims and liabilities to which such member or manager may become subject by reason of his being or having been a member or manager, and shall reimburse each such member or manager for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.

California Corporations

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

The articles of incorporation of Ameditech Inc. contain provisions allowing for indemnification to the fullest extent permitted by the California General Corporation Law.

The articles of incorporation of Redwood Toxicology Laboratory, Inc. contain provisions allowing for indemnification in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

As permitted by Section 204(a) of the California General Corporation Law, each of the articles of incorporation of Ameditech Inc. and Redwood Toxicology Laboratory, Inc. eliminate a director’s personal liability for monetary damages to the corporation and its shareholders to the fullest extent permissible under California law.

Florida Corporations

Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel fees (including those for appeal), actually and reasonably incurred by such person in connection therewith. Such person may be entitled to indemnification and advancement of expenses under a company’s articles of incorporation or by-laws, agreement, vote of shareholders or disinterested directors, or otherwise.

The by-laws of Quality Assured Services, Inc. and Avee Laboratories Inc. provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

Neither the articles of incorporation nor the by-laws of Screen Tox, Inc. include provision for indemnification.

Florida Limited Liability Companies

Section 608.4229 of the Florida Limited Liability Company Act empowers a Florida limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Indemnification or advancement of expenses cannot be made if a judgment or other final adjudication establishes that the actions, or omissions to act, material to the cause of action so adjudicated and constitute (i) a violation of criminal law (unless there was no reasonable cause to believe such conduct was unlawful), (ii) a transaction from which an improper personal benefit was derived, (iii) a circumstance under which the liability provisions of Section 608.426 for an unlawful distribution are applicable or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member. The foregoing, however, is subject to such standards and restrictions, if any, as are set forth in a limited liability company’s articles of organization or operating agreement.

The operating agreement of Global Analytical Development LLC provides that the company will indemnify the member for any act performed by the member with respect to the company, except for fraud.

Georgia Corporations

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporations Code (the “GBCC”) set forth provisions pertaining to the indemnification of directors and officers of a corporation. The GBCC provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. In certain situations, the GBCC permits the corporation to indemnify its directors and officers against liability for certain, but not all, of such persons’ acts or omissions taken while he or she was a director or officer of the corporation.

The by-laws of Alere Healthcare of Illinois, Inc. provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

As permitted by Section 14-2-202(b)(4) of the GBCC, the articles of incorporation of Alere Healthcare of Illinois, Inc. eliminate a director’s personal liability for monetary damages to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (a) any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) acts or omissions which involve intentional misconduct or a knowing violation of law, (c) the types of liability set forth in Section 14-2-832 of the GBCC regarding unlawful distributions, or (d) any transaction from which the director received an improper personal benefit.

Louisiana Corporations

Section 83A(1) of the Louisiana Business Corporation Law (“LBCL”) permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83B of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representatives; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

Neither the articles of incorporation nor the by-laws of Alere Toxicology Services, Inc. include provision for indemnification.

New York Corporations

Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation’s request, as officers or directors of another corporation) against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

Neither the certificate of incorporation nor the by-laws of Alere of New York, Inc. include provision for indemnification.

North Carolina Corporations

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. The statute provides that a corporation must indemnify against reasonable expenses incurred by a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the corporation’s articles of incorporation. Additionally, a corporation may indemnify against liability incurred by a director or officer in a proceeding to which he is a party because of his status as such if it is determined as provided in the statute that the director or officer meets a certain standard of conduct unless such director or officer is adjudged liable (i) to the corporation in connection with a proceeding by or in the right of the corporation, or (ii) on the basis of receiving an improper personal benefit. The statute also permits a director or officer who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

The bylaws of ZyCare, Inc. provide for the indemnification of each of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law. The articles of incorporation of ZyCare, Inc. provide that, except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

Oklahoma Corporations

Under Section 1031 of the Oklahoma General Corporation Act, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed civil or criminal proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any matter as to which the person shall have been adjudged to be liable to the corporation except to the extent that the court determines that, despite the adjudication of liability, in view of all the circumstances the person is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, or in defense of any claim, issue, or matter therein, the corporation must indemnify such party against expenses, including attorneys’ fees, actually and reasonably incurred.

The certificate of incorporation of Laboratory Specialists of America, Inc. provides for the indemnification of directors and officers of the corporation to the fullest extent permitted by the provisions of the Oklahoma General Corporation Act, as the same may from time to time be in effect.

Virginia Corporations

Sections 13.1-697-699 and 13.1-701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer, against liability incurred in the proceeding if he conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court in certain circumstances, a Virginia corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that the personal benefit was improperly received by him, except that a Virginia corporation may indemnify a director or officer for reasonable expenses incurred in connection with a proceeding by or in the right of the corporation if it is determined that the director or officer met the relevant standard of conduct for indemnification described above. The above-referenced sections of the VSCA also permit a Virginia corporation to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of the proceeding if the director or officer furnishes the corporation a signed written statement of his good faith belief that he has met the standard of conduct required for indemnification and furnishes a signed written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.

Any such indemnification, in each specific case, may be made only after both (1) a determination has been made by the board of directors by majority vote of disinterested directors, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, or by special legal counsel, or by disinterested shareholders, that indemnification is permissible because the indemnitee has met the applicable standard of conduct for indemnification described above and (2) indemnification has been authorized by the board of directors by such a majority vote, or by a majority of the members of such a committee, or by the board of directors (including directors who are not disinterested directors) if there are fewer than two disinterested directors, or by disinterested shareholders. Directors and officers may also apply for court-ordered indemnification.

Pursuant to Section 13.1-704 of the VSCA, a Virginia corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s articles of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The shareholders of each of Instant Technologies, Inc. and Pembrooke Occupational Health, Inc. have not adopted any resolution or made any bylaw providing for the indemnity of, or the advancement of expenses to, any director or officer, and the articles of incorporation of each of Instant Technologies, Inc. and Pembrooke Occupational Health, Inc. do not currently provide for any such indemnification.

The articles of incorporation of Alere Informatics, Inc. require it to indemnify and advance the reasonable expenses of any individual who is a present or former director or officer of Alere Informatics, Inc. or who, while a director or officer of Alere Informatics, Inc. and at its request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise from and against any claim, liability or expense to which such person may become subject or which such person may incur by reason of such status, except for liability for such person’s willful misconduct or knowing violation of criminal law. Such indemnification, in each specific case, may only be made after a determination has been made, pursuant to applicable provisions of Virginia law, that indemnification is permissible because the indemnitee has met the applicable standard of conduct for indemnification described above. The articles of incorporation of Alere Informatics, Inc. also require it advance the reasonable expenses incurred by a present or former director or officer in connection with a proceeding which he or she is a party to or witness in, or otherwise involved in, by reason of such status, without requiring any authorization of payments or any preliminary determination of the ultimate entitlement to indemnification, upon receipt of (i) a signed written statement by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (ii) a signed written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by Alere Informatics, Inc. if it shall ultimately be determined that the applicable standard of conduct was not met. Alere Informatics, Inc. it is not, however, required to indemnify or advance expenses to any person with respect to (x) any action initiated or brought voluntarily by such person, other than a claim to establish or enforce such person’s right to indemnification under the articles of incorporation, unless approved or authorized by the board of directors, or (y) in connection with any claim in which such person is found to be liable to the Corporation.

Unless limited by a Virginia corporation’s articles of incorporation, similar indemnity with respect to reasonable expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who entirely prevails in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. The articles of incorporation of Alere Informatics, Inc., Instant Technologies, Inc. and Pembrooke Occupational Health, Inc. do not limit indemnification of this type.

Section 13.1-692.1 of the VSCA permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers in any proceeding brought by or in the right of the corporation or on behalf of shareholders of the corporation for money damages, unless the director or officer engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of Instant Technologies, Inc. provide that a director of the corporation shall not be held liable to the corporation or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, or illegal actions. The articles of incorporation of Alere Informatics, Inc. and Pembrooke Occupational Health, Inc. do not contain such a provision.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated as of May 13, 2013 among Alere Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 10, 2013, filed on May 16, 2013)

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012)

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)

4.3	Indenture dated as of May 12, 2009 among the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, event date May 12, 2009, filed on May 12, 2009)

4.4	Sixteenth Supplemental Indenture, dated as of May 24, 2013, by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 23, 2013, filed on May 30, 2013)

4.5	Form of new note (included in Exhibit 4.4 above)

4.6	Registration Rights Agreement, dated as of May 24, 2013, by and among Alere Inc., the guarantors named therein, and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated May 23, 2013, filed on May 30, 2013)

*5.1	Form of Opinion of Foley Hoag LLP

*5.2	Form of Opinion of Perkins Coie LLP with respect to California law

*5.3	Form of Opinion of Jones Walker LLP with respect to Florida law, Georgia law and Louisiana law

*5.4	Form of Opinion of Troutman Sanders LLP with respect to North Carolina law and Virginia law

*5.5	Form of Opinion of Crowe & Dunlevy, a Professional Corporation, with respect to Oklahoma law

*12.1	Statement regarding computation of ratio of earnings to fixed charges

*12.2	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

*23.3	Consent of Perkins Coie LLP (included in Exhibit 5.2)

*23.4	Consent of Jones Walker LLP (included in Exhibit 5.3)

*23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.4)

*23.6	Consent of Crowe & Dunlevy, a Professional Corporation (included in Exhibit 5.5)

*24.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)

Exhibit No.	Description

*25.1	Statement of Eligibility of U.S. Bank National Association

*99.1	Form of Letter of Transmittal

*99.2	Form of Notice of Guaranteed Delivery

*99.3	Form of Letter to Registered Holders and DTC Participants

*99.4	Form of Letter to Clients

*	Filed herewith.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B, (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE INC.

By:	/s/ Ron Zwanziger
Ron Zwanziger Chairman, Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Zwanziger Ron Zwanziger	Chairman, Chief Executive Officer and President (Principal Executive Officer)	July 1, 2013.

/s/ David A. Teitel David A. Teitel	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Eli Y. Adashi, M.D. Eli Y. Adashi, M.D.	Director	July 1, 2013

/s/ Carol R. Goldberg Carol R. Goldberg	Director	July 1, 2013

/s/ Robert P. Khederian Robert P. Khederian	Director	July 1, 2013

/s/ John F. Levy John F. Levy	Director	July 1, 2013

/s/ Jerry McAleer Jerry McAleer, Ph.D.	Director	July 1, 2013

Signature	Title	Date

David Scott, Ph.D.	Director

/s/ Peter Townsend Peter Townsend	Director	July 1, 2013

/s/ John A. Quelch John A. Quelch	Director	July 1, 2013

/s/ James Roosevelt, Jr. James Roosevelt, Jr.	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013

ALERE ACCOUNTABLE CARE SOLUTIONS, LLC

By:	ATS BERMUDA HOLDINGS LIMITED, its Managing Member

By:	/s/ David Teitel
David Teitel President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Teitel David A. Teitel	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE HEALTH, LLC ALERE HEALTH IMPROVEMENT COMPANY ALERE HEALTHCARE OF ILLINOIS, INC. ALERE OF NEW YORK, INC. ALERE WELLOLOGY, INC. ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

By:	/s/ Mike Cotton
Mike Cotton Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Cotton Mike Cotton

Chief Executive Officer and Director of Alere Health Improvement Company, Alere Healthcare of Illinois, Inc., Alere of New York, Inc. and Alere Wellology, Inc.; Chief Executive Officer and Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC

(Principal Executive Officer)

July 1, 2013

Signature	Title	Date

/s/ David A. Teitel David A. Teitel

Treasurer and Director of Alere Health Improvement Company; Treasurer and Manager of Alere Health, LLC; Vice President, Finance and Director of Alere of New York, Inc. and Alere Wellology, Inc.; Vice President, Finance and Manager of Alere Women’s and Children’s Health, LLC; Treasurer and Vice President, Finance and Director of Alere Healthcare of Illinois, Inc. (Principal Financial Officer and

Principal Accounting Officer)

July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director of Alere Health Improvement Company, Alere Healthcare of Illinois, Inc., Alere of New York, Inc., and Alere Wellology, Inc.; Manager of Alere Health, LLC and Alere Women’s and Children’s Health, LLC	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE HOME MONITORING, INC.

By:	/s/ Jon Russell
Jon Russell President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Russell Jon Russell	President, Treasurer and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

/s/ Daniella Cramp Daniella Cramp	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE INFORMATICS, INC

By:	/s/ Jim Post
Jim Post President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jim Post Jim Post	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Charles Ziegler Charles Ziegler	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE INTERNATIONAL HOLDING CORP.

By:	/s/ David A. Teitel
David A. Teitel President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Teitel David A. Teitel	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Carla Flakne Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Paul T. Hempel Paul T. Hempel	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE NORTH AMERICA, LLC

By:	/s/ Jim Post
Jim Post President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jim Post Jim Post	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

/s/ Daniella Cramp Daniella Cramp	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE SAN DIEGO, INC. BIOSITE INCORPORATED

By:	/s/ Mark Gladwell
Mark Gladwell President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Gladwell Mark Gladwell	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Paul T. Hempel Paul T. Hempel	Director	July 1, 2013

/s/ Daniella Cramp Daniella Cramp	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE SCARBOROUGH, INC.

By:	/s/ Mark Gladwell
Mark Gladwell President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Gladwell Mark Gladwell	President (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Paul T. Hempel Paul T. Hempel	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE TOXICOLOGY SERVICES, INC. LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Sanjay Malkani
Sanjay Malkani Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2013

/s/ Cindy Horton Cindy Horton	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Dan Fitzsimmons Dan Fitzsimmons	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE US HOLDINGS, LLC

By:	/s/ David A. Teitel
David A. Teitel President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Teitel David A. Teitel	President and Manager (Principal Executive Officer)	July 1, 2013

/s/ Carla Flakne Carla Flakne	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Manager	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ALERE WELLBEING, INC.

By:	/s/ Mike Cotton
Mike Cotton Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Cotton Mike Cotton	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

AMEDITECH INC.

By:	/s/ Cindy Horton
Cindy Horton President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cindy Horton Cindy Horton	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Brett Casey Brett Casey	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ATS LABORATORIES, INC.

By:	/s/ Sanjay Malkani
Sanjay Malkani Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	Chief Executive Officer, President and Director (Principal Executive Officer)	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

/s/ David A. Teitel David A. Teitel	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

AVEE LABORATORIES INC.

By:	/s/ John Peterson
John Peterson President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Peterson John Peterson	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Robert Gardebled, Jr. Robert Gardebled, Jr.	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Sanjay Malkani Sanjay Malkani	Director	July 1, 2013

/s/ David A. Teitel David A. Teitel	Director	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

BINAX, INC.

By:	/s/ Mark Gladwell
Mark Gladwell Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Gladwell Mark Gladwell	Chief Executive Officer (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Paul T. Hempel Paul T. Hempel	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ESCREEN, INC.

By:	/s/ Robert Thompson
Robert Thompson President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Thompson Robert Thompson	President and Chief Executive Officer (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Director	July 1, 2013

/s/ Sanjay Malkani Sanjay Malkani	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

FIRST CHECK DIAGNOSTICS, LLC

By:	/s/ Doug Shaffer
Doug Shaffer President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doug Shaffer Doug Shaffer	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

GLOBAL ANALYTICAL DEVELOPMENT LLC

By:	ATS LABORATORIES, INC.,
its Sole Member

By:	/s/ Sanjay Malkani
Sanjay Malkani President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	Chief Executive Officer, President and Director (Principal Executive Officer)	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

/s/ David A. Teitel David A. Teitel	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

INNOVACON, INC.

By:	/s/ John Bridgen
John Bridgen
President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Bridgen John Bridgen	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Sanjay Malkani Sanjay Malkani	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

INSTANT TECHNOLOGIES, INC.

By:	/s/ Sanjay Malkani
Sanjay Malkani President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ John Bridgen John Bridgen	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

INVERNESS MEDICAL, LLC

By:	/s/ Ron Zwanziger
Ron Zwanziger Chairman and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Zwanziger Ron Zwanziger	Chairman, Chief Executive Officer and Manager (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Doug Shaffer Doug Shaffer	Manager	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

IONIAN TECHNOLOGIES INC.

By:	/s/ Andrew Miller
Andrew Miller President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Miller Andrew Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

/s/ Avi Pelossof Avi Pelossof	Director	July 1, 2013

/s/ Jerry McAleer Jerry McAleer, Ph.D.	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

PEMBROOKE OCCUPATIONAL HEALTH, INC.

By:	/s/ Stefan Cametas
Stefan Cametas President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stefan Cametas Stefan Cametas	President and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Treasurer and Director (Principal Financial Officer)	July 1, 2013

/s/ Sanjay Malkani Sanjay Malkani	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

QUALITY ASSURED SERVICES, INC.

By:	/s/ Jon Russell
Jon Russell President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Russell Jon Russell	President, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

/s/ Daniella Cramp Daniella Cramp	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

REDWOOD TOXICOLOGY LABORATORY, INC. RTL HOLDINGS, INC.

By:	/s/ Sanjay Malkani
Sanjay Malkani Chief Executive Officer of Redwood Toxicology Laboratory, Inc. and President of RTL Holdings, Inc.

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Malkani Sanjay Malkani	Chief Executive Officer and Director of Redwood Toxicology Laboratory, Inc. and President and Director of RTL Holdings, Inc. (Principal Executive Officer)	July 1, 2013

/s/ Barry Chapman Barry Chapman	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

/s/ John Bridgen John Bridgen	Director	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Director	July 1, 2013

/s/ Albert Berger Albert Berger	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

SCREEN TOX, INC.

By:	/s/ John Peterson
John Peterson President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Peterson John Peterson	President and Director (Principal Executive Officer)	July 1, 2013

/s/ Robert Gardebled Jr. Robert Gardebled Jr.	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Director	July 1, 2013

/s/ Sanjay Malkani Sanjay Malkani	Director	July 1, 2013

/s/ Steve Leisenring Steve Leisenring	Director	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

SELFCARE TECHNOLOGY, INC.

By:	/s/ Paul T. Hempel
Paul T. Hempel President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul T. Hempel Paul T. Hempel	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ron Zwanziger Ron Zwanziger	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

STANDING STONE INC.

By:	/s/ Albert J. Bartosic
Albert J. Bartosic President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert J. Bartosic Albert J. Bartosic	President and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Jay McNamara Jay McNamara	Director	July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 1, 2013.

ZYCARE, INC.

By:	/s/ Jon Russell
Jon Russell President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger, David A. Teitel, Ellen V. Chiniara and Jay McNamara as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Russell Jon Russell	President, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2013

/s/ David A. Teitel David A. Teitel	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2013

/s/ Ellen V. Chiniara Ellen V. Chiniara	Director	July 1, 2013

Index to Exhibit

Exhibit No.	Description

1.1	Purchase Agreement dated as of May 13, 2013 among Alere Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 10, 2013, filed on May 16, 2013)

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012)

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)

4.3	Indenture dated as of May 12, 2009 among the Company, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, event date May 12, 2009, filed on May 12, 2009)

4.4	Sixteenth Supplemental Indenture, dated as of May 24, 2013, by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 23, 2013, filed on May 30, 2013)

4.5	Form of new note (included in Exhibit 4.4 above)

4.6	Registration Rights Agreement, dated as of May 24, 2013, by and among Alere Inc., the guarantors named therein, and Goldman, Sachs & Co., Jefferies LLC and Credit Suisse Securities (USA) LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated May 23, 2013, filed on May 30, 2013)

*5.1	Form of Opinion of Foley Hoag LLP

*5.2	Form of Opinion of Perkins Coie LLP with respect to California law

*5.3	Form of Opinion of Jones Walker LLP with respect to Florida law, Georgia law and Louisiana law

*5.4	Form of Opinion of Troutman Sanders LLP with respect to North Carolina law and Virginia law

*5.5	Form of Opinion of Crowe & Dunlevy, a Professional Corporation, with respect to Oklahoma law

*12.1	Statement regarding computation of ratio of earnings to fixed charges

*12.2	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

*23.3	Consent of Perkins Coie LLP (included in Exhibit 5.2)

*23.4	Consent of Jones Walker LLP (included in Exhibit 5.3)

*23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.4)

*23.6	Consent of Crowe & Dunlevy, a Professional Corporation (included in Exhibit 5.5)

*24.1	Power of Attorney (included in the signature pages to the initial registration statement or an amendment thereto)

*25.1	Statement of Eligibility of U.S. Bank National Association

*99.1	Form of Letter of Transmittal

*99.2	Form of Notice of Guaranteed Delivery

*99.3	Form of Letter to Registered Holders and DTC Participants

*99.4	Form of Letter to Clients

*	Filed herewith.